Exhibit 10.1



                            CONTRIBUTION AGREEMENT


                               BY AND BETWEEN:


                           EACH OF THE PARTNERSHIPS
                           IDENTIFIED ON SCHEDULE 1
                               ATTACHED HERETO
                  (collectively, the "CONTRIBUTING PARTIES")


                                     and


                     RECKSON OPERATING PARTNERSHIP, L.P.
                             (the "PARTNERSHIP")











                         Dated:  as of March 31, 1998


                              TABLE OF CONTENTS


                                                                         Page

1.   SUBJECT OF CONTRIBUTION  . . . . . . . . . . . . . . . . . . . . . .   1

2.   DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

3.   TRANSFER OF PROPERTY; CONSIDERATION  . . . . . . . . . . . . . . . .   8

4.   DUE DILIGENCE; "AS IS" SALE  . . . . . . . . . . . . . . . . . . . .   9

5.   MATTERS TO WHICH THE SALE IS SUBJECT . . . . . . . . . . . . . . . .  11

6.   OUTSTANDING INTEREST OR UNINSURABLE TITLE  . . . . . . . . . . . . .  12

7.   ADJUSTMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

8.   CASUALTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

9.   CONDEMNATION PENDING CLOSING . . . . . . . . . . . . . . . . . . . .  17

10.  THE CONTRIBUTING PARTIES' WARRANTIES AND REPRESENTATIONS . . . . . .  18

11.  THE CONTRIBUTING PARTIES' INSTRUMENTS AT CLOSING . . . . . . . . . .  24

12.  PARTNERSHIP'S REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . .  25

13.  PARTNERSHIP'S INSTRUMENTS AT CLOSING . . . . . . . . . . . . . . . .  28

14.  CONTRACT PERIOD  . . . . . . . . . . . . . . . . . . . . . . . . . .  28


15.  BROKERAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

16.  CONDITIONS PRECEDENT TO CLOSING  . . . . . . . . . . . . . . . . . .  30

17.  CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

18.  TAX CERTIORARI PROCEEDINGS . . . . . . . . . . . . . . . . . . . . .  31



19.  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

20.  DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

21.  ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

22.  GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

23.  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

24.  FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . . .  35

25.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

27.  ERNST & YOUNG LETTER . . . . . . . . . . . . . . . . . . . . . . . .  38

28.  SALE OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . .  38

29.  PURCHASE OPTION  . . . . . . . . . . . . . . . . . . . . . . . . . .  39

30.  LIQUIDITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

31.  STOCK IN RSI   . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

32.  INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

33.  SERVICE CONTRACTS  . . . . . . . . . . . . . . . . . . . . . . . . .  40

34.  140 GRAND DEVELOPMENT AGREEMENT  . . . . . . . . . . . . . . . . . .  40

35.  BOARD REPRESENTATION . . . . . . . . . . . . . . . . . . . . . . . .  41

36.  SUMMIT NAME  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

37.  CONFIDENTIALITY/PUBLICATION  . . . . . . . . . . . . . . . . . . . .  41

38.  360 HAMILTON . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

39.  REPRESENTATIONS AND COVENANTS OF REIT  . . . . . . . . . . . . . . .  42

SCHEDULES
---------



Schedule 1:    List of Contributing Parties, Property Locations and Allocated
               Values

Schedule 2:    List of Personal Property

Schedule 3:    List of Mortgages Encumbering the Properties

Schedule 4:    List of Permitted Encumbrances

Schedule 5:    Pending Zoning Changes

Schedule 6:    Violations of Law

Schedule 7:    Litigation

Schedule 8:    Unfinished Tenant Work

Schedule 9:    List of Tenant Work Performed by Cappelli Associates

Schedule 10: Description of Redemption Notes

Schedule 11: Cash and Units to be Paid to Unit Holders

EXHIBITS
--------

Exhibit A:     Description of the Land

Exhibit B:     Description of the Leases and Rent Roll

Exhibit C:     Partnership Agreement

Exhibit D-1:  Supplement Establishing Series C Preferred Units

Exhibit D-2:  Supplement Establishing Series B Preferred Units

Exhibit E:     Registration Rights Agreement

Exhibit F:     Operating Expense Information

Exhibit G:     Service Contracts and Brokerage Agreements

Exhibit H:     Investor Questionnaire

Exhibit I:     Deed

Exhibit J:     Assignment and Assumption Agreement

Exhibit K:     FIRPTA Certificate

Exhibit L:     Lock-up Agreement

Exhibit M:     Tenant Estoppel

Exhibit N:     Form of Guaranty

Exhibit O:     Ernst & Young Letter

Exhibit P:     Put/Call Agreement

Exhibit Q:     Development Agreement

Exhibit R:     Limited Guaranty

Exhibit S:     Pledge Agreement

Exhibit T:     Indemnity Agreement

Exhibit U:     Easement Agreement

Exhibit V:  Form of Redemption Notes


                            CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT (this "AGREEMENT") made as of the 31st day of March, 1998 by and between EACH OF THE PARTNERSHIPS IDENTIFIED ON SCHEDULE 1 ATTACHED HERETO, having an address at c/o Cappelli Enterprises, Inc., 115 Stevens Avenue, Valhalla, New York 10595 (hereinafter, each a "CONTRIBUTING PARTY," and collectively, the "CONTRIBUTING PARTIES") and RECKSON OPERATING PARTNERSHIP, L.P., having an address at 225 Broadhollow Road, Melville, New York 11747-0983 (hereinafter, the "PARTNERSHIP").

                                   RECITALS

A. Each of the Contributing Parties is the fee owner of the property opposite its name on SCHEDULE 1 attached hereto and incorporated herein by reference.

B. In consideration of the Contributing Parties' contribution to the Partnership of the properties listed on SCHEDULE 1 attached hereto, the Partnership has agreed to exchange with the Contributing Parties a combination of (i) cash, (ii) common operating partnership units of the Partnership (the "COMMON UNITS"), (iii) Series C preferred operating partnership units in the Partnership (the "SERIES C PREFERRED UNITS") and
(iv) Series B preferred operating partnership units in the Partnership (the "SERIES B PREFERRED UNITS"; together with the Common Units and the Series C Preferred Units, the "UNITS").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

     1.   SUBJECT OF CONTRIBUTION

     1.1 Subject to and in accordance with the terms and conditions of this Agreement, the Contributing Parties shall transfer and convey to the Partnership, all of the Contributing Parties' right, title and interest in and to the following:

          (a) (i) those certain parcels of real property situate, lying and being in the State of New York and being more particularly described on EXHIBIT A attached hereto (the "LAND"), and (ii) all of the improvements located on the Land (individually, a "BUILDING" and collectively, the "IMPROVEMENTS");

          (b) all rights, privileges, grants and easements appurtenant to the Contributing Parties' interest in the Land and Improvements, including, without limitation, all of the Contributing Parties' right, title and interest in and to the Land lying in the bed of any public street, road or alley, all mineral and water rights and all easements, licenses, covenants and rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and Improvements (the Land and Improvements and all such rights, privileges, easements, grants and appurtenances are sometimes referred to herein as the "REAL PROPERTY");

          (c) the fixtures, machinery, equipment, and other items of personal property owned by the Contributing Parties and used in connection with the ownership or operation of the Real Property and, to the extent that the value of any such items exceeds $1,000, listed on SCHEDULE 2 attached hereto (the "PERSONAL PROPERTY");

          (d) all leases and other agreements with respect to the use and occupancy of the Real Property, together with all amendments and modifications thereto and any guaranties provided thereunder (individually, a "LEASE", collectively, the "LEASES") and rents, additional rents, reimbursements, profits, income, receipts and the amount deposited (individually, a "SECURITY DEPOSIT"; collectively, the "SECURITY DEPOSITS") under any such Leases in the nature of security for the performance of any tenant's obligations thereunder;



          (e) the right (subject to the provisions of Section 36 hereof) to use any names by which any of the Real Property is commonly known, and all goodwill, if any, related to said names;

          (f) all governmental permits, licenses, approvals, and certificates relating to the Real Property and the Personal Property (collectively, the "PERMITS AND LICENSES") and all of the Contributing Parties' right, title and interest in and to (i) those contracts (including, without limitation, management contracts) and agreements for the servicing, maintenance and operation of the Real Property (the "SERVICE CONTRACTS") and
(ii) any brokerage agreements relating to the Leases (the "BROKERAGE
AGREEMENTS");

          (g) all books, records, promotional material, tenant data, past and current rent rolls, market studies, keys, plans and specifications, owned by the Contributing Parties and which are used in connection with the use and operation of the Real Property or Personal Property (collectively, the "BOOKS AND RECORDS");

          (h) all guaranties and warranties, to the extent transferable, owned by the Contributing Parties received in connection with any construction, repair or maintenance services performed with respect to the Real Property or Personal Property (the "WARRANTIES"); and

          (i) all other rights, privileges, and appurtenances owned by the Contributing Parties, if any, and directly related to the ownership, use or operation of the Real Property or Personal Property; excluding, however, any rights and privileges expressly granted to the Contributing Parties by this Agreement or any document delivered pursuant hereto.

     The Real Property, the Personal Property, the Leases, the Security Deposits, the Books and Records, and all other property interests described in this Section 1 being conveyed hereunder are hereinafter collectively referred to as the "PROPERTY" or the "PROPERTIES".

     2.   DEFINITIONS

     For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly indicates a contrary intent:

          (i) the capitalized terms defined in this Section have the meanings assigned to them in this Section, and include the plural as well as the singular; and

          (ii) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

     "ADDITIONAL ADJUSTMENT" shall have the meaning set forth in Section 3.6 hereof.

     "AFFECTED REAL PROPERTY" shall have the meaning set forth in Section 26 hereof.

     "AFFILIATE" as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "ANTICIPATED CLOSING DATE" shall have the meaning set forth in Section 4 hereof.

     "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean the Assignment and Assumption Agreement in the form of Exhibit J attached hereto.

     "BOARD OF RA" shall have the meaning set forth in Section 35 hereof.

     "BOOKS AND RECORDS" shall have the meaning set forth in Section 1.1 hereof.

     "BROKERAGE AGREEMENTS" shall have the meaning set forth in Section 1.1 hereof.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or State of New York or federal legal holiday.

     "CAPPELLI PARTNER" shall have the meaning set forth in Section 38 hereof.

     "CAPPELLI PARTNERSHIP INTEREST" shall have the meaning set forth in
Section 38 hereof.

     "CAPPELLI PARTNER CALL RIGHT" shall have the meaning set forth in
Section 38 hereof.

     "CAPPELLI PARTNER PUT RIGHT" shall have the meaning set forth in Section 38 hereof.

     "CLOSING" shall mean the closing of the transactions contemplated by this Agreement.

     "CLOSING DATE" shall mean the date when title to the Property is conveyed to the Partnership in accordance with the terms and conditions of this Agreement.

     "COMMON UNIT VALUE" shall have the meaning set forth in Section 3.2 hereof.

     "CONSENTS" shall have the meaning set forth in Section 26 hereof.

     "CONSIDERATION" shall have the meaning set forth in Section 3.1 hereof.

     "CONTRACT PERIOD" shall mean the period commencing on the date of this Agreement and ending on the Closing Date.

     "CONTRACT PRICE" shall have the meaning set forth in Section 38 hereof.

     "DEVELOPMENT AGREEMENT" shall have the meaning set forth in Section 34 hereof.

     "EASEMENT AGREEMENT" shall mean the Easement Agreement in the form of EXHIBIT U attached hereto.

     "ENVIRONMENTAL LAWS" shall mean all foreign, federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment, including, without limitation, laws relating to releases or threatened releases of hazardous substances, oils, pollutants or contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of hazardous substances, oils, pollutants or contaminants expressly intending to include without limitation asbestos.

     "EXISTING MORTGAGES" shall mean those certain mortgages described in
SCHEDULE 3 attached hereto, which mortgages currently encumber certain of the Properties and have the respective outstanding principal balances set forth on SCHEDULE 3 attached hereto.

     "GROSS REVENUES" shall mean the aggregate amount of rent (including base rent, additional rent, escalations and other pass-through expenses) currently payable under the Leases.

     "GUARANTIES" shall have the meaning set forth in Section 22 hereof.

     "HAMILTON PARTNERSHIP" shall have the meaning set forth in Section 38 hereof.

     "HAMILTON PROPERTY" shall have the meaning set forth in Section 38 hereof.

     "INDEMNITY AGREEMENT" shall have the meaning set forth in Section 11 hereof.

     "INVESTOR QUESTIONNAIRE" shall have the meaning set forth in Section
10.12 hereof.

     "LEASES" shall have the meaning set forth in Section 1.1 hereof.

     "LIMITED GUARANTY" shall mean a limited guaranty executed by Louis R. Cappelli of the Contributing Parties' representations under Section 10 hereof, which limited guaranty of payment shall be in the form of Exhibit R attached hereto.

     "LOCK-UP AGREEMENT" shall have the meaning set forth in Section 11.1 hereof.

     "LOSS" or "LOSSES" shall mean actual damage, loss, cost or expense (including reasonable costs of investigation incurred in defending against and/or settling such damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof) imposed on, or incurred by, the Partnership.

     "MAJOR TENANTS" shall mean Towers & Perrin, Northern Telecom, Inc., The Prudential Insurance Company of America, Research Institute of America, Inc. and Nynex.

     "MORTGAGE HOLDERS" shall have the meaning set forth in Section 26 hereof.

     "NET OPERATING INCOME" shall mean the net operating income of the Property as reasonably determined by the Partnership.

     "NYNEX LEASE" shall mean that certain lease dated as of February 11, 1986 between Cappelli Development Corporation, as landlord and CBS Inc., as tenant, as amended, which lease was assigned from CBS Inc. to Harcourt Brace Jovanovich, Inc., Holt Rinehart and Winston, Inc. and W.B. Saunders Company, pursuant to that certain seventh amendment of lease dated December 1, 1986, and from Harcourt Brace Jovanovich, Inc., Holt Rinehart and Winston, Inc. and W.B. Saunders Company to NYNEX, pursuant to that certain eighth amendment of lease dated July 18, 1989.

     "NYSE" shall mean the New York Stock Exchange.

     "OPTION PARCEL" shall have the meaning set forth in Section 29 hereof.

     "PARTNERSHIP AGREEMENT" shall mean the limited partnership agreement of the Partnership dated June 2, 1995, a copy of which is attached hereto as Exhibit C, as amended by the Partnership Amendment.

     "PARTNERSHIP AMENDMENT" shall mean, collectively, the Supplement to the Amended and Restated Agreement of Limited Partnership of Reckson Operating Limited Partnership Establishing Series C Preferred Units of Limited Partnership Interest in the form of EXHIBIT D-1 attached hereto and the Supplement to the Amended and Restated Agreement of Limited Partnership of Reckson Operating Limited Partnership Establishing Series B Preferred Units of Limited Partnership Interest in the form of EXHIBIT D-2 attached hereto.

     "PARTNERSHIP INTEREST" shall have the meaning set forth in Section 38 hereof.

     "PERMITS AND LICENSES" shall have the meaning set forth in Section 1.1 hereof.

     "PERMITTED ENCUMBRANCES" shall mean those restrictions, covenants, agreements, easements, matters and things of record affecting title to the Property which (a) are listed on SCHEDULE 4 attached hereto, or (b) if not so listed, which do not adversely affect the value or use of the Real Property in any material respect, which Permitted Encumbrances will be listed in the title policy or policies issued at Closing in favor of the Partnership.

     "PERSON" shall mean any individual, partnership, limited liability company, corporation, trust, governmental entity or any other type of entity.

     "PLEDGE AGREEMENT" shall mean the pledge agreement in the form of EXHIBIT S attached hereto.

     "PREFERRED UNITS" shall mean, collectively, the Series C Preferred Units and the Series B Preferred Units.

     "PROPERTY" shall have the meaning set forth in Section 1.1 hereof.

     "PUT/CALL AGREEMENT" shall have the meaning set forth in Section 29 hereof.

     "REAL ESTATE TAXES" shall mean real estate taxes and any general or special assessments (exclusive of penalties and interest thereon, all of which are to be paid prior to Closing by the Contributing Parties) imposed upon the Real Property, including but not limited to any general or special assessments of any governmental or municipal authority or tax district, including, without limitation, any assessments levied for public benefits to the Real Property.

     "REDEMPTION NOTES" shall have the meaning set forth in Section 3.1 hereof.

     "REGISTRATION RIGHTS AGREEMENT" shall mean the registration rights agreement in the form of Exhibit E attached hereto.

     "REIT" shall mean Reckson Associates Realty Corp., a Maryland corporation.

     "REIT COMMON STOCK" shall mean the common stock in the REIT that is listed on the NYSE.

     "REIT PREFERRED STOCK" shall mean the preferred stock in the REIT.

     "RENTS" shall mean, collectively, all minimum rent and additional rent (including all escalations and tax and expense pass-throughs) payable by the Tenants under the Leases.

     "REVIEW PERIOD" shall have the meaning set forth in Section 4.1 of this Agreement.

     "SECURITY DEPOSITS" shall have the meaning set forth in Section 1.1 hereof.

     "SERVICE CONTRACTS" shall have the meaning set forth in Section 1.1 hereof.

     "SURVIVING MORTGAGES" shall mean those certain Existing Mortgages which the Partnership and the Contributing Parties have agreed shall not be paid off at Closing (as indicated on SCHEDULE 2 attached); provided, however, that the aggregate outstanding principal balance of such Surviving Mortgages shall not exceed $45,281,557.

     "TAX YEAR" shall have the meaning set forth in Section 7.1(a) hereof.

     "TENANTS" shall mean all of the tenants of the Improvements listed on Exhibit B attached hereto.

     "TITLE INSURER" shall mean Commonwealth Land Title Insurance Company or any other title company acceptable to the Partnership and the Contributing Parties and licensed in the State of New York.

     "UNIT HOLDERS" shall mean such of the following individuals and entities as may be specified in writing by the Contributing Parties at or prior to the
Closing: (i) the Contributing Parties, (ii) Louis R. Cappelli, (iii) Luca A. Cappelli, (iv) Barbara Cappelli, (v) Gina Cappelli, (vi) Susan Cappelli,
(vii) Michael Cappelli and (viii) Constance Cappelli.

     "UNIT LOAN AMOUNT" shall have the meaning set forth in Section 30 hereof.

     "WARRANTIES shall have the meaning set forth in Section 1.1 hereof.

     3.   TRANSFER OF PROPERTY; CONSIDERATION

          3.1 (a) The Contributing Parties agree to transfer and convey to the Partnership, and the Partnership agrees to purchase and acquire from the Contributing Parties, subject to and in accordance with the terms, provisions, covenants and conditions set forth in this Agreement, all of the Contributing Parties' right, title and interest in and to the Property, and the Partnership shall (i) deliver to the Contributing Parties the Consideration subject to the terms and provisions hereof providing for adjustments to the Consideration and (ii) enter into the Development Agreement, the Put/Call Agreement and the other documents more particularly set forth herein. For purposes of this Agreement, the "CONSIDERATION" to be paid by the Partnership to the Contributing Parties for the Property is $177,000,000.00. The Consideration shall be allocated among the Properties as set forth in SCHEDULE 1. The Consideration shall be delivered by (A) the Partnership's assumption of the Existing Mortgages (the portion of the Consideration paid by the Partnership pursuant to this clause (A) being equal to the outstanding principal (plus interest and other sums due, but excluding any prepayment premium or fee with respect to the Surviving Mortgages and including the prepayment premium or fee with respect to the other Existing Mortgages) under the Existing Mortgages as of the Closing Date), and (B) the Partnership's assumption of the notes (the "REDEMPTION NOTES") executed by some or all of the Contributing Parties in favor of certain of the Unit Holders, which Redemption Notes are described on Schedule 10 annexed hereto and each of which Redemption Notes shall be prepayable at any time without any prepayment premium or fee and will otherwise be in the form of, and contain the terms set forth in, Exhibit V attached hereto, and (C) the Partnership's delivery to the Contributing Parties of, at the Contributing Parties' election in any combination, (i) Cash, (ii) Common Units, (iii) Series C Preferred Units and (iv) Series B Preferred Units; provided, however, that the Contributing Parties may not elect to receive Series B Preferred Units having an aggregate stated value at Closing in excess of $25,000,000. At least five (5) Business Days prior to Closing, the Contributing Parties shall notify the Partnership as to how many Series C Preferred Units, Series B Preferred Units and Common Units the Contributing Parties shall elect to receive at Closing (and the allocation of such Units among the Contributing Parties); provided, however, that the aggregate value at Closing of all Units of each type chosen by the Contributing Parties shall not be less than $1,000,000. Notwithstanding, the foregoing, if the aggregate stated value of the Preferred Units elected to be received by the Contributing Parties at Closing is less than $4,785,750, then the Consideration received by the Contributing Parties at Closing shall decrease by an amount equal to the product of (x) the weighted average remaining term (expressed in number of years) of the Surviving Mortgages multiplied by (y) the amount, if any, by which the product of (i) the value of the Preferred Units elected to be received by the Contributing Parties at Closing multiplied by (ii) .07 is less than $335,000.

          (b) The Contributing Parties may elect to have all or a portion of the Units delivered to the Unit Holders at Closing. In such case, all of the documents which would otherwise be required hereunder to be executed by the Contributing Parties, as holders of the Units, including, without limitation, the Registration Rights Agreement, the Lock-up Agreement and the Investor Questionnaire, shall instead be executed by the Unit Holders and, at Closing, the Unit Holders shall make the representations set forth in Section 10.12 hereof. Notwithstanding anything herein to the contrary, the amount of cash and Units (and the amount of each type of Unit) for each Unit Holder shall be as set forth in Schedule 11 attached.

          3.2 For purposes of this Agreement, each Common Unit to be issued as consideration for the Property, shall have a value equal to $25.01 (the "COMMON UNIT VALUE"). Notwithstanding the foregoing, if the average closing price of the REIT's common stock on the NYSE for the last ten (10) trading days prior to April 6, 1998 (or, if the Closing is adjourned in writing by the Partnership pursuant to the terms of this Agreement, for the last ten
(10) trading days prior to the rescheduled Closing Date) (the "LAST 10 DAY AVERAGE PRICE") is less than 90% of the Common Unit Value (subject to adjustment to prevent dilution on account of any stock splits or other dilution events occurring after the date hereof), then the Partnership may, upon written notice given by the Partnership to the Contributing Parties not later than two (2) days after such scheduled (or rescheduled) Closing Date, elect to substitute the Last 10 Day Average Price for the Common Unit Value for purposes of this Agreement; provided, however, that, if the Partnership does not so elect in a timely manner, the Contributing Parties may, upon written notice given to the Partnership, elect to terminate this Agreement, whereupon no fees or expenses shall be payable by either party to the other party.

          3.3 The Partnership shall withhold and retain from the quarterly distribution payable with respect to Units for the quarter in which the Closing occurs, an amount, if any, necessary to ensure that the Contributing Parties do not receive more or less than a "pro-rata" share of such quarterly distribution, based on the number of days that the Contributing Parties own the applicable Units in such quarter.

          3.4 The Partnership shall reimburse the Contributing Parties for all of the closing costs (includng, without limitation, transfer taxes and attorneys' fees) incurred by the Contributing Parties with respect to the Closing, up to a maximum amount of $1,000,000. Such reimbursement shall be in addition to, and shall not be credited toward, the Consideration.

          3.5 Within one year from the Closing Date, the Contributing Parties shall have the right, on behalf of the Partnership, to negotiate a renewal of the Nynex Lease with NYNEX, which renewal shall (i) be for a minimum term of five (5) years, (ii) provide for a minimum annual base rent of $27.00 per square foot, provided, however that if such minimum annual base rent is equal to or greater than $27.00 per square foot but less than $27.50 per square foot, then one or both of Louis R. Cappelli and Luca A. Cappelli shall cause a Tenant controlled by one or both of them to increase its monthly rent by an amount equal to the rent attributable to such shortfall, provided, further that if such Tenant shall default in such payment or if such Tenant's lease shall terminate or expire, then Louis R. Cappelli and Luca A. Cappelli shall immediately pay the net present value of such aggregate shortfalls to the Partnership, and (iii) be on terms which are otherwise no less favorable to the Partnership than terms of leases then being entered into by the Partnership with tenants of similar size and stature for space in other Westchester County buildings owned by the Partnership. If such renewal is negotiated with NYNEX, the Partnership shall promptly execute such renewal. Upon the execution of such renewal by the Partnership and NYNEX, the Partnership shall pay Louis R. Cappelli and Luca
A. Cappelli (or their designee) an aggregate fee equal to $2,000,000; provided, however, that such amount shall be decreased dollar for dollar to the extent the renewal costs incurred by the Partnership with respect to such renewal (including, without limitation, any brokerage fees or tenant improvement costs payable in connection with such renewal) exceed $5,500,000 (it being acknowledged that such renewal costs shall not include any repairs or improvements which may currently be required to be made by the landlord under the Nynex Lease and the Partnership agrees to assume and pay such repair or improvement costs provided same do not exceed $200,000). In no event shall the Partnership be obligated to enter into such renewal if such renewal costs exceed $7,500,000. The provisions of this Section 3.5 shall survive Closing.

     4.   DUE DILIGENCE; "AS IS" SALE

          4.1 The Partnership shall have until April 6, 1998 (the "ANTICIPATED CLOSING DATE"; with the period from the date hereof until the Anticipated Closing Date, being hereinafter referred to as the "REVIEW PERIOD") to conduct its due diligence investigation with respect to the Real Property and the Option Parcel. If a Due Diligence Deficiency (as hereinafter defined) shall exist with respect to the Real Property or the Option Parcel and the Partnership does not desire to proceed with its acquisition of the Real Property and the Option Parcel, then the Partnership's sole right shall be, subject to Section 4.2 hereof, to terminate this Agreement by written notice to the Contributing
Parties on or before the Anticipated Closing Date whereupon this Agreement shall terminate and be of no further force or effect except for those provisions of this Agreement that expressly survive the termination hereof. In the event of such termination, the Partnership shall deliver copies of all surveys and environmental reports which it obtained during the Review Period to the Contributing Parties. If a Due Diligence Deficiency does not exist or if the Partnership does not terminate this Agreement within the Review Period, the Partnership shall not be entitled to terminate this Agreement under this Section 4.1. As used herein, "DUE DILIGENCE DEFICIENCY" shall mean the following:

          (a) if any of the Real Property or any portion of the Option Parcel is subject to materially adverse environmental conditions, including, without limitation, any environmental condition that has a material adverse effect on the value of the Real Property or the Option Parcel, on the current use of any Real Property or the Option Parcel, on groundwater at, on, under, about, or emanating from any Real Property or the Option Parcel;

          (b) if any of the Leases, in any material respect, (i) do not match the rent rolls attached hereto as Exhibit B or (ii) contain non-market, non-customary provisions (except to the extent contained in the Nynex Lease);

          (c) if the Improvements contain physical or structural defects (including, without limitation, any repairs or improvements required to be made by the landlord under the Nynex Lease) aggregating $500,000 or more;

          (d) if the Property's projected Net Operating Income for the 1998 calendar year does not equal or exceed $18.0 million or if the Property's projected Gross Revenue does not equal or exceed approximately $27.0 million;

          (e) if any of the Permitted Encumbrances materially adversely affects the operation or use of any of the Properties or materially adversely affects the value of the Properties;

          (f) if the Contributing Parties have failed to remove all non-monetary liens (excluding the Permitted Encumbrances) which decrease the value of the Property by an aggregate amount in excess of $100,000 or any monetary liens (other than the Surviving Mortgages);

          (g) if a material zoning issue or material violation shall exist, which shall impair the Contributing Parties' ability to develop or operate any of the Properties or the Option Parcel as contemplated by this Agreement; or

          (h) if any of the Contributing Parties shall lack the due authority to effect the transaction described herein.

          4.2 If a Due Diligence Deficiency shall occur, the Partnership shall notify the Contributing Parties of the existence thereof. Upon receipt of such notice, the Contributing Parties shall have the right (but not, except as set forth below, the obligation) to cure such Due Diligence Deficiency within a reasonable period of time (not to exceed 60 days) after such notice; provided, however, that the Contributing Parties shall have the obligation to cure any Due Diligence Deficiency relating to the environmental condition at the Option Parcel unless the cost to cure such Due Diligence Deficiency exceeds $2,000,000. If the Contributing Parties shall attempt to cure such Due Diligence Deficiency, the Contributing Parties shall notify the Partnership of such attempted cure within 3 Business Days after its receipt of such notice. In the event that the Contributing Parties shall cure any Due Diligence Deficiency within such 60-day period, then the Closing shall occur within seven (7) days after the Partnership is notified that such Due Diligence Deficiency has been cured (and time shall be of the essence with respect to such seven (7) day period). Upon request from the Contributing Parties, the Partnership shall deliver to the Contributing Parties a copy of any physical inspection report or engineering inspection report relating to the Improvements prepared by or on behalf of the Partnership in connection with its due diligence investigation hereunder.

          4.3 During the Review Period, the Partnership and its authorized agents, employees and other representatives, upon prior reasonable notice to the Contributing Parties and during reasonable hours, shall have the right of access to the Property and the Option Parcel for the purpose of inspecting the Property and the Option Parcel. Any boring tests shall be subject to the approval of the Contributing Parties, which approval shall not be unreasonably withheld or delayed. The Partnership shall not interfere in any material respect with the use or operation of the Property (including the business of any Tenant) or the Option Parcel during such inspections. The Partnership shall indemnify, defend and hold harmless the Contributing Parties from and against any and all loss, costs, liability, damage and expenses, including, but not limited to, penalties, fines, court costs, disbursements and attorney's fees incurred in connection with or arising from injuries to persons or damage to property caused by the Partnership, its agents, employees, representatives or independent contractors with respect to such right of access. The provisions of this Section shall be binding upon the Partnership regardless of whether or not the transactions contemplated hereby are consummated and shall survive for a one-year period following the termination of this Agreement or the Closing.

     5.   MATTERS TO WHICH THE SALE IS SUBJECT

     Each Contributing Party shall assign and convey or cause to be assigned and conveyed to the Partnership good and valid insurable fee title to the Property free and clear of any and all mortgages, liens, leases, encumbrances and easements, except:
               ------

          5.1 All taxes, water meter and water charges and sewer rents, accrued or unaccrued, fixed or not fixed, becoming due and payable after the Closing Date.

          5.2 All zoning laws and building ordinances, resolutions, regulations and orders of all boards, bureaus, commissions and bodies of any municipal, county, state or federal government.

          5.3  The Leases described on Exhibit B attached hereto.

          5.4  The Existing Mortgages.

          5.5  The Permitted Encumbrances.

     6.   OUTSTANDING INTEREST OR UNINSURABLE TITLE

       The Partnership's obligation to close the transactions contemplated hereby shall be conditional upon the Title Insurer being willing to issue a fee title policy at the Closing to the Partnership insuring title to the Property subject only to the matters set forth in Section 5 hereof and any encumbrance placed against the title by the Partnership. The Contributing Parties agree to remove or discharge (including by delivery of a bond) any existing monetary lien affecting all or a part of any Property which can be discharged solely by the payment of money by the Contributing Parties (excluding the Surviving Mortgages), provided that (a) the Contributing Parties may use any cash portion of the Consideration to remove mortgages and other monetary liens at the Closing, and (b) the Contributing Parties shall not be required to expend in excess of $1,400,000 in the aggregate to discharge such monetary liens.

     If at the Closing it should appear that the Property is affected by any outstanding matters of title which the Partnership is not obliged to take subject to in accordance with the terms of this Agreement, and if such interest or question of title may, according to reasonable expectations, be removed as an objection to title within 60 days of the Anticipated Closing Date, the Contributing Parties may adjourn the Closing Date for a period not exceeding 60 days. In the event that the Contributing Parties shall remove such objection to title within such sixty (60) day period, then the Closing shall occur within seven (7) days after the Partnership is notified that such objection to title shall have been cured (and time shall be of the essence with respect to such seven (7) day period). If after any applicable adjournment, any Contributing Party shall be unable to convey the Property subject to and in accordance with the provisions of this Agreement, the Partnership shall have the right to waive the defect in title and accept such title as such Contributing Party can convey without a reduction in the Consideration, or terminate this Agreement by written notice to the Contributing Parties, whereupon the parties shall have no further rights or obligations hereunder, except that the Contributing Parties shall reimburse
                       ------ ----
the Partnership for its actual out-of-pocket due diligence costs paid to third parties.

     7.   ADJUSTMENTS

     7.1  Apportionments and Payments.  With respect to each Property, the
          ---------------------------
following shall be apportioned between the Contributing Parties and the Partnership on a property by property basis as of the day immediately preceding the Closing Date and the net amount thereof shall either be paid by the Partnership to the Contributing Parties, or credited by the Contributing Parties against the Consideration on a property by property basis in accordance with the allocation of the Consideration set forth on Schedule 1
                                                                 ----------
hereto, as the case may be, at the Closing:

          (a)  Taxes.  Real Estate Taxes upon the Properties shall be
               -----
adjusted and prorated, on a property by property basis, as of the Closing Date on the basis of the fiscal year for such taxes and assessments (the
"Tax Year").  If the Closing shall occur before the real property tax rate
 --------
for the Tax Year is fixed, the apportionment of taxes shall be made on the basis of the taxes assessed for the immediately preceding Tax Year. After the Real Estate Taxes are finally fixed for the Tax Year in which the Closing occurs, the Partnership and the Contributing Parties shall make a recalculation of the apportionment of such taxes, and the Partnership or Contributing Parties, as the case may be, shall make an appropriate payment to the other based on such recalculation. To the extent that either the Contributing Parties or the Partnership shall obtain any real estate tax abatement with respect to any Property which is applicable to the year in which the Closing occurs, the amount of the net proceeds of such tax abatement shall be prorated through the Closing Date if, as and when such proceeds are paid by the applicable governmental authority (it being understood that to the extent any Tenant shall be entitled to any portion of such tax abatement, that such portion shall be turned over to the Partnership to remit to such Tenant and shall be deducted from any tax abatement proceeds in connection with calculating the net proceeds thereof). If the Partnership receives any real estate tax refund applicable to any year prior to the year in which the Closing occurs, then the Partnership shall immediately remit any such refund to the applicable Contributing Party.

          (b)  Rents.  Rents shall be adjusted and prorated as of the Closing
               -----
Date as follows:

               (i) With respect to prepaid Rents received by the Contributing Parties prior to the Closing Date relating to the calendar month in which the Closing occurs, such Rents shall be adjusted at the closing between the Contributing Parties and the Partnership.

               (ii) With respect to delinquent Rents, to the extent that the Partnership receives Rents under the Leases (including monthly payments of escalation rents and "pass throughs") within six (6) months following the Closing Date, the Partnership shall render an accounting to the Contributing Parties with respect thereto, and the amount of such Rents shall be applied in the following order of priority: (i) first, to the calendar month in which the Closing occurred, (ii) then to the calendar month immediately preceding the calendar month in which the Closing occurred, (iii) then to the calendar months following the calendar month in which the Closing occurred until such Tenant is current on all post-Closing Rents and (iv) then to the payment of any remaining delinquent Rents. Notwithstanding the foregoing, the Contributing Parties shall have the right, prior to or within thirty (30) days after the Closing, to negotiate an agreement (a "Settlement Agreement"),
                                                      --------------------
on behalf of the Partnership, with Dynamedics (a Tenant at 200 Summit Lake Drive) and/or MGW Realty (a Tenant at 140 Grand Street) with respect to delinquent rents owed by such Tenants to the Contributing Parties for the period prior to the Closing Date provided such Settlement Agreement (i) provides that all payments made thereunder shall be paid directly to the Partnership and (ii) does not impose any affirmative obligations (other than obligations of a de minimis or ministerial nature) on the Partnership in
                 ----------
favor of such Tenants. The Partnership hereby assigns all of its interest in the Settlement Agreements to the Contributing Parties subject to the terms of the next sentence. In the event that the Partnership enters into such a Settlement Agreement, then any amounts paid thereunder by such Tenants shall, provided such Tenants are not more than one month delinquent in the payment of post-Closing Rents, be paid by the Partnership to the Contributing Parties within three (3) Business Days after receipt thereof by the Partnership. The Contributing Parties shall be identified as third party beneficiaries of the Settlement Agreements and the Partnership shall not enter into any agreements or amendments with such Tenants which would adversely affect the Contributing Parties' interest therein.

               (iii) Not later than ninety (90) days after the end of the fiscal year in which the Closing occurs with respect to which escalation rents and "pass throughs" are payable under each Lease, there shall be a calculation of the portion of such rents to which a Contributing Party shall be entitled, which portions shall be equal to a fraction, the numerator of which is the number of days in said fiscal year with respect to each such Lease which elapsed prior to the Closing Date and the denominator of which is the total number of days in said fiscal year, and the Partnership shall be entitled to the remaining portion of such Rents. If a Contributing Party has received escalation rents and/or "pass throughs" with respect to any Lease for such fiscal year in excess of the amount to which it is entitled pursuant hereto, such excess shall be paid by such Contributing Parties to the Partnership within thirty (30) days after the date of such calculation. If the Partnership has received escalation rents and "pass throughs" with respect to any Lease for such fiscal year in excess of the amount to which it is entitled pursuant hereto, such excess shall be paid by the Partnership to the appropriate Contributing Party within thirty (30) days after the date of such calculation. Notwithstanding anything herein to the contrary, the apportionment of "pass throughs" shall be as set forth above only to the extent the item which is the subject of the "pass through" was adjusted at Closing.

               (iv) If, for a period of 12 months subsequent to Closing, any Tenant shall dispute the calculation of any escalation rents or "pass throughs" relating to the period prior to the Closing Date, or there shall be a reconciliation of such amounts and such dispute or reconciliation shall result in a rent credit being owed to any such Tenant, then the applicable Contributing Party shall remit such amount to the Partnership and such Contributing Party shall indemnify and hold the Partnership harmless from any and all claims, suits, actions, damages and expenses resulting from such Contributing Party's failure to remit such sums.

               (v) Subject to Section 7.1(b)(ii) hereof, (i) any Rents received by any Contributing Party prior to the Closing Date which Rents relate to the period subsequent to the Closing Date shall be credited to the Partnership as an adjustment on the Closing Date, and (ii) any Rents received by any Contributing Party after the Closing Date shall immediately be remitted to the Partnership and disbursed in accordance with the terms of this Section 7.1(ii).

               (vi) the Partnership shall bill Tenants for escalation payments and "pass throughs" as required by the Leases. The Partnership shall use commercially reasonable efforts to collect any and all Rents due pursuant to the Leases, but in no event shall the Partnership be obligated to initiate legal proceedings to collect such Rents. Contributing Parties shall have no right to commence any legal proceedings to collect any amounts which may be owed by any Tenants, except with respect to those amounts described in the second sentence of Section 7.1(b)(ii) hereof.

               (vii) The provisions of this Section 7.1(b) shall survive Closing (subject to any specific survival periods set forth in any subparagraph of this Section 7.1(b)).

          (c)  Fuel Oil.  Fuel oil at the Property shall be apportioned as of
               --------
the Closing Date at Contributing Parties' cost therefor.

          (d)  License/Permit Fees.  Annual license, permit and inspection
               -------------------
fees, provided that Contributing Parties' rights thereunder (or with respect thereto) are transferable and are transferred to the Partnership shall be apportioned as of the Closing Date.

          (e)  Supplies.  The Partnership shall reimburse Contributing Party,
               --------
at Contributing Parties' cost, for Contributing Parties' inventory of supplies used in the operation and maintenance of each Property. At the Closing, Contributing Parties shall furnish the Partnership with an inventory of such supplies.

          (f)  Other Expenses.  Charges and assessments for sewer and water
               --------------
and other utilities, including charges for consumption of electricity, steam and gas; current operating expenses, including, without limitation, obligations under any service, maintenance, management, consulting or similar contracts; payroll and related expenses; insurance and bond premiums; and any other charges incident to the ownership, use and/or occupancy of the Property shall be adjusted and prorated as of the Closing Date.

          (g)  Other Apportionments.  Except as otherwise provided for
               --------------------
herein, the Customs In Respect to Title Closings recommended by The Real Estate Board of New York, Inc. shall apply with respect to all apportionments under this Agreement.

     7.2  Security Deposits.  An amount equal to all Security Deposits and
          -----------------
interest accrued thereon, if any as of the Closing Date, held by, or required to be held by, Contributing Party and any other amounts due Tenants with respect to such Security Deposits shall be paid over to the Partnership at the Closing and the appropriate notice of such transfer shall be delivered to the applicable Tenant.

     7.3  Escrow Amounts.  At the Closing, the Contributing Parties shall
          --------------
receive a credit for any amounts held, on the Closing Date, in any real estate tax escrow account, tenant improvement reserve account or other escrow or reserve account established pursuant to a Surviving Mortgage.

     7.4  Timing of Calculations; Cooperation.  Contributing Party and the
          -----------------------------------
Partnership agree to use reasonable efforts to reconcile, prorate and adjust any of the foregoing items which shall have been apportioned at the Closing on the basis of estimates within sixty (60) days after the Closing Date. In the event any adjustments or prorations made at the Closing pursuant to this Agreement are, subsequent to the Closing, found to be erroneous, then either party hereto who is entitled to additional amounts shall invoice the other party for such additional amounts as may be owing, and such amounts shall be paid promptly by the other party upon receipt of invoice. Such invoice shall be accompanied by reasonable substantiating evidence. The provisions of this
Section 7.4 shall survive the Closing.

     8.   CASUALTY

               (a) If, on or prior to the date of the Closing, all or a "MATERIAL PART" (as defined below) of any of the Improvements shall be damaged or destroyed by fire or other casualty, then, in any such event, the Partnership may, at its option, upon written notice given by the Partnership to the Contributing Parties within fifteen (15) days after the Partnership is notified of any such fire or other casualty either (i) cancel this Agreement with respect solely to the affected Improvement, and the Consideration shall be modified proportionately based upon the allocation of the Consideration as set forth in Schedule 1 hereto, or (ii) proceed to close the transactions contemplated by this Agreement with respect to all of the Real Property, in which event all of the provisions of subsection 8(b)(i) and subsection 8(b)(ii) below shall apply. Notwithstanding the foregoing, upon written notice given by the Partnership to the Contributing Parties prior to the Closing and in any event not later than fifteen (15) days after the Partnership is notified of any such fire or other casualty, the Partnership may cancel this Agreement if a material part of more than one (1) Improvement is damaged or destroyed by fire or other casualty.

               (b) If, on or prior to the date of the Closing, less than a material part of an Improvement shall be destroyed or damaged by fire or other casualty (and no material part of any other Improvement has been destroyed or damaged by fire or other casualty), the Partnership shall nevertheless close title to all of the Property pursuant to all the terms and conditions of this Agreement, subject to the following: (i) No Contributing Party shall (a) adjust and settle any insurance claims, or (b) enter into any construction or other contract for the repair or restoration of the Property without the Partnership's prior written consent, which consent shall not be unreasonably withheld or delayed, and (ii) at the Closing, the Contributing Parties shall (1) pay over to the Partnership the amount of any insurance proceeds, to the extent collected by any Contributing Party in connection with such casualty, less the amount of the actual expenses incurred by such Contributing Party in connection with the collection of such insurance proceeds and in connection with making any repairs to the Property occasioned by such casualty pursuant to any contract (provided that such contract was reasonably approved by the Partnership as required by this Section), (2) assign to the Partnership all of the Contributing Parties' right, title and interest in and to any insurance proceeds that are uncollected at the time of the Closing and that may be paid in respect of such casualty, subject to the payment of the Consideration by the Partnership to the Contributing Parties, and (3) pay to the Partnership the amount of any policy deductibles pursuant to the insurance policies covering such fire or other casualty and maintained by any Contributing Party with respect to the applicable Improvements (as opposed to insurance or self-insurance maintained by tenants of the Property). The Contributing Parties shall reasonably cooperate with the Partnership in the collection of such proceeds, which obligation shall survive the Closing.

               (c) For the purpose of this Section, the phrase "A MATERIAL PART" of an Improvement shall mean (i) a portion of such Improvement in excess of ten 10% of the rentable square footage of such Improvement shall be destroyed or damaged or (ii) a Tenant occupying space in excess of 10% of the applicable Improvement shall have the right to cancel its Lease as a result of such fire or other casualty.

     9.   CONDEMNATION PENDING CLOSING

          9.1 If, prior to the Closing Date, condemnation or eminent domain proceedings shall be commenced by any competent public authority against the Real Property or any part thereof, the Contributing Parties shall promptly give the Partnership written notice thereof. After notice of the commencement of any such proceedings (from the Contributing Parties or otherwise) and in the event that the taking of such property is Material (as hereinafter defined), the Partnership shall have the right (i) to accept title to the Property subject to the proceedings, and pay to the Contributing Parties the full Consideration, whereupon any award payable to the Contributing Parties shall be paid to the Partnership and the Contributing Parties shall deliver to the Partnership at the Closing all assignments and other documents reasonably requested by the Partnership to vest such award in the Partnership, or (ii) upon written notice given by the Partnership to the Contributing Parties prior to the Closing and in any event not later than 15 days after receipt by the Partnership of such notice, to cancel this Agreement with respect solely to the affected Real Property, and the Consideration shall be modified proportionately based upon the allocation of the Consideration as set forth in Schedule 1 hereto. A taking shall be deemed to be Material if said taking would either (i) materially interfere with the use and operation of any of the Properties for the contemplated use thereof, or (ii) reduce the estimated value of the Property (as reasonably determined by an independent M.A.I. appraiser chosen by the Partnership and reasonably satisfactory to the Contributing Parties) by $1,000,000 or more or
(iii) entitle any Tenant occupying in excess of percent (10%) of square feet at the Improvements to cancel its Lease; provided, however, that in no event shall a single lane road widening at a Property (other than the property located at 100 Summit Lake Drive and 200 Summit Lake Drive) be considered a Material taking. Notwithstanding the foregoing, upon written notice given by the Partnership to the Contributing Parties prior to the Closing and in any event not later than fifteen (15) days after the Partnership is notified of such condemnation or eminent domain proceedings, the Contributing Party may cancel this Agreement if condemnation or eminent domain proceedings are commenced against two (2) or more Real Properties and such taking would (x) materially interfere with the use and operation of both of such Real Properties for the contemplated use thereof, (y) reduce the estimated value of the Real Properties (determined as aforesaid) by more than $3,540,000 in the aggregate or (z) Tenants occupying more than ten percent (10%) of square feet in two or more of the Improvements shall have the right to cancel its Lease as a result of such condemnation; provided, however, that in no event shall a single lane road widening at a Property (other than the property located at 100 Summit Lake Drive and 200 Summit Lake Drive) be considered a "condemnation or eminent domain proceeding," for purposes of this sentence.

          9.2 In the event of a non-Material taking of any part of the Real Property, the Partnership shall accept the Real Property subject to the proceedings and pay to the Contributing Parties the full Consideration, whereupon any award payable to any Contributing Party shall be paid to the Partnership and such Contributing Party shall deliver to the Partnership at the Closing all assignments and other documents reasonably requested by the Partnership to vest such award in the Partnership.

     10.  THE CONTRIBUTING PARTIES' WARRANTIES AND REPRESENTATIONS

     To induce the Partnership to enter into this Agreement and to accept the Property from the Contributing Parties, the Contributing Parties make the following representations and warranties, all of which the Contributing Parties represent are true in all material respects as of the date hereof and shall be true in all material respects as of the Closing Date and shall be deemed remade as of that date:

          10.1 (a) Fee title to the Property is owned by the Contributing Party listed on SCHEDULE 1, subject to only those matters set forth in
Section 5 of this Agreement.

               (b) The Contributing Parties own the Personal Property, free and clear of any liens or encumbrances.

          10.2 (a) The execution, delivery and performance of this Agreement and consummation of the transaction hereby contemplated in accordance with the terms of this Agreement will not violate any material contract, agreement, commitment, order, judgment or decree to which any Contributing Party is a party or by which it or the Property is bound (other than the Surviving Mortgages).

               (b) Each Contributing Party has the full right, power and authority to sell and convey its portion of the Property to the Partnership and each such Contributing Party has the full right, power and authority to sell and convey such Property to the Partnership as provided herein and to carry out such Contributing Party's obligations hereunder. Each Contributing Party shall deliver reasonable proof of same to the Partnership at Closing.

               (c) Upon execution, this Agreement shall be the valid and binding obligation of each Contributing Party, enforceable against such Contributing Party in accordance with the terms hereof.

          10.3 Except as set forth on Schedule 5 hereto, there is no outstanding or pending written request or application by or on behalf of any Contributing Party for any zoning change or variance with respect to the Property.

          10.4 Except as set forth on Schedule 6 hereto, no Contributing Party has received written notice, and no Contributing Party has actual knowledge, of any violation of any applicable federal, state or local law, and there are no pending or threatened appeals, revocations or suspensions of any permits, approvals or consents, relating to the current use or proposed use of the Real Property.

          10.5 (a) The Contributing Parties have heretofore made available to the Partnership true and complete copies of all environmental studies in the Contributing Parties' possession relating to the Real Property.

               (b) Except as set forth on Schedule 6, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation or proceeding, pending relating to any Contributing Party or any portion of the Property or, to the actual knowledge of each Contributing Party, threatened against any Contributing Party or any portion of the Property relating in any way to the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

               (c) Except as set forth on Schedule 6 hereto, no Contributing Party has, and to the best of each Contributing Party's actual knowledge, no other person has, released, buried or dumped any hazardous substances, oils, pollutants or contaminants or any other wastes produced by, or resulting from, any business, commercial, or industrial activities, operations or processes on, beneath or adjacent to any portion of the Property, except in accordance with applicable laws and regulations.

          10.6 Except as set forth on Schedule 7 attached hereto, there are no claims against the Contributing Parties or condemnations or sales in lieu thereof with respect to any aspect of the Property nor, to the knowledge of each Contributing Party, have any actions, suits, condemnations, proceedings or claims been threatened or asserted.

          10.7 Exhibit B attached is a complete listing of all Leases with respect to the Property; none of such Leases have been modified or amended except as indicated on Exhibit B; true and correct copies of all of such Leases have been delivered or made available to the Partnership; no tenant under any of the Leases is in default of its Lease except as set forth on Exhibit B; except as set forth on Exhibit B attached, no Contributing Party has received any notice from any Tenant that Contributing Party is in default of any Lease. Except as set forth on Exhibit B, no Tenant has prepaid rent in excess of one month in advance. Exhibit B lists all Security Deposits currently being held by the Contributing Parties. To the actual knowledge of the Contributing Parties, none of the Tenants are the subject of bankruptcy proceedings. Except as set forth in Schedule 8 attached hereto, all tenant improvements required to be made by the Contributing Parties under the Leases have been substantially completed.

          10.8 No Contributing Party is a "foreign person" as defined in
Section 1445 of the Internal Revenue Code of 1986, as amended, and the income tax regulations thereunder.

          10.9 Except as set forth on Schedule 7 attached hereto, there is no action, suit or proceeding pending or, to any Contributing Party's knowledge, threatened against the Contributing Parties and or relating to or arising out of the ownership, management or operation of the Property, in any court or before any federal, state or municipal department, commission, board, bureau or other governmental instrumentality. The Contributing Parties are pursuing those tax certiorari proceedings with respect to the Property identified on
SCHEDULE 1 attached hereto, and true and correct copies of the material papers filed in such proceeding have been delivered or made available to the Partnership.

          10.10 The operating expense information with respect to the Property previously delivered to the Partnership (a copy of which is attached hereto as EXHIBIT F) is true and correct in all material respects. Except as previously delivered to the Partnership, the Contributing Parties have not received any written notice of any increased Real Estate Taxes or any increase in the assessments relating to the Real Estate Taxes.
The Contributing Parties have previously delivered to the Partnership true and complete copies of all notes and mortgages relating to the Surviving Mortgages and, to the knowledge of the Contributing Parties, no default by the borrower exists under any of such documents.

          10.11 Attached hereto as Exhibit G is a list of all Service Contracts entered into by the Contributing Parties (or their Affiliates or agents) which affect the Property and, except as indicated on Exhibit G, all of which are cancelable upon not more than thirty (30) days prior notice. Attached hereto as Exhibit G is a list of all brokers who, to the best of the Contributing Parties' actual knowledge, were a procuring cause with respect to, or were otherwise involved in, the leasing of space to tenants at the Property.

          10.12 (a) Upon the issuance of Units to the Unit Holders, the Unit Holders shall become subject to, and shall be bound by, the terms and provisions of the Partnership Agreement, including the terms of any power of attorney contained therein, as the Partnership Agreement may be amended from time to time in accordance with its terms.

               (b) Each Contributing Party understands the risks of, and other considerations relating to, the acquisition of the Units. Each Contributing Party, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in the Units, (i) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of an investment in the Partnership and of making an informed investment decision, (ii) is capable of protecting its own interest or has engaged representatives or advisors to assist it in protecting its interests and (iii) is capable of bearing the economic risk of such investment. If any Contributing Party retained a person to represent or advise it with respect to the investment in Units then, at the Partnership's request, such Contributing Party shall, prior to or at the Closing Date, (i) acknowledge in writing such representation and (ii) cause such representative or advisor to deliver a certificate to the Partnership containing such representations as are reasonably requested by the Partnership.

               (c) Each Contributing Party understands that an investment in the Partnership involves substantial risks. Each Contributing Party has been given the opportunity to make a thorough investigation of the proposed activities of the Partnership and has been furnished with materials relating to the Partnership and its proposed activities (including, but not limited to, the Form 10-K of the REIT for the year ended December 31, 1996, the Form 10-Q of the REIT for the quarter ended September 30, 1997 and all reports subsequently filed with the Securities and Exchange Commission pursuant to
Section 13 of the Securities Act of 1934). Each Contributing Party has been afforded the opportunity to obtain any additional information deemed necessary by such Contributing Party to verify the accuracy of any representations made or information conveyed to such Contributing Party. The Contributing Parties confirm that all documents, records, and books pertaining to their investment in the Partnership and requested by the Contributing Parties have been made available or delivered to the Contributing Parties. Each Contributing Party has had an opportunity to ask questions of and receive answers from the Partnership, or from a person or persons acting on the Partnership's behalf, concerning the terms and conditions of this investment.

               (d) The Units to be issued to the Unit Holders will be acquired by the Unit Holders for their own accounts for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Unit Holders' right (subject to the terms of the Units) at all times to sell or otherwise dispose of all or any part of its Units under an exemption from such registration available under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and applicable state securities laws, and subject, nevertheless, to the disposition of its assets being at all times within its control. No Contributing Party was formed for the specific purpose of acquiring an interest in the Partnership.

               (e) The Unit Holders acknowledge that (i) the Units to be issued to the Unit Holders have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Units are represented by certificates, such certificates will bear a legend to such effect, (ii) the REIT's and the Partnership's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Contributing Parties contained herein, (iii) such Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (iv) there is no public market for such Units, and (v) the Partnership has no obligation or intention to register such Units for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws. The Contributing Parties hereby acknowledge that because of the restrictions on transfer or assignment of such Units to be issued hereunder which are set forth in the Partnership Agreement and the Lock-up Agreement, the Contributing Parties may have to bear the economic risk of the investment commitment evidenced by this Agreement and any Units acquired hereby for an indefinite period of time, although (i) under the terms of the Lock-up Agreement, the Contributing Parties will agree, during the one year period following the Closing Date, not to present the Units for redemption pursuant to the Partnership Agreement or otherwise to sell, transfer, exchange, pledge or dispose of Units without the express written consent of the Partnership and (ii) under the terms of the Registration Rights Agreement, the holder of any Common Stock issued upon a presentation of Units for redemption will be afforded certain rights to have such Common Stock registered for resale under the Securities Act or applicable state securities laws.

               (f) The information set forth in the investor questionnaire a form of which is attached hereto as Exhibit H (the "INVESTOR QUESTIONNAIRE") which has been completed and executed by the Contributing Parties and delivered to the Partnership on the date hereof is true, correct and complete.

     For purposes of this Agreement, the "actual knowledge" of the Contributing Parties shall mean the actual knowledge of any of the following individuals: Louis R. Cappelli, Luca Cappelli, Gina Castaldo, Jeff Castaldo or Jim Briganti.

     The Partnership acknowledges and agrees that, except as set forth in this Agreement, the Partnership is acquiring the Property in its "as is" condition "subject to all faults" and specifically and expressly without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever from or on behalf of the Contributing Parties. The Partnership acknowledges that, except as set forth in this Agreement, the Partnership has not relied and is not relying on any information, document, reports, sales brochure or other literature, maps or sketches, financial information, projections, pro formas or statements, that may have been given by or made by or on behalf of the Contributing Parties. The Partnership further acknowledges and agrees that, except as set forth herein, it is not entitled to, and does not, rely on the Contributing Parties or their agents as to (i) the quality, nature, adequacy or physical condition, whether latent or patent, of the Real Property, including but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping parking facilities or the electrical, mechanical, HVAC, plumbing, sewage or utility system, facilities or appliances at or in connection with the Real Property, if any; (ii) the existence, quality, nature, adequacy, physical condition, or location of any utilities serving the Real Property; (iii) the development potential of the Real Property, its habitability, merchantability or fitness, suitability or adequacy of the Real Property for an particular purpose; (iv) the zoning or other legal status of the Real Property or the potential use of the Real Property; (v) the Real Property's or its operations' compliance with any applicable codes, laws, building codes, fire codes, regulations, statutes, ordinances, covenants, conditions or restrictions of, or agreements with any governmental or quasi-governmental entity or of any other person or entity; (vi) the quality of any labor or materials relating in any way to the Real Property; (vii) the condition of title to the Real Property or the nature, status and extent of any right, encumbrance, license, reservation, covenant, condition, restriction or any other matter affecting title to the Real Property.

     All representations, warranties and covenants of the Contributing Parties contained in this Agreement (the "CP REPS") or in any affidavit or other document delivered in connection herewith shall be true and correct in all material respects at Closing, provided, however, that the CP Reps contained in Sections 10.1(b) (but only with respect to the property listed on Schedule 2 attached), 10.2, 10.4, 10.6, 10.9, 10.10 (with respect to the first sentence only and only to the extent that such CP Reps were wilfully or intentionally misrepresented) and Section 10.11 of this Agreement shall survive the Closing for one (1) year, while the CP Reps contained in Section
10.10 (with respect to the second and third sentence only and only to the extent that such CP Reps were wilfully or intentionally misrepresented) and Sections 10.3 and 10.5 of this Agreement shall survive the Closing for six
(6) months, and the CP Reps contained in Section 10.7 of this Agreement shall survive the Closing for nine (9) months (except to the extent that the Partnership receives an estoppel certificate from a Tenant with respect to the subject matter of a CP Rep contained in such Section 10.7, in which case such CP Rep, as it relates to such subject matter, shall not survive the Closing). Except as set forth in this paragraph, no representations or warranties of the Contributing Parties shall survive the Closing.

     If (x) any of the representations and warranties set forth above prove to have been false when made and such falsity is asserted in a writing delivered by the Partnership to the Contributing Parties during the applicable survival period, and (y) the Partnership incurs a Loss as a result of such falsity, then the Partnership shall be entitled to recover such Loss through all remedies available at law or in equity, subject to the limitations set forth in this paragraph. If such false representation or warranty was not intentional or willful, then the Contributing Parties shall have no obligation to reimburse the Partnership for any Losses of the Partnership with respect to such falsity unless and until such time as all Losses exceed, in the aggregate, $500,000 at which time all such Losses exceeding $500,000 shall, to the extent of such excess, be paid by the Contributing Parties, it being further understood and agreed that the first $500,000 of Losses shall be borne 100% by the Partnership; provided, further, that the obligations of the Contributing Parties for any Losses under this paragraph shall be limited to $5,000,000 in the aggregate so that no more than $5,000,000 may be collected in the aggregate from the Contributing Parties with respect to such representations and warranties. Such $5,000,000 potential liability shall be a non-recourse obligation of the Contributing Parties so long as the Contributing Parties grant a first lien in favor of the Partnership on $5,000,000 worth of Units pursuant to the Pledge Agreement set forth in Exhibit S attached. The Contributing Parties acknowledge that the $500,000 threshold amount set forth above shall not apply if such false representation or warranty was intentionally or wilfully known to be false.

     Notwithstanding anything to the contrary in this Section 10, the Contributing Parties shall have no liability for the inaccuracy of any representation or warranty set forth in this Section 10 if the correct information was contained in the following documents or materials made available by the Contributing Parties to the Partnership: (a) the Leases; (b) the rent roll for the Real Property; (c) the Service Contracts; (d) the Brokerage Agreements; and (e) any environmental reports or audits regarding the Real Property and/or the Option Property.

     11.  THE CONTRIBUTING PARTIES' INSTRUMENTS AT CLOSING

          11.1 The Contributing Parties shall execute, or where applicable, cause the following to be delivered to the Partnership on the Closing Date:

               (a)  a deed in the form of Exhibit I hereto; and

               (b) assignments or other instruments in recordable form transferring and assigning to the Partnership each Contributing Party's interest in the Property (other than the Real Estate) in the form of Exhibit J hereto; and

               (c) customary affidavits of title as may be reasonably required by the Title Insurer; and

               (d) a certificate from the Contributing Parties stating that all representations and warranties made by the Contributing Parties in this Agreement are true in all material respects as of the Closing Date as if made on such date; and

               (e) duly executed New York State real estate transfer tax forms for the Real Property. The Contributing Parties shall at Closing pay all real estate transfer and conveyance taxes payable to the appropriate state and/or local governmental and/or municipal authorities; and

               (f)  a duly executed affidavit as may be required pursuant to
Section 1445 of the Internal Revenue Code in the form of Exhibit K hereto;
and

               (g) the plans with respect to the buildings on the Property to the extent in the Contributing Parties' possession; and

               (h) a lock-up agreement (the "LOCK-UP AGREEMENT") in the form attached hereto as Exhibit L attached; and

               (i)  the Investor Questionnaire; and

               (j) the Limited Guaranty, the Pledge Agreement and the Put/Call Agreement; and

               (k)  the Registration Rights Agreement; and

               (l)  the Easement Agreement and the Development Agreement; and

               (m) an indemnity agreement (the "INDEMNITY AGREEMENT") from the Contributing Parties in the form of EXHIBIT T attached, with respect to certain New York State transfer taxes;

               (n) such other documents, instruments, resolutions and other material reasonably requested by the Partnership as may be necessary to effect the transfer of title hereunder or as may be reasonably requested by the Title Insurer; and

               (o)  the documents set forth in Section 22 hereof.

     12.  PARTNERSHIP'S REPRESENTATIONS AND WARRANTIES

     To induce the Contributing Parties to enter into this Agreement, the Partnership makes the following representations and warranties, all of which the Partnership represents are true in all material respects as of the date hereof and shall be true in all material respects as of the Closing Date and shall be deemed to be made as of that date.

               (a) The Partnership is and at the Closing shall be a limited partnership duly organized and validly existing and in good standing under the laws of the State of Delaware with full power and authority to own and purchase the Property and to take all actions required by this Agreement.
The REIT is and at the Closing shall be (i) a corporation duly organized and wholly existing and in good standing under the laws of the State of Maryland and (ii) qualified as a real estate investment trust under Section 856 of the Code. The Partnership qualifies as a partnership for Federal income tax purposes.

               (b) The execution, delivery and performance of this Agreement and consummation of the transaction hereby contemplated in accordance with the terms of this Agreement will not violate the Partnership Agreement or any material contract, agreement, commitment, order, judgment or decree to which Partnership is a party or by which it is bound, and the Partnership has obtained (or will, by the Closing, have obtained) all consents necessary (whether from a governmental authority or other third party) in order for it to consummate the transactions contemplated hereby.

               (c) The party or parties executing this Agreement on behalf of the Partnership have been duly authorized and are empowered to bind the Partnership to this Agreement and to take all actions required by this Agreement.

               (d) Upon execution, this Agreement shall be the binding obligation of the Partnership, enforceable against the Partnership in accordance with the terms hereof.

               (e) No action, suit or proceeding is pending or, to the best of the Partnership's knowledge, threatened against the Partnership which would materially affect the Partnership's ability to fully perform its obligations pursuant to this Agreement.

               (f) The Units to be issued to the Unit Holders or the Contributing Parties, as the case may be, are duly authorized and, when issued by the Partnership, will be fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever. The shares of Common Stock to be issued upon redemption of the Units, the Common Units and/or shares of REIT Preferred Stock to be issued upon conversion or exchange, as applicable, of the Series C Preferred Units, and the Common Units, Series C Preferred Units and/or shares of REIT Preferred Stock to be issued upon conversion or exchange, as applicable, of the Series B Preferred Units, are authorized and, upon such issuance, will be fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever.

               (g) The Partnership has furnished to the Contributing Parties a true and complete copy of the Partnership Agreement and all amendments, modifications and supplements thereto.

               (h) No action, suit, claim, investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or, to the best of the Partnership's knowledge, threatened, at law or in equity, against the Partnership before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would prevent the Partnership from performing its obligations pursuant to this Agreement. There are no judgments, decrees or orders entered on a suit or proceeding against the Partnership, an adverse decision which might, or which judgment, decree or order does, adversely affect the Partnership's ability to perform its respective obligations pursuant to, or the Contributing Parties' rights under, this Agreement, or which seeks to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this Agreement or the transactions contemplated hereby.

               (i) The execution and delivery of this Agreement and the performance by the Partnership of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over the Partnership, including, without limitation, the United States of America, the State of New York or any political subdivision of any of the foregoing, or any decision or ruling of any arbitrator to which the Partnership is a party or by which the Partnership is bound or affected and no consent of any governmental agency is required.

               (j) As of the second business day immediately preceding the date hereof: (A) the authorized capital stock of the REIT consisted of 100,000,000 shares of Common Stock, 25,000,000 shares of Preferred Stock and 75,000 shares of excess stock; (B) the issued and outstanding shares of capital stock of the REIT consisted of 38,867,815 shares of Common Stock; (C) no shares of Preferred Stock were outstanding; and (D) all the outstanding shares of capital stock of the REIT have been duly and validly issued and are fully paid and non-assessable.

               (k) The 10-Ks and the 10-Qs referred to in Section 10.12 (c) hereof are true and correct in all material respects, and the financial statements included in such reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the period(s) covered thereby (except as may be indicated in the notes thereto or, in the case of any unaudited financial statements included in the 10-Qs, as permitted by Form 10-Q) and present fairly the financial position of the REIT at the dates thereof and the results of operations and cash flows for the periods then ended.

               (l) Except for the Partnership Agreement, this Agreement and the organizational documents of the REIT, no other agreement executed by the Partnership or the REIT relates to the sale or voting of the Units, the REIT Common Stock into which such Units are convertible or exchangeable, as applicable or the REIT Preferred Stock into which such Units are convertible or exchangeable, as applicable.

    All representations, warranties and covenants of the Partnership and the REIT contained in this Agreement or in any affidavit or other document delivered in connection herewith shall be true and correct in all material respects at Closing and shall survive the Closing for one (1) year.

     13.  PARTNERSHIP'S INSTRUMENTS AT CLOSING

     On the Closing Date, the Partnership shall deliver the Consideration to the Contributing Parties. Additionally, on the Closing Date, the Partnership shall execute and deliver to the Contributing Parties the following:

               (a) a certificate of an officer of the REIT stating that all representations and warranties made by Partnership and the REIT in this Agreement are true as of the Closing Date as if made on such date;

               (b) the Assignment and Assumption Agreement in the form of Exhibit J attached hereto;

               (c)  the Registration Rights Agreement;

               (d)  the Development Agreement;

               (e)  the Partnership Amendment;

               (f)  the Put/Call Agreement;

               (g)  the Easement Agreement; and

               (h) such other documents, instruments, resolutions and other material necessary to effect the transfer of title hereunder and reasonably requested by the Contributing Parties or the Title Insurer.

     14.  CONTRACT PERIOD

          14.1 Throughout the Contract Period, the Contributing Parties shall continue to operate the Property in substantially the same manner as it is currently being operated by the Contributing Parties. The Contributing Parties shall maintain replacement cost casualty insurance throughout the Contract Period. Except as set forth in Sections 14.2 and 14.5 hereof, during the Contract Period, no Contributing Party shall enter into any new lease agreement or any other form of commitment which will bind the Partnership without the written consent of the Partnership, which consent shall not be unreasonably withheld, and which consent shall be deemed given, if the Partnership does not respond in writing to any proposed lease agreement or any other form of commitment within two (2) Business Days of the Partnership's receipt of such notice provided such notice states as follows:
"RECKSON'S FAILURE TO OBJECT IN WRITING TO SUCH NEW LEASE WITHIN TWO (2) BUSINESS DAYS OF RECKSON'S RECEIPT HEREOF SHALL BE CONSTRUED AS RECKSON'S APPROVAL OF SUCH LEASE."

          14.2 During the Contract Period, no Contributing Party shall, without the written consent of the Partnership, which consent shall not be unreasonably withheld, enter into any agreements relating to the ownership and operation of the Property unless such contract(s) shall be fully cancelable or terminable prior to the Closing Date.

          14.3 During the Contract Period, no Contributing Party shall allow any interest in the Property to be liened, encumbered or transferred.

          14.4 During the Contract Period, the Partnership may, upon reasonable prior notice to the Contributing Parties, show the Property to prospective tenants.

          14.5 (a) During the Contract Period, the Contributing Parties may amend or extend Leases aggregating up to 30,000 square feet, without the Partnership's consent, provided that (i) no single Lease, as amended or extended, shall be for more than 10,000 square feet of space, and (ii) any such amendment or extension shall be on market terms, and will not adversely affect the Partnership's return on investment (taking into account any reimbursables paid to the Contributing Parties pursuant to this Section).

     (b) Notwithstanding anything contained herein to the contrary, during the period that this Agreement shall be in effect, the Contributing Parties shall not amend or extend any Lease or execute any new Lease after the expiration of the Review Period, without first obtaining the consent of the Partnership pursuant to Section 14.1 hereof.

     15.  BROKERAGE

     (a) The Partnership and the Contributing Parties represent and warrant to each other that no broker or person was in any way instrumental or had any part in bringing about this transaction. The Partnership agrees that, should any claim be made for commissions by any broker or person arising by, through or on account of any act of the Partnership or the Partnership's representatives, the Partnership shall indemnify and hold the Contributing Parties harmless from and against any and all claim, liability, cost or expense (including reasonable attorneys' fees) in connection therewith. The Contributing Parties agree that should any claim be made for commissions by any broker or person arising by, through or on account of any act of any Contributing Party or such Contributing Party's representatives, such Contributing Party shall indemnify and hold the Partnership harmless from and against any and all claim, liability, cost or expense (including reasonable attorneys' fees) in connection therewith. The provisions of this paragraph shall survive delivery of the deed, but the provisions hereof shall not be deemed or construed as a covenant for the benefit of any third party.

     (b) The Contributing Parties shall indemnify the Partnership for any costs, losses, liabilities or expenses arising from any claim by any commercial broker, pursuant to a written agreement with one of the Contributing Parties, for any brokerage fee or commission, in connection with any renewal or extension of a Lease, that is excess of the market commission for such a renewal or extension as of the date of such brokerage agreement. Additionally, the Contributing Parties shall pay (and hereby indemnifies the Partnership against) all brokerage commissions relating to any existing Leases for the base lease term set forth on the rent roll. The provisions of this paragraph shall survive Closing.

     16.  CONDITIONS PRECEDENT TO CLOSING

     (a) The Partnership's obligations to close title under this Agreement on the Closing Date shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

               (i) all of the Contributing Parties' representations and warranties made in this Agreement shall be true and correct in all material respects as of the Closing Date as if they were made on that date;

               (ii) the Partnership shall have received estoppel certificates substantially in the form attached hereto as EXHIBIT M (all estoppel certificates shall contain information reasonably satisfactory to the Partnership), or in the form (if any) required under the applicable Lease, from (A) each of the five Major Tenants and (B) other Tenants aggregating at least 50% of the aggregate square footage of the Improvements leased to Tenants other than Major Tenants; provided, however, that the Contributing Parties shall initially send out estoppels in the form of EXHIBIT M; provided, further, that if the appropriate amount of estoppel certificates are not available at Closing, the Partnership shall be obligated to consummate the transaction contemplated hereby if the Partnership shall have received estoppel certificates from (1) each of the five Major Tenants, (2) other Tenants aggregating at least fifty percent (50%) of the aggregate square footage of the Improvements leased to Tenants, including the Major Tenants, and (3) landlord estoppel certificates from the appropriate Contributing Party (containing information substantially similar to that contained in the tenant estoppel certificates) such that the aggregate square footage of the Improvements (excluding the Major Tenants) covered by the tenant estoppel certificates received in (2) above and the landlord estoppel certificates received in (3) above is not less than fifty percent (50%); and provided, further, that if the required number of tenant and landlord estoppels have not been provided at Closing, the Partnership shall have the right, at its option, to adjourn the Closing for a fifteen (15) day period in order to obtain such required number of tenant estoppels. The Contributing Parties' statements contained in such landlord estoppels shall be deemed representations of the Contributing Parties and the Contributing Parties' liability for any inaccuracy contained therein shall be limited as set forth in the penultimate paragraph of Section 10 hereof except that the information made by the Contributing Parties in such landlord estoppels shall survive the Closing for a period of two years, provided that (i) the representations made by the Contributing Parties in any particular landlord estoppel shall in no event survive after the date the Partnership receives such information from the relevant tenant pursuant to a tenant estoppel and (ii) none of the representations made by any of the Contributing Parties in the landlord estoppels shall in any event survive the date the Partnership receives the amount of tenant estoppels referred to clause (B) above (except to the extent such tenant estoppels reveal any inaccuracy in the information contained in the landlord estoppels);

               (iii) the Contributing Parties shall have performed all material obligations and agreements undertaken by them herein to be performed at or prior to the Closing Date;

               (iv) the receipt of the Consents except as otherwise set forth in Section 26 hereof; and

               (v) except as set forth in Exhibit G attached, all of the Service Contracts shall have been terminated.

               (vi) the Existing Mortgages (other than the Surviving Mortgages) shall be prepayable at any time with or without a prepayment premium.

     (b) The Contributing Parties' obligations to close title under this Agreement on the Closing Date shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

               (i) all of the Partnership's representations and warranties made in this Agreement shall be true and correct in all material respects as of the Closing Date as if they were made on that date;

               (ii) the Partnership shall have performed all material obligations and agreements undertaken by it herein to be performed at or prior to the Closing Date; and

               (iii) at Closing, the Partnership shall reimburse the Contributing Parties for any tenant improvement costs or leasing commissions which the Contributing Parties may have incurred in connection with the amendment or extension of a Lease approved by the Partnership or any new Lease approved by the Partnership as provided in
     Section 14 hereof or any other tenant improvement work hereafter approved by the Partnership with respect to any other Leases. Additionally, Cappelli Associates or a related party will be performing the tenant work with respect to the four (4) Tenants listed on Schedule 9 attached. Upon the completion of such tenant work, the Partnership shall pay Cappelli Associates or such related party, as applicable, the amounts set forth in such Schedule 9.

     17.  CLOSING

     The closing of title to the Property (the "CLOSING") shall take place at 10:00 a.m. on April 6, 1998 at a mutually agreed upon location; provided, however, that, subject to any express adjournment rights provided for hereunder, either party may adjourn the Closing for up to fifteen (15) days (with time being of the essence with respect to such 15-day extension period).

     18.  TAX CERTIORARI PROCEEDINGS

          18.1 The Contributing Parties are pursuing tax certiorari proceedings with respect to the Properties indicated on SCHEDULE 1 attached, which tax certiorari proceedings shall be continued by the Contributing Parties and the Partnership subsequent to the Closing. No tax certiorari proceedings shall be prosecuted, terminated or settled without the consent of the Contributing Parties. Any monies received by the Partnership in connection with such tax certiorari proceedings (less the actual, out-of-pocket costs and expenses paid by the Partnership to third parties in connection with such proceedings) shall be promptly paid by the Partnership to the Contributing Parties to the extent such monies relate to the period of time prior to Closing. The provisions of this Section 18 shall survive the Closing.

     19.  NOTICES

     All notices, requests and demands to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (a) personal delivery (including, without limitation, overnight delivery, courier or messenger services); (b) telecopying (if confirmed in writing sent by registered or certified, first-class mail, postage prepaid, return receipt requested), or (c) registered or certified, first-class United States mail, postage prepaid, return receipt requested. Notice by a party's counsel shall be deemed to be notice by such party. All notices to the Contributing Parties shall be sent c/o Cappelli Enterprises, Inc. at the address set forth below. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent (x) pursuant to subsection (a) shall be deemed received upon such personal delivery, (y) pursuant to subsection (b) shall be deemed received on the day it is dispatched by telecopier and (z) pursuant to subsection (c) shall be deemed received five (5) days following deposit in the mail.

     If to any Contributing Party:

                         c/o Cappelli Enterprises, Inc.
                         115 Stevens Avenue
                         Valhalla, NY  10595
                         Attn: Louis R. Cappelli
                               Luca A. Cappelli
                         Telecopy:  (914) 747-2743

     With copies to:     Wachtell, Lipton, Rosen & Katz
                         51 West 52nd Street
                         New York, NY 10019
                         Attention:  Stephen Gellman, Esq.
                         Telecopy:  (212) 403-2000

     To Partnership:     c/o Reckson Associates
                         225 Broadhollow Road
                         Melville, NY  11747-0983
                         Attention:  Jason Barnett
                         Telecopy:  (516) 694-6390

     With copies to:     Brown & Wood LLP
                         One World Trade Center
                         New York, NY  10048-0557
                         Attention:  Jeff Feigelson, Esq.
                         Telecopy:  (212) 839-5599

     20.  DEFAULT

     20.1 Partnership's Default.  If the Partnership shall be in default for
          ---------------------
more than ten (10) calendar days after receipt of written notice of any obligations imposed upon the Partnership by this Agreement (except for a default by the Partnership for failure to close within the time period described in Section 17 hereof, for which no grace period shall be applicable), and the Contributing Parties have performed or have offered to perform their obligations hereunder, then the Contributing Parties shall have the right to treat this Agreement as having been breached by the Partnership and the Contributing Parties' remedy on account of such breach shall be the right to terminate this Agreement by written notice to the Partnership or the Partnership's attorney. Upon such termination (a) the Partnership shall pay, immediately after written demand therefor, the sum of $4,000,000 to the Contributing Parties and (b) the Partnership shall also pay to the Contributing Parties, immediately after written demand therefor, the actual out-of-pocket expenses (up to a maximum amount of $350,000) incurred by the Contributing Parties in connection with this Agreement. The Contributing Parties and the Partnership hereby agree that payment of such $4,000,000 and such expenses to the Contributing Parties shall be deemed to be fair and adequate, but not excessive, liquidated damages based upon the following considerations which the Contributing Parties and the Partnership agree would constitute damages to the Contributing Parties for any default by the Partnership but which are impossible to quantify, to wit: (i) the removal of the Property from the real estate market together with the uncertainty of obtaining a new purchaser at the same or greater purchase price; (ii) the expenses incurred by the Contributing Parties, including (but not by way of limitation) attorneys' fees, taxes, mortgage interest, and other items incidental to the maintenance of the Property until it is eventually sold; and (iii) all other expenses incurred by the Contributing Parties as a result of the Partnership's default.

          In the event of such termination, the Partnership shall immediately return its executed copy of this Agreement to the Contributing Parties for cancellation together with all due diligence material, reports and studies delivered to the Partnership by the Contributing Parties (without the Partnership retaining copies thereof).

     20.2 The Contributing Party's Default.  In the event any Contributing
          --------------------------------
Party is in default by reason of any Contributing Party's failure or refusal to comply with any terms of this Agreement for more than ten (10) calendar days after receipt of written notice thereof has been given to the Contributing Parties (except for a default by the Contributing Parties to close within the time period described in Section 17 hereof, for which no grace period shall be applicable unless otherwise expressly set forth herein), the Partnership's remedies shall be (a) the cancellation of this Agreement, whereupon except as set forth below neither party shall have any further rights or obligations hereunder, or (b) an action to specifically enforce this Agreement to compel the Contributing Parties to perform the terms and conditions of this Agreement. The Contributing Parties agree that the Contributing Parties shall also pay all actual out-of-pocket costs and expenses incurred by the Partnership as a result of the Contributing Party's default hereunder, including reasonable attorneys' fees.

     21.  ASSIGNMENT

     This Agreement and the Partnership's rights hereunder may not be assigned by the Partnership without the prior written consent of the Contributing Parties. The Contributing Parties may not assign any or all of their rights hereunder without the consent of the Partnership.

     22.  GUARANTY

     (a) At Closing, the Unit Holders will, at their option, execute (i) an amendment (the "AMENDMENT"), in the form of EXHIBIT N, of an existing guaranty of Partnership indebtedness, and (ii) guaranties of the indebtedness secured by the Surviving Mortgages (the "Guaranties"). The initial amount of the Amendment shall be $32,000,000. The initial aggregate amount of the Guaranties shall be $28,000,000 and the provisions of each of the Guaranties shall be such that (i) there will be no liability thereunder until the holder of the related Surviving Mortgage shall have suffered losses under such Surviving Mortgage of an amount, the aggregate of such amounts for both of the Surviving Mortgages to total $7,000,000, and (ii) the amount of potential liability under the related Surviving Mortgage will not be reduced as a result of the first repayments of amounts of principal thereunder, the aggregate of such amounts for both Surviving Mortgages to total $10,000,000. As a partner contributing property to the Partnership in exchange for Units, the Unit Holders will receive annually from the Partnership, Form 1065, Schedule K-1, Partner's Share of Income, Credits, Deductions, etc. Such Form will also be part of the tax return filed by the Partnership with the Internal Revenue Service. The Partnership represents that the Schedule K-1 submitted to the Unit Holders and included in its tax return will reflect that the Unit Holders, as partners, have a share of liabilities which includes the amount the Unit Holders guaranteed under the Amendment and the Guaranties. The Partnership shall have the right to pay off all or a portion of the indebtedness secured by the Amendment and the Guaranties (including by means of regularly scheduled amortization payments); provided, however, that, if such payoff occurs within fifteen (15) years of the Closing Date, then, prior to such payoff, the Partnership shall give the Unit Holders the opportunity to guarantee other indebtedness of the Partnership in an amount which (i) is at least equal to the principal amount of the indebtedness which is scheduled to be paid off, and (ii) leaves the Unit Holders in the same tax position as the guaranty with respect to the indebtedness which is scheduled to be paid off with respect to their shares of Partnership liabilities, such amount to be reduced for any Unit Holder pro rata based on the portion, if any, of the Units originally issued to such Unit Holder which have been subject to a taxable transfer or exchange or other event resulting in an increase in tax basis to reflect fair market value.

     (b) The Partnership shall not, and shall not permit any other person to, assume any risk of loss with respect to any portion of the Surviving Mortgages, within the meaning of Section 752 of the Code.

     (c) In the event that the Partnership breaches any of the covenants set forth in the final sentence of paragraph (a) above or in paragraph (b) above, the Partnership shall make payments to Cappelli Associates II or Cappelli Associates VI or the partners thereof consistent with the principles set forth in Section 28 with respect to any taxable gain under Section 731(a) of the Code resulting from such breach.

     (d) In the event of the death of a Unit Holder, or the transfer or exchange of Units which results in an adjustment to the federal tax basis in the Units to reflect fair market value, the Partnership may, at its option, require the transferring Unit Holder or the successor of the deceased Unit Holder to terminate or assign to other parties designated by the Partnership the guaranties pursuant to the Amendment or the Guaranties referred to in paragraph (a) above.

     (e)  The provisions of this Section shall survive Closing.

     23.  COUNTERPARTS

     This Agreement may be executed in counterparts. The signatures of the parties who sign different counterparts of this Agreement or any of the instruments executed to effectuate the purposes of this Agreement shall have the same effect as if those parties had signed the same counterparts of this Agreement or of any such instrument.

     24.  FURTHER ASSURANCES

     The Partnership and the Contributing Parties each agree to execute and deliver to the other such further documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of this Agreement. This paragraph shall survive the Closing Date.

     25.  MISCELLANEOUS

          25.1 In connection with the transfer of the Property pursuant to this Agreement, the Partnership agrees to pay the fees and disbursements of the title company for searches, surveys, title reports and title insurance and recording fees.

          25.2 Subject to Section 21 hereof, this Agreement shall be binding upon and shall inure to the benefit of the Contributing Parties and the Partnership and their respective successors and assigns. Louis R. Cappelli and the Unit Holders are intended third-party beneficiaries of the provisions of this Agreement which relate to them, and shall be entitled to rely upon and enforce such provisions to the same extent as if they were parties signatory to this Agreement.

          25.3 This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

          25.4 The headings of the several Sections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof.

          25.5 The invalidity or unenforceability of any provision of this Agreement shall not affect or impair any other provision of this Agreement.

          25.6 This Agreement contains the entire agreement between the Contributing Parties and the Partnership, and any and all prior understandings and dealings heretofore had are merged herein and any agreement hereafter made shall be ineffective to change, modify or discharge this Agreement in whole or in part unless such agreement hereafter made is in writing and signed by the Contributing Parties and the Partnership.

          25.7 The Partnership shall have no right to record this Agreement or a memorandum hereof. If the Partnership shall so record this Agreement or a memorandum, the Partnership shall be in default of the terms and conditions of this Agreement.

          25.8 The Partnership agrees that the acceptance by the Partnership of the deed for the Real Property shall be deemed to be a full performance and discharge of every covenant, condition, agreement and obligation on the part of the Contributing Parties hereunder, and no representation, warranty, agreement, covenant or condition, express or implied, of the Contributing Parties shall survive the Closing, except those which are herein specifically stated to survive the Closing.

     26.  SURVIVING MORTGAGES

     (a) From and after the execution of this Agreement, the Contributing Parties shall use commercially reasonable efforts to obtain the consent (the "CONSENTS") of the holders of the Surviving Mortgages (the "MORTGAGE HOLDERS") to the transfer of the applicable Property to the Partnership subject to the lien of the applicable Surviving Mortgage. The Partnership shall cooperate in all reasonable respects with the Contributing Parties in obtaining such consent and will execute any documents reasonably requested by the Mortgage Holders.

     (b) If the Contributing Parties fail to obtain the Consents by the Closing Date, then the Partnership shall, within five Business Days after the scheduled Closing Date, elect one of the following options:

     (i) The Partnership may elect to adjourn the Closing for a thirty day period, during which time the Partnership shall use commercially reasonable efforts to obtain the Consents. If the Partnership fails to obtain such Consents, then the Partnership shall be entitled to elect one of its options set forth in clauses (ii) through (v) below.

     (ii) The Partnership may elect to close upon all of the Properties other than the Real Property encumbered by the applicable Surviving Mortgage (the "AFFECTED REAL PROPERTY"), and the Consideration shall be modified proportionately based upon the allocation of the Consideration as set forth in Schedule 1 hereto. In such case, the Partnership will be obligated to close upon the Affected Real Property if the Contributing Parties obtain the applicable Consent within six months after the Closing Date. In any event, the Partnership may elect, subject to the delivery of the indemnity set forth in clause (iv) below, to close upon the Affected Real Property at any time during such six month period even if such Consent has not been obtained, in which case the Consideration allocated to the Affected Real Property shall be paid to the Contributing Parties. If an Affected Real Property is not acquired by the Partnership, then the Amendment and Guaranty amounts set forth in Section 22 hereof shall be adjusted by the Partnership and the Unit Holders in such a manner and to such an extent as shall be required in order to effectuate the original intent of the provisions thereof.

     (iii) The Partnership may elect to cancel this Agreement in full, whereupon neither party shall have any further obligations to each other, except for the obligations expressly stated herein to survive termination of this Agreement.

     (iv) The Partnership may elect to accept all of the Real Properties even though all of the Consents have not been obtained. In such case, the Partnership shall deliver an indemnity agreement in favor of the Contributing Parties wherein the Partnership indemnifies the Contributing Parties and their Affiliates against all loss, cost and expense incurred by the Contributing Parties and their Affiliates as a result of (i) any claim for any principal, interest or prepayment fees due under the relevant loan and
(ii) any claim resulting from the transfer of the Affected Real Property to the Partnership.

     (v) The Partnership may pay off either Surviving Mortgage at Closing, in which case (i) Unit Holders shall be given the opportunity to guarantee additional indebtedness of the Partnership in an amount equal to the amount of the Guaranty in effect with respect to any Surviving Mortgage that is paid off at Closing and (ii) if the Partnership paid a prepayment premium, then the distributions payable with respect to the Preferred Units shall be decreased in accordance with the applicable provisions of the Partnership Amendment.

     (c) If the Partnership assumes the obligations under the Surviving Mortgages, then the Partnership shall use commercially reasonable efforts to get the Contributing Parties (and their Affiliates) released from any recourse indebtedness or liabilities they may have with respect to such Surviving Mortgages.

     (d)  The provisions of this Section 26 shall survive the Closing.

     27.  ERNST & YOUNG LETTER

     Within five (5) Business Days of the Partnership's written request, each Contributing Party shall execute and deliver to Ernst & Young a letter in the form of Exhibit O attached hereto and deliver or otherwise make available to Ernst & Young any financial information requested by Ernst & Young. The Contributing Parties' obligations under this paragraph shall survive until April 15, 1999.

     28.  SALE OF PROPERTY

     Without the prior written consent of the Unit Holders, the Partnership shall not sell, exchange, transfer, convey or otherwise dispose of any of the Properties for a period of fifteen (15) years from the Closing Date in a transaction (including, without limitation, a merger, consolidation, combination or tax terminating event under Section 708 of the Code) which results in the recognition of taxable gain to the Partnership and the allocation under Section 704(c) of the Internal Revenue Code of 1986 (the "CODE") of any portion of such taxable gain (the "SECTION 704(c) GAIN") to any of the Unit Holders, except (a) in connection with a wholly tax-free exchange, or other transaction, in either case with no boot and which would result in no taxes being incurred by the Unit Holders, (b) in connection with a sale of all or substantially all of the assets of the Partnership or another transaction which results in a change-in-control of the REIT or the Partnership, provided the Unit Holders receive the same relative tax treatment as the most favorable treatment received by any of the Rechler family members who on the date hereof are executive officers of the REIT and, in all cases, the Partnership shall, consistent with the Partnership's economic objectives in connection with such transaction and the REIT's fiduciary obligations to all of the Partnership's limited partners, use its best efforts to structure the transaction so as to avoid the incurrence of taxes by the original holders of the Series B Preferred Units, or (c) in the event of (i) the death of Louis R. Cappelli or the other Unit Holders, or
(ii) the transfer or exchange of the Units issued to the Unit Holders which (in the case of either (i) or (ii)) results in an adjustment to the federal income tax basis of the applicable Property such that the sale of the applicable Property will not result in the recognition of Section 704(c) Gain to any of the Unit Holders. Nothing contained herein shall prohibit the Partnership from selling, exchanging (including, without limitation, an exchange pursuant to Section 1031 of the Code) or otherwise disposing of the Property in violation of the restrictions set forth above in which case the Partnership shall pay each Unit Holder with respect to whom federal income tax basis in the applicable Property has not been, as of the time of the disposition, adjusted as described in clause (c) above, any federal, state and local income tax liability suffered by it with respect to its share of any Section 704(c) Gain allocated to it upon such disposition plus an additional payment such that after payment by the affected Unit Holder of all taxes (including penalties and interest) on amounts received hereunder, the affected Unit Holder retains an amount equal to the taxes due on its share of
Section 704(c) Gain. Subsequent to the Closing, the Partnership shall use the traditional method under Section 704(c) of the Code and Treasury Regulation 1.704-3(b) in connection with allocations relating to the Property. The provisions of this Section 28 shall survive Closing.

     29.  PURCHASE OPTION

     At Closing, the Partnership shall enter into an option agreement (the "Put/Call Agreement") in the form of EXHIBIT P attached hereto with respect to the property set forth therein (the "OPTION PARCEL").

     30.  LIQUIDITY

     The Partnership shall use its contacts and resources, and shall use reasonable commercial efforts, to assist the Unit Holders in obtaining a non-recourse loan (the "Unit Loan") from a third party secured by the Units, which loan shall be in an amount equal to the Unit Loan Amount. As used herein, the "UNIT LOAN AMOUNT" shall mean an amount equal to the sum of (a) 85% of the value of the Preferred Units received by the Contributing Parties at Closing plus 85% of the value of the Preferred Units (the "Extra Preferred
           ----
Units") received by the Cappelli Partner from the sale of the Cappelli Partnership Interest in the Hamilton Partnership pursuant to Section 38 hereof and (b) 60% of the value of the Common Units received by the Contributing Parties at Closing plus 60% of the value of the Common Units
                                ----
(the "Extra Common Units") received by the Cappelli Partner from the sale of the Cappelli Partnership Interest in the Hamilton Partnership pursuant to
Section 38 hereof; provided, however, that the aggregate value of the Extra Preferred Units and the Extra Common Units to be included in the Unit Loan Amount (the value of each Extra Preferred Unit being its stated value and the value of each Extra Common Unit being determined in the manner provided in the last sentence of Section 38(d)) shall not exceed the aggregate amount of cash and the aggregate principal amount of the Redemption Notes received by Louis R. Cappelli at or prior to Closing. To the extent required, the Partnership shall deliver credit enhancement to such third party lender with respect to the Unit Loan, which credit enhancement shall be in form and amounts satisfactory to the Partnership and such third party lender. If the Partnership delivers credit enhancement to such third party, such credit enhancement shall be secured by the Units. If the Partnership's delivery of such credit enhancement would be counted as debt under any credit facility then in place with respect to the Partnership, then the Partnership shall have the right of first refusal to make the Unit Loan on the same terms (including the interest rate) as offered by such third party lender. If the Unit Holders (or the Partnership on behalf of the Contributing Parties) are not able to obtain the Unit Loan within six (6) months of Closing, then, at the request of the Unit Holders, the Partnership shall make a loan to the Unit Holders in an amount equal to the Unit Loan Amount, at a 10.5% interest rate, on a non-recourse basis and upon terms similar to those required by third party lenders. Notwithstanding the foregoing, provided the Partnership is given seven (7) Business Days prior notice, at the Unit Holders' option, the Partnership will loan $20,000,000 (or such lesser amount as the Unit Holders may specify) of the Unit Loan Amount to the Unit Holders on that date which is thirty (30) days after the Closing Date (or on such later date as the Unit Holders specify, provided such date is not later than six (6) months after the Closing Date), on the terms described in the preceding sentence. Such $20,000,000 loan shall be secured by any combination of Units; provided, however, that the sum of (a) 85% of the value of the Preferred Units pledged for such loan and (b) 60% of the value of the Common Units pledged for such loan, shall not be less than $20,000,000. All documents and certificates executed in connection with such $20,000,000 loan shall be satisfactory to the Partnership, in the exercise of its reasonable discretion. The provisions of this Section 30 shall survive Closing.

     Notwithstanding anything appearing to the contrary in the Partnership Agreement or the Partnership Amendment, the Partnership and the REIT hereby consent to any pledge of Units made to secure the Unit Loan, and any transfer of Units to the lender in connection with its realization upon its security for the Unit Loan, whether by foreclosure or assignment-in-lieu of foreclosure.

     31.  STOCK IN RSI

     If the Closing occurs prior to the record date for the spin-off distribution of shares of Reckson Services Industries Inc. ("RSI"), Units held by the Unit Holders shall be entitled to receive such distribution, it being understood that the holders of the Preferred Units shall be entitled to receive the amount of RSI Stock which they otherwise would have been entitled to if such Preferred Units were converted into Common Units on the Closing Date in accordance with the Partnership Amendment (irrespective of whether under the terms of the Partnership Amendment the Unit Holders would have been entitled to effect such conversion as of such date). If the Closing occurs subsequent to such record date, the valuation of any consideration to be received by the Contributing Parties in Common Units and the price at which the Series C Preferred Units and Series B Preferred Units are exchangeable into Common Units, shall be adjusted on the same basis as the adjustment (the "RSI ADJUSTMENT") made to the exercise price of outstanding employee stock options of the REIT in respect of REIT Common Stock. In addition, if such Closing occurs subsequent to such record date due to an adjournment of the Closing by the Partnership (other than an adjournment by the Partnership caused by the Contributing Parties), the Partnership shall pay to the Contributing Parties, at the Closing, an additional amount equal to the RSI Adjustment times the number of shares of RSI that the Contributing Parties would have received had the Closing occurred prior to such record date.
Upon the request of the Contributing Parties, the Partnership shall advise the Contributing Parties as to the timing and status of the RSI spin-off.
The provisions of this paragraph shall survive the Closing.

     32.  INDEMNITY

     The Contributing Parties hereby agree to indemnify the Partnership against all loss, cost and expense incurred by the Partnership as a result of any claim or proceeding set forth on Schedule 7 attached; provided, however, that such indemnity shall be terminated upon the Partnership's receipt of evidence reasonably satisfactory to it that the claimants set forth in such proceeding have (i) withdrawn such proceeding with prejudice or (ii) settled such proceeding with the Contributing Parties (it being understood that the obligations of the Contributing Parties under any such settlement agreements shall not be assumed by the Partnership).

     33.  SERVICE CONTRACTS

     Except with respect to the Service Contracts with Sartron Company and Quadlogic, each of the Service Contracts shall be cancelled as of the Closing. If there are any cancellation fees payable by the Contributing Parties as a result of the cancellation of the Service Contracts, the Contributing Parties shall pay the first $50,000 of such fees, the Partnership shall pay the next $50,000 of such fees (provided, however, that the Partnership shall in no event be obligated to pay any fees to any Affiliates of any Contributing Party) and, thereafter, the Contributing Parties shall pay any fees in excess thereof. The provisions of this Section shall survive the Closing.


     34.  140 GRAND DEVELOPMENT AGREEMENT

     At Closing, the Partnership and 140 Grand Street Realty Associates shall enter into a development agreement substantially in the form of EXHIBIT Q attached hereto (the "DEVELOPMENT AGREEMENT").

     35.  BOARD REPRESENTATION

     The Partnership shall nominate Louis R. Cappelli to the Board of Directors of the REIT (the "BOARD OF RA") for a two-year term for election by the Board of RA commencing August 1, 1998. The Partnership shall cause the members of the REIT's senior management that serve on the Board of RA to give their reasonable support to Louis R. Cappelli's election. Subsequent to Closing and prior to August 1, 1998, the Partnership shall cause Louis R. Cappelli to be invited to attend each meeting of the Board of RA. If, at any time, the Unit Holders are no longer the record holder of at least 65% of the Units issued to the Unit Holders at Closing, Louis R. Cappelli shall, at the REIT's option, resign from the Board of RA. While he is on the Board of RA or elects to attend Board of RA meetings, Louis R. Cappelli shall notify a designee of the Board of RA (which at the outset shall be Scott Rechler) of any transaction which he is pursuing which might reasonably be viewed as competitive with the Partnership, the REIT, or any of their Affiliates. Upon receipt of such notice, the Board of RA shall notify Louis R. Cappelli as to whether such transaction does in fact compete or have the potential to compete with Reckson. If the RA Board determines that such transaction does or might so compete, then Louis R. Cappelli shall recuse himself from any board discussions or vote with respect to such matter. The provisions of this Section shall survive the Closing.

     36.  SUMMIT NAME

     Neither the Contributing Parties nor Louis R. Cappelli shall use the name "Summit" in the name of any commercial building it directly or indirectly owns in Westchester, New York, other than (a) any buildings owned by a Contributing Party, Louis R. Cappelli or an Affiliate thereof on the real property referred to in the Put/Call Agreement, and (b) any improvements now or hereafter constructed on the real property adjacent to Stevens Avenue in Mount Pleasant, New York that is currently owned by Cappelli Associates V. The provisions of this Section shall survive Closing.

     37.  CONFIDENTIALITY/PUBLICATION

     (a) Except as may be required by law or as may be necessary to effectuate the contemplated transaction or except as set forth below, both Contributing Party and the Partnership, individually and on behalf of their representatives, agree that they and their respective representatives shall hold both the terms and conditions of this Agreement and its existence as confidential information and will not disclose such terms, conditions or existence or the fact that the negotiations are taking place, to any third party without the other's consent. This Section shall constitute a binding and enforceable agreement under applicable law.

     (b) The Partnership shall have the right with Louis R. Cappelli's reasonable consent to make such public announcements or filings with respect to the transaction as the Partnership may deem reasonably prudent (provided that prior to any such announcement or filing, the Partnership shall submit the text of the announcement or filing to Louis R. Cappelli for his reasonable approval). The Partnership agrees that it will not issue any such announcement, or make any such filing without the prior reasonable approval of Louis R. Cappelli, provided, however, that the Partnership shall be entitled to make such filings or announcements without such approval if (i) such action is required by applicable law based on advice of counsel and (ii) after consultation by the Partnership with Louis R. Cappelli regarding such filing or announcement, the Partnership shall reasonably determine that Louis
R. Cappelli's approval of such filing or announcement is being unreasonably withheld or delayed and the Partnership, at least five (5) Business Days prior to making such announcement or filing, shall have given Louis R. Cappelli written notice of its intent to proceed without his consent. Similarly, the Contributing Parties shall not make any public announcements or filings with respect to the transaction without the consent of the Partnership, which shall not be unreasonably withheld.

     38.  360 HAMILTON
          ------------

     (a) An Affiliate of Cappelli Associates (the "CAPPELLI PARTNER") and the Partnership are currently members in the limited liability company (the "HAMILTON PARTNERSHIP") which owns the building located at 360 Hamilton Avenue, White Plains, New York (the "HAMILTON PROPERTY"). From and after the Closing Date, the Hamilton Partnership shall continue to operate, develop and market the Hamilton Property in accordance with the operating agreement of the Hamilton Partnership; provided, however, that during the sixty (60) day period immediately following the Closing Date, the Partnership shall not enter into any leases with respect to the Hamilton Property without the consent of the Cappelli Partner.

     (b) Between the Closing Date and January 15, 1999, the Cappelli Partner shall have the right (the "CAPPELLI PARTNER PUT RIGHT") to notify the Partnership that the Cappelli Partner wants to sell all of its right, title and interest in the Hamilton Partnership (the "CAPPELLI PARTNERSHIP INTEREST") to the Partnership. Within thirty (30) days after its receipt of such notice, the Partnership shall purchase the Cappelli Partnership Interest from the Cappelli Partner at a purchase price (the "CAPPELLI PURCHASE PRICE") equal to the sum of (i) $6,000,000 plus (ii) all capital invested by the Cappelli Partner in the Hamilton Partnership (which on the date hereof is approximately $1,317,000), together with interest on such capital at an annual rate of 10% from the date or dates such capital was invested. The Cappelli Partner may not exercise the Cappelli Partner Put Right if the Partnership has previously exercised its right under Section 38(c) hereof.

     (c) At any time from the date which is one-hundred twenty (120) days after the Closing Date through January 15, 1999, the Partnership shall have the right to notify the Cappelli Partner that the Partnership wants to purchase the Cappelli Partnership Interest at a purchase price equal to the Cappelli Purchase Price. Within thirty (30) days after its delivery of such notice, the Partnership shall purchase the Cappelli Partnership Interest; provided however that if the Partnership exercises its right hereunder prior to January 1, 1999, then the Cappelli Partner shall have the right to defer such closing until after January 1, 1999 (but such closing shall take place prior to January 15, 1999), in which event the documents needed for such closing shall be delivered in escrow to the Title Insurer (or other satisfactory escrow agent) within thirty (30) days after the Partnership shall have notified the Cappelli Partner of its desire to purchase the Cappelli Partnership Interest. The Partnership may not exercise its rights hereunder if the Cappelli Partner has previously exercised the Cappelli Partner Put Right or the Cappelli Partner Call Right.

     (d) Simultaneously with any purchase of the Cappelli Partnership Interest, the Partnership shall either (i) obtain a release of the Cappelli Partner or any Affiliate thereof from any existing loan guaranties and other recourse obligations or (ii) indemnify the Cappelli Partner or such Affiliate from any liability it incurs under any existing loan guaranties and other recourse obligations. Notwithstanding anything herein to the contrary, the Cappelli Partner may, at its election, receive all or a portion of the purchase price paid by the Partnership for the Cappelli Partnership Interest under this Section 38 in any combination of (i) cash, (ii) Common Units or
(iii) Series C Preferred Units. At least five (5) Business Days prior to the date of such closing, the Cappelli Partner shall notify the Partnership as to how many Series C Preferred Units and Common Units the Cappelli Partner shall elect to receive; provided, however, that the value of each type of Unit chosen by the Cappelli Partner shall not be less than $1,000,000. For purposes of this Section, each Common Unit to be issued hereunder shall have a value equal to the average closing price on the New York Stock Exchange of a share of common stock of the REIT for the forty five (45) day period immediately preceding the exercise of the Partnership's call right pursuant to Section 38(c) or the Cappelli Partner Put Right pursuant to Section 38(b), unless the Cappelli Partner shall defer the closing pursuant to the proviso of the second sentence of Section 38(c), in which event the applicable period for determining the value of the Common Units shall be the forty five (45) day period immediately preceding the day which is six (6) Business Days prior to such closing.

     (e) If the Partnership purchases the Cappelli Partnership Interest pursuant to this Section 38, then, with respect to the leasing of space in the Hamilton Property (it being understood that Cappelli Associates' rights under this paragraph shall not apply to leases which relate to any space which has been previously leased by the Hamilton Partnership to a tenant which has taken occupancy of such space and commenced paying rent under its lease), the Partnership shall cause the Hamilton Partnership to offer Cappelli Associates (which term, as used in this Section 38(e), shall include any Affiliate of Cappelli Associates or of Louis R. Cappelli) the opportunity to work as the general contractor for any tenant work required to be performed by the Hamilton Partnership under leases exceeding 50,000 square feet of space. If it elects to perform such work, then Cappelli Associates shall perform such work pursuant to a lump sum contract (it being understood that such lump sum contract shall obligate Cappelli Associates to pay for all costs of completing the applicable work to the extent such costs exceed such lump sum and to retain such lump sum even if the costs of completing such work are less than such lump sum) and the amount payable to Cappelli Associates thereunder (the "CONTRACT PRICE") shall be equal to the sum of (i) the cost of completing such tenant work as determined by the Partnership and Cappelli Associates by bidding out such tenant work plus (ii) 5% of such cost (excluding the general conditions). The parties acknowledge that there could be a good faith disagreement as to the cost of completing such tenant work based on the validity of bids received in bidding out such tenant work. If Cappelli Associates reasonably determines that a bid with respect to any portion of such tenant work is unrealistically low and cannot be performed, then such bid shall not be used in determining the cost of completing such tenant work unless the Partnership is able to receive another bid with respect to such portion of such tenant work from a reputable subcontractor within ten percent (10%) of the disputed bid, if the disputed bid is less than $1,000,000, or within five percent (5%) of the disputed bid, if the disputed bid is equal to or greater than $1,000,000. If the Partnership reasonably determines that a bid with respect to any portion of such tenant work is too high and the Partnership is able to receive a new bid with respect to such portion of such tenant work from a reputable contractor which is at least ten percent (10%) lower than the disputed bid, if the disputed bid is less than $1,000,000 or within five percent (5%) of the disputed bid, if the disputed bid is equal to or greater than $1,000,000, then such lower bid shall be used in determining the cost of completing such tenant work unless Cappelli Associates reasonably determines that hiring such new contractor would be disruptive to the construction of the tenant work. Within ten (10) days from the date hereof, Cappelli Associates shall have the right to deliver a list of contractors whom it deems unacceptable and bids from such contractors shall not be used by the Partnership in determining the cost of completing such tenant work. Cappelli Associates shall notify the Partnership within three (3) Business Days after it is notified of the Contract Price and the scope of the work to be performed as to whether it will perform such work. If Cappelli Associates elects not to perform such work, the Hamilton Partnership shall be free to hire any other contractor to perform such work.

     (f) At any time between the Closing Date and 120 days thereafter, the Cappelli Partner shall have the right (the "CAPPELLI PARTNER CALL RIGHT") to notify the Partnership that the Cappelli Partner wants to purchase all of the Partnership's right, title and interest in the Hamilton Partnership (the "PARTNERSHIP INTEREST"); provided, however, that the Cappelli Partner may only exercise the Cappelli Partner Call Right in connection with a transaction involving the construction of a courthouse on the Hamilton Property. Within fifteen (15) days after its receipt of such notice, the Partnership shall elect to either (i) remain a partner in the Hamilton Partnership, in which case the Cappelli Partner shall no longer have the Cappelli Partner Put Right and the Partnership shall no longer have the obligation to purchase the Cappelli Partnership Interest pursuant to any of the provisions of this Section 38, or (ii) require the Cappelli Partner to purchase the Partnership Interest for a purchase price equal to the sum of
(x) $10,000,000 plus (y) all capital theretofore invested by the Partnership in the Hamilton Partnership, together with interest on such capital at an annual rate of 10% from the date or dates such capital was invested. If the Partnership fails to give written notice of its election to the Cappelli Partner within such fifteen (15) day period, then the Partnership shall be conclusively deemed to have made the election described in clause (ii) of the preceding sentence. If the Partnership elects to require the Cappelli Partner to purchase the Partnership Interest pursuant to such clause (ii), then the closing of such Partnership Interest shall occur within fifteen (15) days after the Partnership notifies the Cappelli Partner of such election.
If the Partnership elects to remain a partner in the Hamilton Partnership pursuant to clause (i) above, then the Cappelli Partner shall have the right to thereafter admit one or more additional partners to the Hamilton Partnership provided (1) none of such other partners is a real estate investment trust which regularly invests in suburban office or industrial buildings in Westchester County, (2) the admission of such additional partner(s) shall reflect a bona fide transaction and (3) the admission of such third party will dilute the Partnership's and the Cappelli Partner's interest in the Hamilton Partnership equally.

     (g) The Cappelli Partner Call Right shall be terminated and no longer in effect if, at any time after sixty (60) days after the Closing Date (but before the Cappelli Partner Call Right shall have been exercised in accordance with Section 38(f) hereof), the Hamilton Partnership enters into a lease or letter of intent with a tenant for over 75,000 square feet of space with respect to the Hamilton Property.

     (h)  Any partnership interest transferred pursuant to the terms of this
Section 38 shall be transferred free and clear of all interests or liens of any third parties.

     (i) The provisions of this Section 38 shall survive Closing.

     39.  Representations and Covenants of REIT.  The REIT represents,
          -------------------------------------
warrants, and covenants to the Contributing Parties that (i) it has operated, and shall continue to operate, its business in such a manner as to qualify as a real estate investment trust under the Code and Treasury Regulations, and
(ii) it has not taken, or omitted to take, any action which would reasonably be expected to result in a challenge to its status as a real estate investment trust under the Code and Treasury Regulations, and no such challenge is pending or, to the REIT's knowledge, threatened.

     40.  Mortgage Loans.
          --------------

          (a) On April 6, 1998, the Partnership shall make a loan (the "First Loan") in the amount of $10,000,000 to Cappelli Associates IV (the "Cappelli Borrower") by wire transfer of immediately available funds to an account specified in writing by the Cappelli Borrower. Interest on the First Loan shall be payable monthly at an annual rate of 10%. The First Loan shall mature on April 14, 1999, shall be evidenced by a promissory note executed by the Cappelli Borrower in favor of the Partnership, shall be secured by a mortgage encumbering the Option Parcel and shall be fully guaranteed by Louis
R. Cappelli and Luca A. Cappelli. The First Loan shall be prepayable at any time, at the option of the Cappelli Borrower, without any prepayment premium or fee.

          (b) On the Closing Date, the Partnership shall make an additional loan (the "Second Loan") in the amount of $10,000,000 to the Cappelli Borrower. Interest on the Second Loan shall be payable at an annual rate of 10%. The Second Loan shall mature on April 14, 1999 and shall be secured by a mortgage encumbering the Option Parcel (but shall not be guaranteed by Louis R. Cappelli or Luca A. Cappelli). The Second Loan shall be prepayable at any time, at the option of the Cappelli Borrower, without any prepayment premium or fee.

          (c) The Option Parcel is currently encumbered by a mortgage (the "Existing Option Parcel Mortgage") in the outstanding principal amount of approximately $3,400,000. Except for the Existing Option Parcel Mortgage, no other mortgage encumbers the Option Parcel and no other mortgage or lien shall be recorded encumbering the Option Parcel while any sums remain unpaid under the First Loan or the Second Loan. The Cappelli Borrower shall pay off the Existing Option Parcel Mortgage on the Closing Date.

          (d) The Partnership may, at its option, record any or both of the mortgages securing the First Loan and the Second Loan. All mortgage recording taxes, filing fees and title insurance premiums shall be paid by the Partnership. The Cappelli Borrower shall reimburse the Partnership for any and all such mortgage recording tax if any of the following events shall occur: (1) if the First Loan and the Second Loan is not paid in full by July 14, 1998, (2) if an event of default shall occur under the First Loan or the Second Loan, (3) if a mortgage encumbering all or a portion of the Option Parcel in favor of another lender (the "Take-out Lender") is executed simultaneous with the payoff of the First Loan or Second Loan, in which event the Partnership shall assign its mortgage and note to the Take Out Lender or
(4) if the Closing Date does not occur as a result of the Contributing Parties failure to satisfy any of the conditions set forth in Section 16(a) hereof.

          (e) As set forth in the Put/Call Agreement, the Partnership shall, at the request of the Cappelli Borrower on that date which is sixty (60) days after the Closing Date (or on such later date as the Cappelli Borrower may specify), cause a bank acceptable to the Cappelli Partner to issue an irrevocable letter of credit in favor of the Cappelli Borrower or its designee in the amount of $20,125,000 to secure the Partnership's obligations under the Put/Call Agreement. All sums due under the First Loan and the Second Loan shall be paid in full at or prior to the delivery of such letter of credit to the Cappelli Borrower or its designee.

          (f) It is specifically acknowledged that the Partnership shall not have the obligation to make (i) the Second Loan or cause the issuance of the letter of credit referred to above if the Closing fails to occur or (ii) the First Loan if the Partnership shall have given notice to the Contributing Parties that a Due Diligence Deficiency exists and that the Partnership does not desire to proceed with its acquisition of the Real Property.

          (g)  The provisions of this Section 40 shall survive the Closing.


          IN WITNESS WHEREOF, the Contributing Parties and the Partnership have executed this Agreement as of the day and year first above written.



                         CAPPELLI ASSOCIATES I



                         By:
                              ---------------------------------
                              Luca A. Cappelli, General Partner



                         By:
                              ---------------------------------
                              Louis R. Cappelli, General Partner


                         CAPPELLI ASSOCIATES II



                         By:
                              ---------------------------------
                              Luca A. Cappelli, General Partner



                         By:
                              ---------------------------------
                              Louis R. Cappelli, General Partner


                         CAPPELLI ASSOCIATES III



                         By:
                              ---------------------------------
                              Luca A. Cappelli, General Partner



                         By:
                              ---------------------------------
                              Louis R. Cappelli, General Partner



                         CAPPELLI ASSOCIATES VI


                         By:
                              ---------------------------------
                              Luca A. Cappelli, General Partner


                         By:
                              ---------------------------------
                              Louis R. Cappelli, General Partner


                         140 GRAND STREET REALTY ASSOCIATES


                         By:
                              ---------------------------------
                              Luca A. Cappelli, General Partner


                         By:
                              ---------------------------------
                              Louis R. Cappelli, General Partner


                         COLUMBUS AVENUE REALTY ASSOCIATES


                         By:
                              ---------------------------------
                              Luca A. Cappelli, General Partner


                         By:
                              ---------------------------------
                              Louis R. Cappelli, General Partner


                         The undersigned hereby consents to the provisions contained in Section 36 and Section 3.5 hereof


                         ---------------------------------------
                         LOUIS R. CAPPELLI



     The undersigned is not a Contributing Party, but has executed this Agreement as of the date hereof solely for the purpose of evidencing its obligations with respect to the covenants and agreements of the "Cappelli Borrower" set forth in Section 40 hereof and its agreement to deliver the Put/Call Agreement set forth in Section 29 hereof.


                         CAPPELLI ASSOCIATES IV


                         By:
                              ---------------------------------
                              Luca A. Cappelli, General Partner



                         By:
                              ---------------------------------
                              Louis R. Cappelli, General Partner


                         PARTNERSHIP:
                         -----------

                         RECKSON OPERATING PARTNERSHIP, L.P.

                         By:  RECKSON ASSOCIATES REALTY CORP.
                              Its General Partner


                         By:
                              ---------------------------------
                              Name:
                              Title:


                         REIT:
                         ----
                         The undersigned has executed this Agreement as of the date hereof solely with respect to the representations, warranties and covenants of the undersigned set forth in Section 39 of this Agreement.

                         RECKSON ASSOCIATES REALTY CORP.


                         By:
                              ---------------------------------
                              Name:
                              Title:


STATE OF NEW YORK)
                    ) ss.:
COUNTY OF        )
          -------


     On the        day of               , 1998, personally appeared
           -------       ---------------
                    , to me known to be the person who executed the foregoing
--------------------
instrument and who, being duly sworn, did depose and say that he executed the foregoing instrument before me.


                              ---------------------------------
                              Notary Public
                              My Commission Expires:
                              Commissioner of the Superior Court



STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF SUFFOLK        )


     On the        day of     , 1998, personally appeared
            ------        ----                            -------------------
, to me known to be the person who executed the foregoing instrument and
who, being duly sworn, did depose and say that he is a                   of
                                                       -----------------
Reckson Associates Realty Corp., general partner of Reckson Operating Partnership L.P., that he executed the foregoing instrument and that he had authority to sign the same, and he acknowledged that it was his free act and deed and the free act and deed of Reckson Associates Realty Corp., before me.


                              ---------------------------------
                              Notary Public
                              My Commission Expires:
                              Commissioner of the Superior Court


                                  SCHEDULE 1

          List of Contributing Parties; Location and Allocated Value
          ----------------------------------------------------------

 CONTRIBUTING PARTY            LOCATION     ALLOCATED VALUE    TAX CERTIORARI
 ------------------            --------     ---------------    --------------
                                                               PROCEEDING
                                                               ----------
 Cappelli Associates I

 Cappelli Associates II

 Cappelli Associates III

 Cappelli Associates IV

 Cappelli Associates VI

 140 Grand Street Realty
 Associates

 Columbus Avenue Realty
 Associates



                                  SCHEDULE 2

                          List of Personal Property
                          -------------------------


                                  SCHEDULE 3

                 List of Mortgages Encumbering the Properties
                 --------------------------------------------


                                                                    SURVIVING
                                       OUTSTANDING    PREPAYMENT    MORTGAGE:
 PROPERTY      BORROWER      LENDER    PRINCIPAL      PENALTY       YES/NO
 --------      --------      ------    -----------    ----------    ---------



                                  SCHEDULE 4

                        List of Permitted Encumbrances
                        ------------------------------


                                  SCHEDULE 5

                            Pending Zoning Charges
                            ----------------------


                                  SCHEDULE 6

                              Violations of Law
                              -----------------


                                  SCHEDULE 7

                                  Litigation
                                  ----------


                                  SCHEDULE 8

                            Unfinished Tenant Work
                            ----------------------


                                  SCHEDULE 9

                 Management Personnel and Terms of Employment
                 --------------------------------------------


                     Exhibit A:  Description of the Land

                          (TO BE SUPPLIED BY SELLER)


             Exhibit B:  Description of the Leases and Rent Roll


                      Exhibit C:  Partnership Agreement


                                                            B&W Draft 3/31/98

                     Exhibit D-1:  Partnership Amendment


                    SUPPLEMENT TO THE AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                     RECKSON OPERATING PARTNERSHIP, L.P.
                                 ESTABLISHING
                           SERIES C PREFERRED UNITS
                                      OF
                         LIMITED PARTNERSHIP INTEREST


          In accordance with Sections 4.2 and 14.1 B(3) of the Amended and Restated Agreement of Limited Partnership, dated as of June 2, 1995, as amended on December 6, 1995 (the "Partnership Agreement"), the Partnership
Agreement is hereby supplemented to establish a series of          preferred
                                                          --------
units (subject to increase as set forth below) of limited partnership interest of Reckson Operating Partnership, L.P. (the "Company") which shall be designated "Series C Preferred Units" having the rights, preferences, powers, privileges and restrictions, qualifications and limitations granted to or imposed upon the Series C Preferred Units (referred to hereinafter sometimes as the "Designations") as set forth below and which shall be issued to the parties and in the amounts set forth on Schedule A hereto. The Company may issue the Series B Preferred Units pursuant to the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing Series B Preferred Units of Limited Partnership Interest of even date herewith ("Series B Preferred Units," and, together with the Series C Preferred Units, the "Preferred Units") and, subject to the limitations set forth below, other additional series of Preferred Units whose rights, preferences, powers, privileges and restrictions, qualifications and limitations regarding Distributions (as hereinafter defined) and/or liquidation that are either subordinate to, or pari passu with, the Designations of the Series C Preferred Units. Additional Series C Preferred Units shall be issuable in connection with the conversion of Series B Preferred Units. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Partnership Agreement.

          1. STATED VALUE. The stated value of the Series C Preferred Units shall be one thousand dollars ($1,000.00) per unit (the "Stated Value").

          2.   DISTRIBUTIONS.

          (a) Subject to Section 2(b) below, commencing from the date of initial issuance of Series C Preferred Units (the "Date of Issuance"), distributions (the "Distributions") on each Series C Preferred Unit shall be payable in arrears quarterly, in an amount equal to the greater of: (i) $(17.50) (as such amount may be adjusted pursuant to Section 2(c) hereof) or
(ii) the quarterly distribution attributable to each Series C Preferred Unit if such unit had been converted into Common Units (as hereinafter defined), pursuant to Section 4 hereof, except that the Preferred Conversion Factor to
be utilized for this purpose shall be             (subject to adjustment as
                                      -----------
provided in Section 4(iv) hereof) in lieu of the Preferred Conversion Factor set forth in Section 4; provided, however, that the Distribution to be made on Series C Preferred Units to any holder thereof on the Distribution Payment Date (as defined below) immediately following the Date of Issuance shall be made on a pro rata basis based upon the number of days during that calendar quarter preceding that initial Distribution Payment Date that Series C Preferred Units were held by such holder. The Distributions shall be declared and payable whenever distributions on the Common Units are declared and paid but no less frequently than once every three months (a "Distribution Payment Date"). If on any Distribution Payment Date the Company shall not be permitted under Delaware law to pay all or a portion of any such declared Distributions, the Company shall take such action as may be lawfully permitted in order to enable the Company to the extent permitted by Delaware law, lawfully to pay such Distributions. Distributions shall be cumulative from the Date of Issuance, whether or not in any Distribution period such Distribution shall be declared or there shall be funds of the Company legally available for payment of such Distributions. No Distributions shall be declared or paid on any class of Common Units or any other class or series of Preferred Units, other than Distributions declared and paid on the Series B Preferred Units and, subject to the limitations set forth in Section 7(b)(ii), any other series of Preferred Units which, by the terms of such series are pari passu with the Series C Preferred Units with respect to payment of distributions and distribution of assets upon liquidation (such Preferred Units hereinafter referred to as "Qualifying Preferred Units"), until all Distributions, if any, due and legally payable on the Series C Preferred Units have been paid to the holders of such units. The record date for the payment of Distributions on the Series C Preferred Units on any Distribution Payment Date shall be the day immediately prior to such Distribution Payment Date.

          (b) Reduction of Distribution Amount Due to Pre-Payment Premiums. Notwithstanding the provisions of Section 2(a), during any period that those certain mortgage loans between Cappelli Associates II and M&T Real Estate, Inc. dated March 27, 1997, (the "M&T Note") and between Cappelli Associates VI and Huntoon Hastings Capital Corp., dated December 19, 1995 (the "Huntoon Hastings Note," and together with the M&T Note, the "Mortgage Loans"), remain subject to the prepayment premium or prepayment penalty set forth in Section
   of the M&T Note or Section      of the Huntoon Hastings Note (the "Pre-
--                            ----
Payment Premiums"), the quarterly Distribution payable on each Series C Preferred Unit shall be reduced to ($15.625) (the "Reduced Rate"); provided, however (i) that the Reduced Rate shall only apply to such Preferred Units, having an aggregate stated value of $44,667,000 or less, as may be designated in writing by (Louis R. Cappelli) on behalf of the holders of the Preferred Units, and the Reduced Rate shall not be applicable to any other Preferred Units, and (ii) in no event shall the Reduced Rate be applicable, or the provisions of this Section 2(b) be effective, subsequent to April 1, 2007.
If there shall be less than an aggregate of $44,667,000 in stated value of Preferred Units outstanding while any Pre-Payment Premiums remain payable (or while any Pre-Payment Premiums are treated as continuing as provided in this
Section 2(b) after having been paid by the Company) the Reduced Rate shall be further reduced so as to result in an annual aggregate reduction in Distributions in respect of Preferred Units of $335,000 per annum (or a proportionately lesser amount, as described below, if only one of the Mortgage Loans remains outstanding and subject to a Prepayment Premium) from the annual aggregate distributions that would otherwise have been payable pursuant to Section 2(a) hereof. If the Mortgage Loans mature or may be repaid prior to their maturity without the incurrence of any Pre-Payment Premium, or if the holder of any Preferred Units deposits with the Company an amount of cash equal to the then current Pre-Payment Premium with the Company upon five (5) days notice by such holder to the Company of such holder's intention to deposit such amount, then thereafter the Distribution payable in respect of Preferred Units shall be as provided in Section 2(a) herein. If the Company repays one or both of the Mortgage Loans and, in connection therewith, incurs a Pre-Payment Premium, the reduced Distribution payable with respect to the Preferred Units provided for in this Section 2(b) shall continue in effect as if the Mortgage Loans remained outstanding subject to the Pre-Payment Premiums until such time as such repaid Mortgage Loans would have matured (in accordance with their terms as in effect on the date hereof) or could have been repaid without the incurrence of Pre-Payment Premiums, or until such time as a holder of Preferred Units deposits an amount of cash with the Company equal to the Pre-Payment Premiums that would have existed at the time of such deposit had one or both (as the case may be) of the Mortgage Loans not been repaid by the Company. If one of the Mortgage Loans matures or may be prepaid prior to maturity without the incurrence of a Pre-Payment Premium or a holder of Preferred Units has deposited with the Company in cash an amount equal to the Pre-Payment Premium in respect of one of the Mortgage Loans, and the other Mortgage Loan remains outstanding and subject to a Pre-Payment Premium, the reduction in the Distribution provided for in this
Section 2(b) shall be reduced by (x) $145,000 in the event the M&T Note matures or may be prepaid prior to maturity without the incurrence of a Pre-Payment Premium or a holder of Preferred Units has deposited with the Company in cash an amount equal to the Pre-Payment Premium in respect of such Note or
(y) $190,000 in the event the Huntoon Hastings Note matures or may be prepaid prior to maturity without the incurrence of a Pre-Payment Premium or a holder of Preferred Units has deposited with the Company in cash an amount equal to the Pre-Payment Premium in respect of such Note. Any reduction made in accordance with the prior sentence shall be promptly confirmed in a written notice given by the Company to each holder of Series C Preferred Units that are subject to the reduction in Distribution provided for in this Section 2(b).

          (c) Adjustment of Distribution Amount due to Changes in Dividends on Common Stock. Commencing two years subsequent to the date hereof, the Distribution set forth in Section 2(a)(i), as such Distribution may be reduced pursuant to Section 2(b), shall be increased or decreased by an amount equal to (i) the Distribution Amount immediately prior to such increase or decrease, multiplied by (ii) that percentage which is equal to 50% of the percentage increase or decrease, as the case may be, in the dollar amount of the regular quarterly dividend on the common stock of RA, par value $0.01 ("RA Common Stock"), subject to a maximum increase as a result of the provisions of this Section 2(c), for any one fiscal year of the Company, of 5% of the Distribution for the Series C Preferred Units for the immediately preceding fiscal year of the Company. Subsequent to any such fiscal year, any increase that would have been made to the Distribution in such fiscal year but was not made due to the foregoing 5% limit, shall be made up to an amount that does not exceed a 5% increase over the Distribution on the Series C Preferred Units during the immediately preceding fiscal year of the Company. In each year thereafter, the excess, if any, over the preceding year's 5% limit shall be carried forward and increase the then current Distribution, but in no event shall any such increase exceed a 5% increase during any one year period. In no event shall the distribution be decreased as a result of this Section 2(c) to less than the Distribution provided for in Section 2(a) or, if such Distribution has been reduced pursuant to the terms of Section 2(b), to less than such reduced Distribution.

          (d) For purposes of this Supplement, "Business Day" shall mean any day, excluding Saturday, Sunday and any other day on which commercial banks in New York are authorized or required by law to close.

          3. LIQUIDATION. The Series C Preferred Units shall be preferred as to assets over any class of Common Units and over any other class of preferred units of the Company, other than the Series B Preferred Units and any other Qualifying Preferred Units, such that in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series C Preferred Units shall be entitled to have set apart for them, or to be paid out of the assets of the Company, before any distribution is made to or set apart for the holders of the common units or any other series of preferred units or any other capital interest heretofore or hereafter issued, other than the Series B Preferred Units and any other Qualifying Preferred Units and any other class or series of preferred units, the authorization, creation and issuance of which shall have been approved by the requisite percentage of outstanding Series C Preferred Units, as provided in Section 7(a)(ii) hereof, an amount in cash equal to the Stated Value per unit plus any "Accrued Distributions" (as defined below) as of such date of payment. "Accrued Distributions" shall mean, as of any date of determination, an amount equal to the amount of Distributions, determined at the rate fixed for the payment of Distributions on the Series C Preferred Units on such date as provided in Section 2 hereof, which would be paid on the Series C Preferred Units for the period of time elapsed from the most recent actual Distribution Payment Date to the date of determination (including any amounts cumulating from prior Distribution periods in accordance with Section 2(a) hereof and any amounts carried forward from prior Distribution periods in accordance with Section 2(c) hereof). If the assets or surplus funds to be distributed to the holders of the Series C Preferred Units are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Units, the Series B Preferred Units and any other Qualifying Preferred Units in proportion to the full preferential amount each such holder is otherwise entitled to receive.

          4.  CONVERSION OR EXCHANGE OF Series C PREFERRED UNITS.

               The holders of Series C Preferred Units shall have the following conversion and exchange rights:

               (i) Right to Convert or Exchange. Each Series C Preferred Unit, at the option of the holder as set forth below, shall be (a) convertible at any time and at the Conversion Price set forth below, into common units of limited partnership interests of the Company ("Common Units") and (b) exchangeable at any time for shares of preferred stock of RA ("RA Preferred Stock") (subject to the Company's right to redeem Series C Preferred Units presented for conversion into RA Preferred Stock for cash as set forth below).

               (ii) Mechanics of Conversion or Exchange. Each holder of Series C Preferred Units who desires to convert the same into Common Units or to exchange the same for RA Preferred Stock shall provide notice to the Company in the form of the Notice of Conversion or Exchange attached as Schedule B hereto (a "Conversion Notice") via telecopy, hand delivery or other mail or messenger service. The original Conversion Notice and the certificate or certificates representing the Series C Preferred Units for which conversion is elected (the "Original Certificate") shall be delivered to the Company by nationally recognized courier, duly endorsed. The date upon which a Conversion Notice is initially received by the Company shall be a "Notice Date."

          The Company shall issue and deliver within fourteen (14) Business Days after the Notice Date, to such holder of Series C Preferred Units at the address of the holder on the books of the Company, (i) a certificate or certificates for the number of Common Units or RA Preferred Stock (as the case may be) to which the holder shall be entitled as set forth herein, and
(ii) if the Series C Preferred Units represented by the Original Certificate have been converted only in part, a new certificate evidencing the Series C Preferred Units not subject to the conversion or exchange; provided that the Original Certificate representing the Series C Preferred Units to be converted is received by the transfer agent or the Company within three Business Days after the Notice Date and the person or persons entitled to receive the Common Units or RA Preferred Stock (as the case may be) issuable upon such conversion or exchange shall be treated for all purposes as the record holder or holders of such shares of Common Units on such date such Original Certificate is received (the "Conversion Date"). If the Original Certificate representing the Series C Preferred Units to be converted or exchanged is not received by the transfer agent or the Company within three Business Days after the Notice Date, the Conversion Notice shall become null and void.

               (iii) Conversion into Common Units. Each Series C Preferred Unit shall be convertible into a number of Common Units or fraction of Common Units (such number or fraction, as the case may be, being referred to hereinafter as the "Preferred Conversion Factor") determined in accordance with the following formula as of the relevant Conversion Date:

                                                  Redemption Price
               Preferred Conversion Factor   =    ----------------
                                                  Conversion Price

where

               Redemption Price   =     For each Series C Preferred Unit for
                                        which conversion is elected, such
                                        Series C Preferred Unit's Stated
                                        Value, plus any Accrued
                                        Distributions; and

               Conversion Price   =     $
                                         --------------------

               (iv)  Adjustment to Preferred Conversion Factor.  The
                     -----------------------------------------
Preferred Conversion Factor shall be          initially, and shall be subject
                                     --------
to adjustment from time to time hereafter as follows:

          (a) In case the Company shall, at any time or from time to time prior to conversion of all Series C Preferred Units, (A) pay a dividend or make a distribution on the outstanding Common Units, in Common Units, (B) split or subdivide the outstanding Common Units into a larger number of Common Units, (C) effect a reverse unit split or otherwise combine the outstanding Common Units into a smaller number of Common Units or (D) issue by reclassification of the Common Units any units of partnership interest in the Company, then, and in each such case, the Preferred Conversion Factor in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any Series C Preferred Units thereafter surrendered for conversion shall be entitled to receive the number of Common Units or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Series C Preferred Units been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this Section 4(iv)(a) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of Common Units entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, reclassification, reverse unit split or combination, at the close of business on the day upon which such Company action becomes effective.

          (b) In case the Company shall, at any time or from time to time prior to conversion of all Series C Preferred Units, declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of units or other securities or property or rights or warrants to subscribe for securities of the Company entitling holders thereof to subscribe for or purchase such securities at a price per share less than the fair market value of such securities, by way of dividend or spinoff), on its Common Units, other than (A) regular and customary quarterly distributions by the Company of Available Cash, or (B) dividends or distributions of Common Units which are referred to in Section 4(iv)(a) hereof, then, and in each such case, the Preferred Conversion Factor shall be adjusted so that the holder of each Series C Preferred Unit shall be entitled to receive, upon the conversion thereof, the number of Common Units determined by multiplying (1) the applicable Preferred Conversion Factor on the day immediately prior to the record date fixed for the determination of Common Unit holders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the Deemed Market Price (as hereinafter defined) of a Common Unit on such record date, and the denominator of which shall be such Deemed Market Price per Common Unit less the fair market value (as determined in good faith by the Board of Directors of the General Partner) of such dividend or distribution allocable to one Common Unit. An adjustment made pursuant to this Section 4 (iv) (b) shall be made upon the opening of business on the next Business Day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of Common Unit holders entitled to receive such dividend or distribution. For purposes of this Section 4(iv), "Deemed Market Price" shall mean, as of any date, (a) the "daily market value" of a REIT Share determined in the manner provided in the definition of "Value", as of such date, multiplied by (b) the Conversion Factor (as such term is defined in Article 1 of the Partnership Agreement) in effect as of such date.

          (c) In case the Company shall, at any time or from time to time prior to conversion of all Series C Preferred Units, issue Common Units to then existing Holders of Common Units (or securities convertible into or exchangeable for Common Units, whether or not the rights to convert or exchange such securities are then exercisable) at a price per Common Unit (or having a conversion price per Common Unit, as applicable) less than the then current market value of RA Common Stock, as of the date of issuance of such Common Units or of such convertible securities, as the case may be, then, and in each such case, the Preferred Conversion Factor shall be adjusted so that the holder of each Series C Preferred Unit shall be entitled to receive, upon conversion thereof, the number of Common Units determined by multiplying (A) the Preferred Conversion Factor on the day immediately prior to such date by
(B) a fraction, the numerator of which shall be the sum of (1) the number of Common Units outstanding on such date and (2) the number of additional Common Units issued (or into which the convertible securities may convert), and the denominator of which shall be the sum of (x) the number of Common Units outstanding on such date and (y) the number of Common Units which the aggregate consideration receivable by the Company for the total number of Common Units so issued (or into which the convertible securities may convert) would purchase at the then fair market value of the RA Common Stock on such date. Any adjustment made pursuant to this Section 4(iv)(c) shall be made and become effective on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this Section 4(iv)(c):
               (I) if the Company shall issue Common Units for consideration other than cash, the price per Common Unit at which such Common Units are issued shall be deemed to be the fair market value (as determined in good faith by the Board of Directors of the General Partner) of the portion of such non-cash consideration allocable to one Common Unit; and

               (II) the aggregate consideration receivable by the Company in connection with the issuance of Common Units or of securities convertible into Common Units shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon conversion of any such convertible securities into Common Units.

          (d) In case the Company shall, at any time or from time to time prior to conversion of all Series C Preferred Units, make a tender offer or exchange offer for Common Units at a price per Common Unit greater than the Adjusted Conversion Price (as hereinafter defined) as of the date of such repurchase (the number of Common Units so repurchased, multiplied by the amount by which such price per Common Unit exceeds the Adjusted Conversion Price, being referred to in this Section 4(iv)(c) as the "Excess Amount"), then, and in each such case, the Preferred Conversion factor shall be adjusted, in accordance with the applicable provisions of Sections 4(iv)(a) and 4(iv)(b) above, as if, in lieu of such repurchase, the Company had (x) made a distribution of property having a fair market value (as determined in good faith by the Board of Directors of the General Partner) equal to the Excess Amount, with such distribution made to holders of Common Units (including holders of Common Units so repurchased) on the date of such repurchase, and (y) effected a reverse split of the Common Units in the proportion required to reduce the number of Common Units outstanding by the number of Common Units repurchased by the Company in such repurchase. As used herein, "Adjusted Conversion Price" shall mean, as of any date, a price per Common Unit equal to the quotient obtained by dividing $1,000 by the Preferred Conversion Ratio as of such date.

          (e) For purposes of this Section 4(iv), the number of Common Units at any time outstanding shall not include any Common Units then owned or held by or for the account of the Company.

          (f) In case of any capital reorganization, recapitalization or reclassification of outstanding Common Units (other than a recapitalization or reclassification covered by Section 4(iv)(a) hereof), or in case of any consolidation or merger of the Company with or into another entity, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), each Series C Preferred Unit then outstanding shall thereafter be convertible into, in lieu of the Common Units issuable upon such conversion prior to consummation of such Transaction, the kind and amount of units of partnership interest and other securities and property (including cash) receivable upon the consummation of such Transaction by a holder of that number of Common Units into which one Series C Preferred Unit was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by
                 --- ----
holders of Common Units in any tender or exchange offer that is a step in such Transaction). In any such case, if necessary, appropriate adjustment (as reasonably determined by the Board of Directors of the General Partner) shall be made in the application of the provisions set forth in this Section 4 with respect to rights and interests thereafter of the holders of Series C Preferred Units, to the end that the provisions set forth herein for the protection of the conversion rights of the Series C Preferred Units shall thereafter be applicable, as nearly as possible, to any such other units and other securities and property deliverable upon conversion of the Series C Preferred Units remaining outstanding (with such adjustments in the conversion price and number of units issuable upon conversion and such other adjustments in the provisions hereof as the Board of Directors of the General Partner shall reasonably determine to be appropriate). In case securities or property other than Common Units shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 4(iv)(d) shall be deemed to apply, so far as appropriate and as nearly as possible, to such other securities or property.

          (g) Notwithstanding anything contained herein to the contrary, the Company will not effect any Transaction unless, prior to the consummation thereof, the entity which will be the surviving entity as a result of such Transaction (the "Surviving Entity") shall assume, by written instrument mailed to each holder of Series C Preferred Units, the obligation to deliver to such holder all cash, Surviving Entity common units or other securities to which, in accordance with the foregoing provisions, such holder is entitled.

          (h) If any adjustment under this Section 4(iv) would create a fractional Common Unit or a right to acquire a fractional Common Unit, such fractional Common Units shall be issued by the Company.

                (v) Exchange for RA Preferred Stock. Each Series C Preferred Unit shall be exchangeable, at the option of the holder of such Series C Preferred Unit, for shares of RA Preferred Stock with a stated value equal to the stated value of the Series C Preferred Units and otherwise with the same terms as the Series C Preferred Units other than the conversion and exchange rights provided for in this Section 4, provided that the Company may, in respect of any Conversion Notice regarding such an exchange, elect to redeem all of the Series C Preferred Units that are the subject of such Conversion Notice for cash in an amount equal to the stated value of such Series C Preferred Units plus any accrued distributions thereon.

               (vi) Reservation of Common Units/Preferred Stock Issuable Upon Conversion or Exchange. The Company shall at all times reserve and keep available out of its authorized but unissued Common Units, and RA shall at all times reserve and keep available out of its authorized but unissued shares of RA Preferred Stock, solely for the purpose of effecting the conversion or exchange of the Series C Preferred Units, such number of Common Units as shall from time to time be sufficient to effect the conversion or exchange of all then outstanding Series C Preferred Units; and if at any time the number of authorized but unissued Common Units or RA Preferred Stock shall not be sufficient to effect the conversion or exchange of all then outstanding Series C Preferred Units, the Company and/or RA (as the case may be) will take such action as may be necessary to increase its authorized but unissued Common Units and/or RA Preferred Stock to such number of units or shares as shall be sufficient for such purpose.

               (vii)  No Impairment.  The Company will not, by amendment of
                      -------------
the Partnership Agreement or this Supplement or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, and will at all times in good faith assist in the carrying out of all of the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Series C Preferred Units hereunder against impairment. Without limiting the generality of the foregoing, if any event occurs as to which the foregoing provisions of this Section 4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the General Partner, fairly protect the conversion rights of the Series C Preferred Units in accordance with the essential intent and principles of such provisions, the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors of the General Partner, to protect such conversion rights as aforesaid.

          5. STATUS OF CONVERTED UNITS. In the event any Series C Preferred Units shall be converted or exchanged as contemplated by this Supplement, the units so converted or exchanged shall be canceled, and shall not be issuable by the Company as Series C Preferred Units.

          6. DISTRIBUTIONS ON CONVERTED OR EXCHANGED UNITS. The initial distribution to be made with respect to Common Units or RA Preferred Stock received pursuant to the conversion or exchange of Series C Preferred Units shall be prorated based upon the number of days during the quarter that such Common Units or shares of RA Preferred Stock were outstanding.

          7. VOTING RIGHTS. (a) Except as otherwise specifically provided by the Revised Uniform Limited Partnership Act of the State of Delaware or as otherwise provided herein, the holders of Series C Preferred Units shall be entitled to vote on any matters required or permitted to be submitted to the holders of Common Units for their approval, and such holders of Series C Preferred Units, Series B Preferred Units and holders of Common Units shall vote as a single class with the holders of Series C Preferred Units having a number of votes equal to the number of Series C Preferred Units then outstanding multiplied by the Preferred Conversion Ratio in effect as of the date of such vote.

               (b) In addition to, and not in limitation of, the provisions of Section 7(a) above (and notwithstanding anything appearing to the contrary in the Partnership Agreement), the Company shall not, without the affirmative consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding Series C Preferred Units:

                    (i) increase (other than in respect of conversions of Series B Preferred Units) or decrease (other than by conversion or exchange) the total number of authorized units of Series C Preferred Units;

                    (ii) in any manner authorize, create or issue any additional preferred units or any class or series of capital interests, in either case (A) ranking, either as to payment of distributions or distribution of assets, prior to the Series C Preferred Units or (B) which in any manner adversely affects the holders of Series C Preferred Units;

                    (iii) in any manner alter, change, modify, amend or supplement the designations or the powers, preferences or rights (including, without limitation, conversion and exchange rights), or the qualifications, limitations or restrictions of the Series C Preferred Units or any other terms or provisions of this Supplement or otherwise take any action in contravention of the rights of the holders of Series C Preferred Units as set forth in this Supplement; and

                    (iv) reclassify the Common Units or any other units of any class or series of capital interests hereafter created junior to the Series C Preferred Units into units or other interests of any class or series
(A) ranking, either as to payment of distributions or distribution of assets prior to the Series C Preferred Units, or (B) which in any manner adversely affects the holders of Series C Preferred Units.

          8. NOTICE OF CERTAIN EVENTS. If at any time, to the extent permitted hereunder, the Company and/or RA proposes:

               (a) to pay any distribution or dividend payable in securities (of any class or classes) or any obligations, stock or units convertible into or exchangeable for Common Units or the RA Common Stock upon either of their capital securities, including, without limitation (i) Common Units or RA Common Stock or (ii) a cash distribution other than its customary quarterly cash distribution (collectively, an "Extraordinary Distribution");

               (b) to grant to the holders of its Common Units or Common Stock generally any rights or warrants (excluding any warrants or other rights granted to any employee, director, officer, contractor or consultant of the Company or RA pursuant to any plan approved by the general partner of the Company or the Board of Directors of the
          RA) (a "Rights Distribution");

               (c) to effect any capital reorganization or reclassification of capital securities of the Company or RA;

               (d) to consolidate with, or merge into, any other company or to transfer its property as an entirety or substantially as an entirety; or

               (e) to take any other action, or to consummate any other transaction, which could result in an adjustment of the Preferred Conversion Factor pursuant to Section 4(iv) hereof; or

               (f) to effect the liquidation, dissolution or winding up of the Company or RA,

then, in any one or more of the foregoing cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the holders of Series C Preferred Units at the address of such holders as shown on the record books of the Company, (i) at least thirty (30) days' prior written notice of the date on which the books of the Company shall close or of a record date fixed for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least thirty (30) days prior written notice of the date when the same shall take place, and (iii) in the case of any other action or transaction that could result in an adjustment of the Preferred Conversion Ration, at least 30 days' prior written notice of the date when such adjustment shall first become effective. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of any class of capital securities shall be entitled thereto.

          9. RANK AND LIMITATIONS OF PREFERRED UNITS. All Series C Preferred Units shall rank equally with each other unit of Series C Preferred Units and shall be identical in all respects.

          10. PARTNERSHIP AGREEMENT.  (i)  The term "transfer" as used as
Article 11 of the Partnership Agreement shall not include (a) any conversion of Series C Preferred Units into Common Units or (b) any exchange of Series C Preferred Units for RA Preferred Stock.

                    (ii) For purposes of Article 11 of the Partnership Agreement, RA (and any successor general partner under the Partnership Agreement) shall hereby be deemed to have consented to the pledge of Series C Preferred Units by Louis A. Cappelli (or any related party) and to any related subsequent transfer of Series C Preferred Units to the pledgee in connection with a foreclosure on such Units or an assignment-in-lieu of foreclosure on such pledge.

          11. COVENANT OF THE COMPANY AND RA. So long as any Series C Preferred Units are outstanding, the Company and RA agree to (i) (a) maintain the one-to-one equivalence of a share of Common Stock and a Common Unit or
(b) maintain the provisions set forth in the Partnership Agreement as of the date hereof regarding adjustments to the Conversion Factor (as such term is defined in the Partnership Agreement) and (ii) not issue any capital stock or other capital interest which would cause any capital interest in the Partnership to be senior to the Series C Preferred Units in respect of payment of distributions or distribution of assets, except as set forth in
Section 7(b)(ii) herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Supplement to
the Partnership Agreement as of the    day of              , 1998.
                                    --        -------------

                              GENERAL PARTNER

                              RECKSON ASSOCIATES REALTY CORP.


                              By:
                                   ---------------------------------
                                   Name:
                                   Title:

                              EXISTING LIMITED PARTNERS


                              By:  Reckson Associates Realty Corp.
                              as Attorney-in-Fact for the Limited Partners



                              By:
                                   ---------------------------------
                                   Name:
                                   Title:

                              SERIES C PREFERRED UNIT HOLDERS

                              ---------------------------------

                              ---------------------------------

                              ---------------------------------

                              ---------------------------------


                                                                   Schedule A

Name and Address     Number of Series C Preferred Units (stated value $1,000)
----------------     --------------------------------------------------------


                                                                   SCHEDULE B

                       NOTICE OF CONVERSION OR EXCHANGE


     The undersigned holder of Series C Preferred Units hereby irrevocably requests Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Partnership") to (check one):

     / / convert into common units of limited partnership interest of the Partnership; or

     / / exchange for shares of Preferred Stock of Reckson Associates Realty Corp. ("RA")

                Series C Preferred Units in accordance with the terms of the
---------------
Amended and Restated Agreement of Limited Partnership of the Partnership and the Supplement thereto establishing the Series C Preferred Units; and the undersigned irrevocably (i) surrenders such units and all right, title and interest therein; and (ii) directs that the common units of the Partnership/preferred stock of RA or, in lieu thereof in respect of an exchange for shares of Preferred Stock of RA, cash, deliverable in accordance with this Notice be delivered to the address specified below, and in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has good and unencumbered title to the Series C Preferred Units that are the subject of this Notice, free and clear of the rights or interests of any other person or entity; (b) has the full right, power, and authority to request the conversion or exchange requested herein; and (c) has obtained the consent or approval of all person or entities, if any, having the right to consent or approve such conversion or exchange of units.


Dated:
        ----------


                         Name:
                              ---------------------------------
                              (Please Print)



                              ---------------------------------
                              (Signature)


                              ---------------------------------
                              (Street Address)


                              ---------------------------------
                              (City)    (State)   (Zip Code)

If applicable, common units/preferred stock is to be issued to:


Name:
      --------------------

Please indicate social security number:
                                        --------------------

                                                            B&W Draft 3/31/98

                     Exhibit D-2:  Partnership Amendment


                    SUPPLEMENT TO THE AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                     RECKSON OPERATING PARTNERSHIP, L.P.
                                 ESTABLISHING
                           SERIES B PREFERRED UNITS
                                      OF
                         LIMITED PARTNERSHIP INTEREST


          In accordance with Sections 4.2 and 14.1 B(3) of the Amended and Restated Agreement of Limited Partnership, dated as of June 2, 1995, as amended on December 6, 1995 (the "Partnership Agreement"), the Partnership
Agreement is hereby supplemented to establish a series of          preferred
                                                          --------
units of limited partnership interest of Reckson Operating Partnership, L.P. (the "Company") which shall be designated "Series B Preferred Units" having the rights, preferences, powers, privileges and restrictions, qualifications and limitations granted to or imposed upon the Series B Preferred Units (referred to hereinafter sometimes as the "Designations") as set forth below and which shall be issued onto the parties and in the amounts set forth on Schedule A hereto. The Company may issue the Series C Preferred Units pursuant to the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing Series C Preferred Units of Limited Partnership Interest of even date herewith ("Series C Preferred Units," and together with the Series B Preferred Units, the "Preferred Units") and, subject to the limitations set forth below, other additional series of Preferred Units whose rights, preferences, powers, privileges and restrictions, qualifications and limitations regarding Distributions (as hereinafter defined) and/or liquidation that are either subordinate to, or pari passu with, the Designations of the Series B Preferred Units. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Partnership Agreement.

          1. STATED VALUE. The stated value of the Series B Preferred Units shall be one thousand dollars ($1,000.00) per unit (the "Stated Value").

          2.   DISTRIBUTIONS.

          (a) Subject to Section 2(b) below, commencing from the date of initial issuance of Series B Preferred Units (the "Date of Issuance"), distributions (the "Distributions") on each Series B Preferred Unit shall be payable in arrears quarterly, in an amount equal to the greater of: (i) $(17.50) (as such amount may be adjusted pursuant to Section 2(c) hereof) or
(ii) the quarterly distribution attributable to each Series B Preferred Unit if such unit had been converted into Common Units (as hereinafter defined), pursuant to Section 4 hereof, except that the Preferred Conversion Factor to
be utilized for this purpose shall be $         (subject to adjustment as
                                       --------
provided in Section 4(iv) hereof) in lieu of the Preferred Conversion Factor set forth in Section 4; provided, however, that the Distribution to be made on Series B Preferred Units to any holder thereof on the Distribution Payment Date (as defined below) immediately following the Date of Issuance shall be made on a pro rata basis based upon the number of days during that calendar quarter preceding that initial Distribution Payment Date that Series B Preferred Units were held by such holder. The Distributions shall be declared and payable whenever distributions on the Common Units are declared and paid but no less frequently than once every three months (a "Distribution Payment Date"). If on any Distribution Payment Date the Company shall not be permitted under Delaware law to pay all or a portion of any such declared Distributions, the Company shall take such action as may be lawfully permitted in order to enable the Company to the extent permitted by Delaware law, lawfully to pay such Distributions. Distributions shall be cumulative from the Date of Issuance, whether or not in any Distribution period such Distribution shall be declared or there shall be funds of the Company legally available for payment of such Distributions. No Distributions shall be declared or paid on any class of Common Units or any other class or series of Preferred Units, other than Distributions declared and paid on the Series C Preferred Units and, subject to the limitations set forth in Section 7(b)(ii), any other series of Preferred Units which, by the terms of such series are pari passu with the Series B Preferred Units with respect to payment of distributions and distribution of assets upon liquidation (such Preferred Units hereinafter referred to as "Qualifying Preferred Units"), until all Distributions, if any, due and legally payable on the Series B Preferred Units have been paid to the holders of such units. The record date for the payment of Distributions on the Series B Preferred Units on any Distribution Payment Date shall be the day immediately prior to such Distribution Payment Date.

          (b) Reduction of Distribution Amount Due to Pre-Payment Premiums. Notwithstanding the provisions of Section 2(a), during any period that those certain mortgage loans between Cappelli Associates II and M&T Real Estate, Inc., dated March 27, 1997 (the "M&T Note"), and between Cappelli Associates VI and Huntoon Hastings Capital Corp., dated December 19, 1995 (the "Huntoon Hastings Note," and together with the M&T Note, the "Mortgage Loans"), remain subject to the prepayment premium or prepayment penalty set forth in Section
 of the M&T Note or Section    of the Huntoon Hastings Note (the "Pre-Payment
Premiums")), the quarterly Distribution payable on each Series B Preferred Unit shall be reduced to ($15.625) (the "Reduced Rate"); provided, however,
(i) that the Reduced Rate shall only apply to such Preferred Units, having an aggregate stated value of $44,667,000 or less, as may be designated in writing by (Louis R. Cappelli) on behalf of the holders of the Preferred Units, and the Reduced Rate shall not be applicable to any other Preferred Units, and (ii) in no event shall the Reduced Rate be applicable, or the provisions of this Section 2(b) be effective, subsequent to April 1, 2007.
If there shall be less than an aggregate of $44,667,000 in stated value of Preferred Units outstanding while any Pre-Payment Premiums remain payable (or while any Pre-Payment Premiums are treated as continuing as provided in this
Section 2(b) after having been paid by the Company) the Reduced Rate shall be further reduced so as to result in an annual aggregate reduction in Distributions in respect of Preferred Units of $335,000 per annum (or proportionately lesser amount, as described below, if only one of the Mortgage Loans remains outstanding and subject to a Prepayment Premium) from the annual aggregate distributions that would otherwise have been payable pursuant to Section 2(a) hereof. If the Mortgage Loans mature or may be repaid prior to their maturity without the incurrence of any Pre-Payment Premium, or if the holder of any Preferred Units deposits with the Company in cash an amount equal to the then current Pre-Payment Premium with the Company upon five (5) days notice by such holder to the Company of such holder's intention to deposit such amount, then thereafter the Distribution payable in respect of Preferred Units shall be as provided in Section 2(a) herein. If the Company repays one or both of the Mortgage Loans and, in connection therewith, incurs a Pre-Payment Premium, the reduced Distribution payable with respect to the Preferred Units provided for in this Section 2(b) shall continue in effect as if the Mortgage Loans remained outstanding subject to the Pre-Payment Premiums until such time as such repaid Mortgage Loans would have matured (in accordance with their terms as in effect on the date hereof) or could have been repaid without the incurrence of Pre-Payment Premiums, or until such time as a holder of Preferred Units deposits an amount of cash with the Company equal to the Pre-Payment Premiums that would have existed at the time of such deposit had one or both (as the case may be) of the Mortgage Loans not been repaid by the Company. If one of the Mortgage Loans matures or may be prepaid prior to maturity without the incurrence of a Pre-Payment Premium or a holder of Preferred Units has deposited with the Company in cash an amount equal to the Pre-Payment Premium in respect of one of the Mortgage Loans, and the other Mortgage Loan remains outstanding, and subject to a Pre-Payment Premium, the reduction in the Distribution provided for in this
Section 2(b) shall be reduced by (x) $145,000 in the event the M&T Note matures or may be prepaid prior to maturity without the incurrence of a Pre-Payment Premiums or a holder of Preferred Units has deposited with the Company in cash an amount equal to the Pre-Payment Premium in respect of such Note or (y) $190,000 in the event the Huntoon Hastings Note matures or may be prepaid prior to maturity without the incurrence of a Pre-Payment Premium or a holder of Preferred Units has deposited with the Company in cash an amount equal to the Pre-Payment Premium in respect of such Note. Any reduction made in accordance with the prior sentence shall be promptly confirmed in a written notice given by the Company to each holder of Series B Preferred Units that are subject to the reduction of distribution amount pursuant to this Section 2(b).

          (c) Adjustment of Distribution Amount due to Changes in Dividends on Common Stock. Commencing two years subsequent to the date hereof, the Distribution set forth in Section 2(a)(i), as such Distribution may be reduced pursuant to Section 2(b), shall be increased or decreased by an amount equal to (i) the Distribution amount immediately prior to such increase or decrease multiplied by (ii) that percentage which is equal to 50% of the percentage increase or decrease, as the case may be, in the dollar amount of the regular quarterly dividend on in respect of the common stock of RA, par value $0.01 ("RA Common Stock"), subject to a maximum increase as a result of the provisions of this Section 2(c), for any one fiscal year of the Company, of 5% of the Distribution for the Series B Preferred Units for the immediately preceding fiscal year of the Company for any one year period. Subsequent to any such fiscal year, any increase that would have been made to the Distribution in such fiscal year but was not made due to the foregoing 5% limit, shall be made up to an amount that does not exceed a 5% increase over the Distribution paid on the Series B Preferred Units during the immediately preceding fiscal year of the Company. In each year thereafter, the excess, if any, over the preceding year's 5% limit shall be carried forward and increase the then current distribution, but in no event shall any such increase exceed a 5% increase during any one year period. In no event shall the Distribution be decreased as a result of this Section 2(c) to less than the distribution provided for in Section 2(a) or, if such Distribution has been reduced pursuant to the terms of Section 2(b), to less than such reduced Distribution.

          (d) For purposes of this Supplement, "Business Day" shall mean any day, excluding Saturday, Sunday and any other day on which commercial banks in New York are authorized or required by law to close.

          3. LIQUIDATION. The Series B Preferred Units shall be preferred as to assets over any class of Common Units and over any other class of preferred units of the Company, other than the Series C Preferred Units and any new Qualifying Preferred Units, such that in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series B Preferred Units shall be entitled to have set apart for them, or to be paid out of the assets of the Company, before any distribution is made to or set apart for the holders of the common units or any other series of preferred units or any other capital interest heretofore or hereafter issued, other than Qualifying Preferred Units and any other class or series of preferred units, the authorization, creation and issuance of which shall have been approved by the requisite percentage of outstanding Series B Preferred Units, as provided in Section 7(a)(ii) hereof, an amount in cash equal to the Stated Value per unit plus any "Accrued Distributions" (as defined below) as of such date of payment. "Accrued Distributions" shall mean, as of any date of determination, an amount equal to the amount of Distributions, determined at the rate fixed for the payment of Distributions on the Series B Preferred Units on such date as provided in Section 2 hereof, which would be paid on the Series B Preferred Units for the period of time elapsed from the most recent actual Distribution Payment Date to the date of determination (including any amounts cumulating from prior Distribution periods in accordance with Section 2(a) hereof and any amounts carried forward from prior Distribution periods in accordance with Section 2(c) hereof). If the assets or surplus funds to be distributed to the holders of the Series B Preferred Units are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Units, the Series C Preferred Units and any other Qualifying Preferred Units in proportion to the full preferential amount each such holder is otherwise entitled to receive.

4.  CONVERSION OR EXCHANGE OF SERIES B PREFERRED UNITS.

               The holders of Series B Preferred Units shall have the following conversion and exchange rights:

          (i) Right to Convert or Exchange. Each Series B Preferred Unit, at the option of the holder as set forth below, shall be (a) convertible at any time and at the Conversion Price set forth below, into common units of limited partnership interests of the Company ("Common Units") and (b) exchangeable at any time for shares of preferred stock of RA ("RA Preferred Stock") (subject to the Company's right to redeem Series B Preferred Units presented for conversion into RA Preferred Stock for cash as set forth below) or (iii) exchangeable at any time on or prior to the date which is two years after the date hereof, into units of Series C Preferred Units.

          (ii) Mechanics of Conversion or Exchange. Each holder of Series B Preferred Units who desires to convert the same into Common Units or Series C Preferred Units or to exchange the same for RA Preferred Stock shall provide notice to the Company in the form of the Notice of Conversion or Exchange attached as Schedule B hereto (a "Conversion Notice") via telecopy, hand delivery or other mail or messenger service. The original Conversion Notice and the certificate or certificates representing the Series B Preferred Units for which conversion is elected (the "Original Certificate"), shall be delivered to the Company by nationally recognized courier, duly endorsed.
The date upon which a Conversion Notice is initially received by the Company shall be a "Notice Date."

          The Company shall issue and deliver within fourteen (14) Business Days after the Notice Date, to such holder of Series B Preferred Units at the address of the holder on the books of the Company, (i) a certificate or certificates for the number of Common Units, Series C Preferred Units or RA Preferred Stock (as the case may be) to which the holder shall be entitled as set forth herein, and (ii) if the Series B Preferred Units represented by the Original Certificate have been converted only in part, a new certificate evidencing the Series B Preferred Units not subject to the conversion or exchange; provided that the Original Certificate representing the Series B Preferred Units to be converted is received by the transfer agent or the Company within three Business Days after the Notice Date and the person or persons entitled to receive the Common Units, Series C Preferred Units or RA Preferred Stock (as the case may be) issuable upon such conversion or exchange shall be treated for all purposes as the record holder or holders of such shares or units on such date such Original Certificate is received (the "Conversion Date"). If the Original Certificate representing the Series B Preferred Units to be converted or exchanged is not received by the transfer agent or the Company within three Business Days after the Notice Date, the Conversion Notice shall become null and void.

          (iii) Conversion into Common Units. Each Series B Preferred Unit shall be convertible into a number of Common Units or fraction of Common Units (such number or fraction, as the case may be, being referred to hereinafter as the "Preferred Conversion Factor") determined in accordance with the following formula as of the relevant Conversion Date:

                                        Redemption Price
     Preferred Conversion Factor =      ----------------
                                        Conversion Price

where

     Redemption Price =  For each Series B Preferred Unit for
                         which conversion is elected, such
                         Series B Preferred Unit's Stated Value,
                         plus any Accrued Distributions; and



     Conversion Price =  $           .
                          -----------

provided, however, that if the closing price of RA Common Stock (the "Current Price") on the New York Stock Exchange (or, if not then traded on the New York Stock Exchange, on the primary market on which RA Common Stock is then traded, or, if not then traded on a market, then at the average of the closing bid and asked prices in over the counter trading) on the date a Conversion Notice is received by the Company (or if not a trading date, then
the next succeeding trading date) is less than or equal to ($   ) (the
"Average Price"), then the Conversion Price shall be equal to the Average Price; and provided, further, that in no event shall the number of Common Units (or fraction thereof) into which a Series B Preferred Unit is convertible be less than that number which, when multiplied by the Current Price, equals 80% of the Redemption Price.

          (iv)  Adjustment to Preferred Conversion Factor.  The Preferred
                -----------------------------------------
Conversion Factor shall be       initially, and shall be subject to
                           -----
adjustment from time to time hereafter as follows:

               (a) In case the Company shall, at any time or from time to time prior to conversion of all Series B Preferred Units, (A) pay a dividend or make a distribution on the outstanding Common Units, in Common Units, (B) split or subdivide the outstanding Common Units into a larger number of Common Units, (C) effect a reverse unit split or otherwise combine the outstanding Common Units into a smaller number of Common Units or (D) issue by reclassification of the Common Units any units of partnership interest in the Company, then, and in each such case, the Preferred Conversion Factor in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any Series B Preferred Units thereafter surrendered for conversion shall be entitled to receive the number of Common Units or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Series B Preferred Units been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this Section 4(iv)(a) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of Common Units entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, reclassification, reverse unit split or combination, at the close of business on the day upon which such Company action becomes effective.

               (b) In case the Company shall, at any time or from time to time prior to conversion of all Series B Preferred Units, declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of units or other securities or property or rights or warrants to subscribe for securities of the Company entitling holders thereof to subscribe for or purchase such securities at a price per share less than the fair market value of such securities, by way of dividend or spinoff), on its Common Units, other than (A) regular and customary quarterly distributions of Common Units which are referred to in Section 4(iv)(a) hereof, then, and in each such case, the Preferred Conversion Factor shall be adjusted so that the holder of each Series B Preferred Unit shall be entitled to receive, upon the conversion thereof, the number of Common Units determined by multiplying (1) the applicable Preferred Conversion Factor on the day immediately prior to the record date fixed for the determination of Common Unit holders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the Deemed Market Price (as hereinafter defined) of a Common Unit on such record date, and the denominator of which shall be such Deemed Market Price per Common Unit less the fair market value (as determined in good faith by the Board of Directors of the General Partner) of such dividend or distribution allocable to one Common Unit. An adjustment made pursuant to this Section 4(iv)(b) shall be made upon the opening of business on the next Business Day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business ont he record date fixed for the determination of Common Unit holders entitled to receive such dividend or distribution. For purposes of this Section 4(iv), "Deemed Market Price" shall mean, as of any date, (a) the "daily market value" of a REIT Share, determined in the manner provided in the definition of "Value", as of such date, multiplied by (b) the Conversion Factor (as such term is defined in Article 1 of the Partnership Agreement) in effect as of such date.

               (c) In case the Company shall, at any time or from time to time prior to conversion of all Series C Preferred Units, issue Common Units to then existing Holders of Common Units (or securities convertible into or exchangeable for Common Units, whether or not the rights to convert or exchange such securities are then exercisable) at a price per Common Unit (or having a conversion price per Common Unit, as applicable) less than the then current market value of RA Common Stock, as of the date of issuance of such Common Units or of such convertible securities, as the case may be, then, and in each such case, the Preferred Conversion Factor shall be adjusted so that the holder of each Series C Preferred Unit shall be entitled to receive, upon conversion thereof, the number of Common Units determined by multiplying (A) the Preferred Conversion Factor on the day immediately prior to such date by
(B) a fraction, the numerator of which shall be the sum of (1) the number of Common Units outstanding on such date and (2) the number of additional Common Units issued (or into which the convertible securities may convert), and the denominator of which shall be the sum of (x) the number of Common Units outstanding on such date and (y) the number of Common Units which the aggregate consideration receivable by the Company for the total number of Common Units so issued (or into which the convertible securities may convert) would purchase at the then fair market value of the RA Common Stock on such date. Any adjustment made pursuant to this Section 4(iv)(c) shall be made and become effective on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this Section 4(iv)(c):

               (I) if the Company shall issue Common Units for consideration other than cash, the price per Common Unit at which such Common Units are issued shall be deemed to be the fair market value (as determined in good faith by the Board of Directors of the General Partner) of the portion of such non-cash consideration allocable to one Common Unit; and

               (II) the aggregate consideration receivable by the Company in connection with the issuance of Common Units or of securities convertible into Common Units shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon conversion of any such convertible securities into Common Units.

               (d) In case the Company shall, at any time or from time to time prior to conversion of all Series C Preferred Units, make a tender offer or exchange offer for Common Units at a price per Common Unit greater than the Adjusted Conversion Price (as hereinafter defined) as of the date of such repurchase (the number of Common Units so repurchased, multiplied by the amount by which such price per Common Unit exceeds the Adjusted Conversion Price, being referred to in this Section 4(iv)(c) as the "Excess Amount"), then, and in each such case, the Preferred Conversion factor shall be adjusted, in accordance with the applicable provisions of Sections 4(iv)(a) and 4(iv)(b) above, as if, in lieu of such repurchase, the Company had (x) made a distribution of property having a fair market value (as determined in good faith by the Board of Directors of the General Partner) equal to the Excess Amount, with such distribution made to holders of Common Units (including holders of Common Units so repurchased) on the date of such repurchase, and (y) effected a reverse split of the Common Units in the proportion required to reduce the number of Common Units outstanding by the number of Common Units repurchased by the Company in such repurchase. As used herein, "Adjusted Conversion Price" shall mean, as of any date, a price per Common Unit equal to the quotient obtained by dividing $1,000 by the Preferred Conversion Ratio as of such date.

               (e) For purposes of this Section 4(iv), the number of Common Units at any time outstanding shall not include any Common Units then owned or held by or for the account of the Company.

               (f) In case of any capital reorganization, recapitalization or reclassification of outstanding Common Units (other than a recapitalization or reclassification covered by Section 4(iv)(a) hereof), or in case of any consolidation or merger of the Company with or into another entity, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), each Series B Preferred Unit then outstanding shall thereafter be convertible into, in lieu of the Common Units issuable upon such conversion prior to consummation of such Transaction, the kind and amount of units of partnership interest and other securities and property (including cash) receivable upon the consummation of such Transaction by a holder of that number of Common Units into which one Series B Preferred Unit was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Units in any tender or exchange offer that is a step in such Transactions). In any such case, if necessary, appropriate adjustment (as reasonably determined by the Board of Directors of the General Partner) shall be made in the application of the provisions set forth in this Section 4 with respect to rights and interests thereafter of the holders of Series B Preferred Units, to the end that the provisions set forth herein for the protection of the conversion rights of the Series B Preferred Units shall thereafter be applicable, as nearly as possible, to any such other units and other securities and property deliverable upon conversion of the Series B Preferred Units remaining outstanding (with such adjustments in the conversion price and number of units issuable upon conversion and such other adjustments in the provisions hereof as the Board of Directors of the General Partner shall reasonably determine to be appropriate). In case securities or property other than Common Units shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 4(iv)(d) shall be deemed to apply, so far as appropriate and as nearly as possible, to such other securities or property.

               (g) Notwithstanding anything contained herein to the contrary, the Company will not effect any Transaction unless, prior to the consummation thereof, the entity which will be the surviving entity as a result of such Transaction (the "Surviving Entity") shall assume, by written instrument mailed to each holder of Series B Preferred Units, the obligation to deliver to such holder all cash, Surviving Entity common units or other securities to which, in accordance with the foregoing provisions, such holder is entitled.

               (f) If any adjustment under this Section 4(iv) would create a fractional Common Unit or a right to acquire a fractional Common Unit, such fractional Common Units shall be issued by the Company.

           (v) Exchange for RA Preferred Stock. Each Series B Preferred Unit shall be exchangeable, at the option of the holder of such Series B Preferred Unit, for shares of RA Preferred Stock with a stated value equal to the stated value of the Series B Preferred Units and otherwise with the same terms as the Series B Preferred Units other than the conversion and exchange rights provided for in this Section 4, provided that the Company may, in respect of any Conversion Notice regarding such an exchange, elect to redeem all of the Series B Preferred Units that are the subject of such Conversion Notice for cash in an amount equal to the stated value of such Series B Preferred Units plus any accrued distributions thereon.

          (vi) Conversion into Series C Preferred Units. At any time prior to the date which is two years from the date hereof, each Series B Preferred Unit shall be exchangeable for a Series C Preferred Unit with an identical stated value.

          (vii) Reservation of Units/Preferred Stock Issuable Upon Conversion or Exchange. The Company shall at all times reserve and keep available out of its authorized but unissued Common Units and Series C Preferred Units, and RA shall at all times reserve and keep available out of its authorized but unissued shares of RA Preferred Stock, solely for the purpose of effecting the conversion or exchange of the Series B Preferred Units, such number of units or shares as shall from time to time be sufficient to effect the conversion or exchange of all then outstanding Series B Preferred Units; and if at any time the number of authorized but unissued Common Units, Series C Preferred Units or RA Preferred Stock shall not be sufficient to effect the conversion or exchange of all then outstanding Series B Preferred Units, the Company and/or RA (as the case may be) will take such action as may be necessary to increase its authorized but unissued Common Units, Series C Preferred Units and/or RA Preferred Stock to such number of units or shares as shall be sufficient for such purpose.

          (viii)  No Impairment.  The Company will not, by amendment of the
                  -------------
Partnership Agreement or this Supplement or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, and will at all times in good faith assist in the carrying out of all of the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Series B Preferred Units hereunder against impairment. Without limiting the generality of the foregoing, if any event occurs as to which the foregoing provisions of this Section are not strictly applicable or,if strictly applicable, would not, in the good faith judgment of the Board of Directors of the General Partner, fairly protect the conversion rights of the Series B Preferred Units in accordance with the essential intent and principles of such provisions, the Company shall make such adjustments in the application of such provision, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors of the General Partner, to protect such conversion rights as aforesaid.

          5. STATUS OF CONVERTED UNITS. In the event any Series B Preferred Units shall be converted or exchanged as contemplated by this Supplement, the units so converted or exchanged shall be canceled, and shall not be issuable by the Company as Series B Preferred Units.

          6. DISTRIBUTIONS ON CONVERTED OR EXCHANGED UNITS. The initial distribution to be made with respect to Common Units, Series C Preferred Units or RA Preferred Stock received pursuant to the conversion or exchange of Series B Preferred Units shall be prorated based upon the number of days during the quarter that such Common Units, Series C Preferred Units or shares of RA Preferred Stock were outstanding.

          7. VOTING RIGHTS. (a) Except as otherwise specifically provided by the Revised Uniform Limited Partnership Act of the State of Delaware or as otherwise provided herein, the holders of Series B Preferred Units shall be entitled to vote on any matters required or permitted to be submitted to the holders of Common Units for their approval, and such holders of Series B Preferred Units, holders of Series C Preferred Units and holders of Common Units shall vote as a single class with the holders of Series B Preferred Units having a number of votes equal to the number of Series B Preferred Units then outstanding, multiplied by the Preferred Conversion Ratio in effect as of the date of such vote.

          (b)  In addition to, and not in limitation of, the provisions of
Section 7(a) above (and notwithstanding anything appearing to the contrary in the Partnership Agreement), the Company shall not, without the affirmative consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding Series B Preferred Units:

               (i) increase or decrease (other than by conversion) the total number of authorized units of Series B Preferred Units;

               (ii) in any manner authorize, create or issue any additional preferred units or any class or series of capital interests, in either case
(A) ranking, either as to payment of distributions or distribution of assets, prior to the Series B Preferred Units or (B) which in any manner adversely affects the holders of Series B Preferred Units;

               (iii) in any manner alter, change, modify, amend or supplement the designations or the powers, preferences or rights (including, without limitation, conversion rights), or the qualifications, limitations or restrictions of the Series B Preferred Units or, any other terms or provisions of this Supplement or otherwise take any action in contravention of the rights of the holders of Series B Preferred Units as set forth in this Supplement; and

               (iv) reclassify the Common Units or any other units of any class or series of capital interests hereafter created junior to the Series B Preferred Units into units or other interests of any class or series of capital interests (A) ranking, either as to payment of distributions or distribution of assets prior to the Series B Preferred Units, or (B) which in any manner adversely affects the holders of Series B Preferred Units.

          8. NOTICE OF CERTAIN EVENTS. If at any time, to the extent permitted hereunder, the Company and/or RA proposes:

               (a) to pay any distribution or dividend payable in securities (of any class or classes) or any obligations, stock or units convertible into or exchangeable for Common Units, Series C Preferred Units or RA Common Stock upon either of their capital securities, including, without limitation, (i) Common Units, Series C Preferred Units or Common Stock or (ii) a cash distribution other than its customary quarterly cash distribution (collectively, an "Extraordinary Distribution");

               (b) to grant to the holders of its Common Units, Series C Preferred Units or Common Stock generally any rights or warrants (excluding any warrants or other rights granted to any employee, director, officer, contractor or consultant of the Company or RA pursuant to any plan approved by the general partner of the Company or the Board of Directors of the RA) (a "Rights Distribution");

               (c) to effect any capital reorganization or reclassification of capital securities of the Company or RA;

               (d) to consolidate with, or merge into, any other company or to transfer its property as an entirety or substantially as an entirety; or

               (e) to take any other action, or to consummate any other transaction, which could result in an adjustment of the Preferred Conversion Factor pursuant to Section 4(iv) hereof; or

               (f) to effect the liquidation, dissolution or winding up of the Company or RA,

then, in any one or more of the foregoing cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the holders of Series B Preferred Units at the address of such holders as shown on the record books of the Company, (i) at least thirty (30) days' prior written notice of the date on which the books of the Company shall close or of a record date fixed for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least thirty (30) days prior written notice of the date when the same shall take place, and (iii) in the case of any other action or transaction that could result in an adjustment of the Preferred Conversion Ration, at least 30 days' prior written notice of the date when such adjustment shall first become effective. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of any class of capital securities shall be entitled thereto.

          9. RANK AND LIMITATIONS OF PREFERRED UNITS. All Series B Preferred Units shall rank equally with each other unit of Series B Preferred Units and shall be identical in all respects.

          10. PARTNERSHIP AGREEMENT.  (i)  The term "transfer" as used in
Article 11 of the Partnership Agreement shall not include (a) any conversion of Series B Preferred Units into Common Units, (b) any exchange of Series B Preferred Units for shares of RA Preferred Stock or (c) any conversion of Series B Preferred Units into Series C Preferred Units.

                    (ii) For purposes of Article 11 of the Partnership Agreement, RA (and any successor general partner under the Partnership Agreement) shall hereby be deemed to have consented to the pledge of Series B Preferred Units by Louis A. Cappelli (or any related party) and to any related subsequent transfer of Series B Preferred Units to the respective pledgee in connection with a foreclosure on such Units or an assignment-in-lieu of foreclosure on such pledge.

          11. COVENANT OF THE COMPANY AND RA. So long as any Series B Preferred Units are outstanding, the Company and RA agree to (i) (a) maintain the one-to-one equivalence of a share of Common Stock and a Common Unit or
(b) maintain the provisions set forth in the Partnership Agreement as of the date hereof regarding adjustments to the Conversion Factor (as such term is defined in the Partnership Agreement) and (ii) not issue any capital stock or other capital interest which would cause any capital interest in the Partnership to be senior to the Series B Preferred Units in respect of payment of distributions or distribution of assets, except as set forth in
Section 7(b)(ii) herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Supplement to
the Partnership Agreement as of the    day of              , 1998.
                                    --       --------------

                              GENERAL PARTNER:
                              RECKSON ASSOCIATES REALTY CORP.


                              By:
                                   ---------------------------------
                                   Name:
                                   Title:

                              EXISTING LIMITED PARTNERS

                              By:  Reckson Associates Realty Corp.
                                   as Attorney-in-Fact for the
                                   Limited Partners


                              By:
                                    ---------------------------------
                                    Name:


                              SERIES B PREFERRED UNIT HOLDERS

                              ---------------------------------

                              ---------------------------------

                              ---------------------------------

                              ---------------------------------


Title:



                                                                   Schedule A

                             Number of units (stated value $1,000) of
Name and Address             Series B Preferred Units
----------------             ----------------------------------------





                                                                   Schedule B

                       Notice of Conversion or Exchange

     The undersigned holder of Series B Preferred Units hereby irrevocably requests Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Partnership") to (check one):

     / /  convert into units of Series C Preferred Units of the Partnership;

     / / convert into common units of limited partnership interest of the Partnership; or

     / / exchange for shares of Preferred Stock of Reckson Associates Realty Corp. ("RA")

                Series B Preferred Units in accordance with the terms of the
---------------
Amended and Restated Agreement of Limited Partnership of the Partnership and the Supplement thereto establishing the Series B Preferred Units; and the undersigned irrevocably (i) surrenders such units and all right, title and interest therein; and (ii) directs that the Series C Preferred Units of the Partnership/the common units of the Partnership/preferred stock of RA or, in lieu thereof in respect of an exchange for Shares of Preferred Stock of RA, cash, deliverable in accordance with this Notice be delivered to the address specified below, and in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has good and unencumbered title to the Series B Preferred Units that are the subject of this Notice, free and clear of the rights or interests of any other person or entity; (b) has the full right, power, and authority to request the conversion or exchange requested herein; and (c) has obtained the consent or approval of all person or entities, if any, having the right to consent or approve such conversion or exchange of units.

Dated:
       ----------


                    Name:
                          ---------------------------------
                                  (Please Print)



                          ---------------------------------
                                   (Signature)



                          ---------------------------------
                                   (Street Address)


                          ---------------------------------
                              (City)      (State)(Zip Code)



If applicable, units/preferred stock is to be issued to:


Name:
      --------------------

Please indicate social security number:
                                        --------------------


                                 Exhibit E

                        REGISTRATION RIGHTS AGREEMENT
                        -----------------------------

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and
entered into as of                      , 1998 by and between RECKSON
                   ---------------------
ASSOCIATES REALTY CORP., a Maryland corporation (the "Company"), and the holders of Units listed on Schedule A hereto (individually, a "Holder"), attached hereto.

          WHEREAS, on the date hereof, the Holders are receiving units of limited partnership interest ("Units") in Reckson Operating Partnership, L.P. (the "Partnership");

          WHEREAS, in connection therewith, the Company has agreed to grant to Holders the Registration Rights (as defined in Section 1 hereof);

          WHEREAS, the Partnership and each Holder has entered into a Lock-up
Agreement, dated             , 1998 (the "Lock-up Agreement"), pursuant to
                 ------------
which each Holder has agreed not to, among other things, present Units for redemption during the one year period following the issuance of such Units to each Holder; and

          NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby agree as follows:

SECTION 1.       REGISTRATION RIGHTS

          If Holder receives shares of common stock ("Common Stock") of the Company upon redemption of Units (the "Redemption Shares") pursuant to the terms of the agreement of limited partnership of the Partnership, as amended (the "Partnership Agreement"), Holder shall be entitled to offer for sale pursuant to a shelf registration statement the Redemption Shares, subject to the terms and conditions set forth herein (the "Registration Rights").

               1.1(a)  Registration Procedure.  Subject to Sections 1.1(c)
                       ----------------------
and 1.2 hereof, if Holder desires to exercise its Registration Rights with respect to the Redemption Shares, Holder shall deliver to the Company a written notice (a "Registration Notice") informing the Company of such exercise and specifying the number of shares to be offered by Holder (such shares to be offered being referred to herein as the "Registrable Securities"). Such notice may be given at any time on or after the date a notice of redemption is delivered by Holder to the Partnership pursuant to the Partnership Agreement, but must be given at least ten (10) business days prior to the consummation of the sale of Registrable Securities. Upon receipt of the Registration Notice, the Company, if it has not already caused the Registrable Securities to be included as part of an existing shelf registration statement and related prospectus (the "Shelf Registration Statement") that the Company then has on file with the Securities and Exchange Commission (in which event the Company shall be deemed to have satisfied its registration obligation under this Section 1.1), will cause to be filed with the Securities and Exchange Commission (the "SEC") as soon as reasonably practicable after receiving the Registration Notice a new registration statement and related prospectus (a "New Registration Statement") that complies as to form in all material respects with applicable SEC rules providing for the sale by Holder of the Registrable Securities, and agrees (subject to Section 1.2 hereof) to use its best efforts to cause such New Registration Statement to be declared effective by the SEC as soon as practicable. (As used herein, "Registration Statement" and "Prospectus" refer to the Shelf Registration Statement and related prospectus (including any preliminary prospectus) or the New Registration Statement and related prospectus (including any preliminary prospectus), whichever is utilized by the Company to satisfy Holder's Registration Rights pursuant to this Section 1, including in each case any documents incorporated therein by reference). Holder agrees to provide in a timely manner information regarding the proposed distribution by Holder of the Registrable Securities and such other information reasonably requested by the Company in connection with the preparation of and for inclusion in the Registration Statement. The Company agrees (subject to Section 1.2 hereof) to use its best efforts to keep the Registration Statement effective (including the preparation and filing of any amendments and supplements necessary for that purpose) until the earlier of
(i) the date on which Holder consummates the sale of all of the Registrable Securities registered under the Registration Statement, or (ii) the date on which all of the Registrable Securities are eligible for sale pursuant to Rule 144(k) (or any successor provision) or in a single transaction pursuant to Rule 144(e) (or any successor provision) under the Securities Act of 1933, as amended (the "Act"). The Company agrees to provide to Holder a reasonable number of copies of the final Prospectus and any amendments or supplements thereto.

               1.1(b)  Offers and Sales.  All offers and sales by Holder
                       ----------------
under the Registration Statement referred to in this Section 1.1 shall be completed within the period during which the Registration Statement is required to remain effective pursuant to Section 1.1(a), and upon expiration of period Holder will not offer or sell any Registrable Securities under the Registration Statement. If directed by the Company, Holder will return all undistributed copies of the Prospectus in its possession upon the expiration of such period.

               1.1(c)  Limitations on Registration Rights.  Each exercise of
                       ----------------------------------
a Registration Right shall be with respect to a minimum of the lesser of (i) Fifty Thousand (50,000) shares of Common Stock or (ii) the total number of Redemption Shares held by Holder at such time plus the number of Redemption Shares that may be issued upon redemption of Units by Holder. The right of Holder to deliver a Registration Notice commences upon the date a Holder is permitted to redeem Units pursuant to the Partnership Agreement and the Lock-up Agreement. The right of Holder to deliver a Registration Notice shall expire on the date on which all of the Redemption Shares held by Holder or issuable upon redemption of Units held by Holder are eligible for sale pursuant to Rule 144(k) (or any successor provision) or in a single transaction pursuant to Rule 144(e) (or any successor provision) under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Rights granted pursuant to this Section 1.1 may not be exercised in connection with any underwritten public offering by the Company or by Holder without the prior written consent of the Company.

          1.2  Suspension of Offering.  Upon any notice by the Company,
               ----------------------
either before or after a Holder has delivered a Registration Notice, that a negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Registration Statement of material information which the Company has a bona fide business purpose for keeping confidential and the nondisclosure of
---- ----
which in the Registration Statement might cause the Registration Statement to fail to comply with applicable disclosure requirements (a "Materiality Notice"), Holder agrees that it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement until Holder receives copies of a supplemented or amended Prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective; provided, that the Company may delay, suspend or withdraw the Registration Statement for such reason for no more than sixty (60) days after delivery of the Materiality Notice at any one time. If so directed by the Company, Holder will deliver to the Company all copies of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

          1.3    Expenses.  The Company shall pay all expenses incident to
                 --------
the performance by it of its registration obligations under this Section 1, including (i) all stock exchange, SEC and state securities registration, listing and filing fees, (ii) all expenses incurred in connection with the preparation, printing and distributing of the Registration Statement and Prospectus, and (iii) fees and disbursements of counsel for the Company and of the independent public accountants of the Company. Holder shall be responsible for the payment of any brokerage and sales commissions, fees and disbursements of Holder's counsel, and any transfer taxes relating to the sale or disposition of the Registrable Securities by Holder.

          1.4    Qualification.  The Company agrees to use its best efforts
                 -------------
to register or qualify the Registrable Securities by the time the applicable Registration Statement is declared effective by the SEC under all applicable state securities or "blue sky" laws of such jurisdictions as Holder shall reasonably request in writing, to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective or during the period offers or sales are being made by Holder after delivery of a Registration Notice to the Company, whichever is shorter, and to do any and all other acts and things which may be reasonably necessary or advisable to enable Holder to consummate the disposition in each such jurisdiction of the Registrable Securities owned by Holder; provided, however, that the Company shall not be required to (x)
        --------  -------
qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 1, (y) subject itself to taxation in any such jurisdiction, or (z) submit to the general service of process in any such jurisdiction.

          1.5    Common Stock.  The Company represents to the Holder that the
                 ------------
Redemption Shares will be validly issued, fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of any third party of any nature whatsoever.

SECTION 2.  INDEMNIFICATION; PARTNERSHIP

          2.1    Indemnification by the Company.  The Company agrees to
                 ------------------------------
indemnify and hold harmless each Holder and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as follows:

               (a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

               (c) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (a) or (b) above;

provided, however, that the indemnity provided pursuant to this Section 2.1
--------  -------
does not apply to any Holder with respect to any loss, liability, claim, damage or expense to the extent arising out of (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or (ii) such Holder's failure to deliver an amended or supplemental Prospectus provided by the Company to the Holder for such purpose if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

          2.2    Indemnification by Holder.  Holder (and each permitted
                 -------------------------
assignee of Holder, on a several basis) agrees to indemnify and hold harmless the Company, and each of its directors and officers (including each director and officer of the Company who signed a Registration Statement), and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

               (a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of Holder: and

               (c) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (a) or (b) above;

provided, however, that the indemnity provided pursuant to this Section 2.1
--------  -------
shall only apply with respect to any loss, liability, claim, damage or expense to the extent arising out of (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or (ii) Holder's failure to deliver an amended or supplemental Prospectus provided by the Company to the Holder for such purpose if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred. Notwithstanding the provisions of this Section 2.2, Holder and any permitted assignee shall not be required to indemnify the Company, its officers, directors or control persons with respect to any amount in excess of the amount of the total proceeds to Holder or such permitted assignee, as the case may be, from sales of the Registrable Securities of Holder under the Registration Statement, and no Holder shall be liable under this Section 2.2 for any statements or omissions of any other Holder.

          2.3    Conduct of Indemnification Proceedings.  The indemnified
                 --------------------------------------
party shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 2.1 or 2.2 above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided under Section 2.1 or 2.2 above. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that the indemnifying
                                    --------  -------
party will not settle any such action or proceeding without the written consent of the indemnified party unless, as a condition to such settlement, the indemnifying party secures the unconditional release of the indemnified party; and provided further, that if the indemnified party reasonably
           -------- -------
determines that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party's expense. If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the proviso to the preceding sentence, the indemnifying party's counsel shall be entitled to conduct the indemnifying party's defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding.

          2.4    Contribution.  In order to provide for just and equitable
                 ------------
contribution in circumstances in which the indemnity agreement provided for in this Section 2 is for any reason held to be unenforceable by the indemnified party although applicable in accordance with its terms, the Company and Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and Holder, (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Holder on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault of but also the relative benefits to the Company on the one hand and Holder on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

          The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.4 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.4, Holder shall not be required to contribute any amount in excess of the amount of the total proceeds to Holder from sales of the Registrable Securities of Holder under the Registration Statement.

          Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 2.4, each person, if any, who controls Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as Holder, and each director of the Company, each officer of the Company who signed a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

SECTION 3.       RULE 144 COMPLIANCE

          The Company covenants that it will use its best efforts to timely file the reports required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended, so as to enable each Holder to sell Registrable Securities pursuant to Rule 144 under the Securities Act. In connection with any sale, transfer or other disposition by Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall cooperate with Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as Holder may reasonably request at least ten
(10) business days prior to any sale of Registrable Securities hereunder.

SECTION 4.       MISCELLANEOUS

          4.1    Integration; Amendment.  This Agreement constitutes the
                 ----------------------
entire agreement among the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the Company and Holder.

          4.2    Waivers.  No waiver by a party hereto shall be effective
                 -------
unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

          4.3    Successors and Assigns.  This Agreement shall be binding
                 ----------------------
upon and inure to the benefit of the successors and assigns of the Company. This Agreement may not be assigned by any Holder (other than to a member of Holder's immediate family, trust established for the benefit of such Holder or immediate family member(s) of such Holder, a beneficiary of Holder, or a partnership or corporation controlled by Holder, a beneficiary of Holder or immediate family member(s) of Holder) and any attempted assignment hereof by any Holder will be void and of no effect and shall terminate all obligations of the Company hereunder with respect to such Holder.

          4.4    Notices.  All notices called for under this Agreement shall
                 -------
be in writing and shall be deemed given upon receipt if delivered personally or by facsimile transmission and followed promptly by mail, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth opposite their names in Schedule A
                                                               ----------
hereto, or to any other address or addressee as any party

entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this Section 4.4 for the service of notices; provided, however, that notices of a change of address shall be
         --------  -------
effective only upon receipt thereof. Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it was received; provided, however, that if such day is
                                     --------  -------
not a business day then the notice shall be deemed to have been given and received on the business day next following such day. Any notice sent by facsimile transmission shall be deemed to have been given and received on the business day next following the transmission

          4.5    Specific Performance.  The parties hereto acknowledge that
                 --------------------
the obligations undertaken by them hereunder are unique and that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to (i) compel specific performance of the obligations, covenants and agreements of any other party under this Agreement in accordance with the terms and conditions of this Agreement and (ii) obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement in any court of the United States or any State thereof having jurisdiction.

          4.6    Governing Law.  This Agreement, the rights and obligations
                 -------------
of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Maryland, but not including the choice of law rules thereof.

          4.7    Headings.  Section and subsection headings contained in this
                 --------
Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof

          4.8    Pronouns.  All pronouns and any variations thereof shall be
                 --------
deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

          4.9    Execution in Counterparts.  To facilitate execution, this
                 -------------------------
Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the Parties.

          4.10  Severability.  If fulfillment of any provision of this
                ------------
Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first hereinabove set forth.


                                         COMPANY:

Address:                                 RECKSON ASSOCIATES REALTY CORP.
225 Broadhollow Road
Melville, NY  11747
                                         By:
                                            ------------------------------
                                         Name:
                                                --------------------------
                                         Title:
                                                --------------------------

                                         HOLDERS:

                                         By:
                                            ------------------------------
                                         Name:
                                                --------------------------
                                         Title: Attorney-in-Fact


                                 SCHEDULE A

                                   HOLDERS
                                   -------

Name and Address:

(                 )


                      Exhibit F:  Operating Information

                          (TO BE SUPPLIED BY SELLER)


                   Exhibit G:  Service Contract, Brokerage
                        Agreements and other Contracts

                                     None


                                  Exhibit H

                          SUITABILITY QUESTIONNAIRE

                   This Suitability Questionnaire is to be
                   completed by the prospective subscriber

                         Please type or print in ink.

              All changes must be initialled by the subscriber.


TO:  Reckson Operating Partnership, L.P.
     225 Broadhollow Road
     Melville, New York 11747
     Attn: Scott H. Rechler


1.  REASON FOR THIS QUESTIONNAIRE

     The undersigned understands that the issuance to the undersigned of units of limited partnership interest ("Units") of Reckson Operating Partnership L.P., a Delaware limited partnership (the "Operating
Partnership"), pursuant to the contribution agreement, dated            ,
                                                             -------- --
1998, between the Operating Partnership and
                                            ------------------------------
(the "Contribution Agreement"), will not be registered under the Securities Act of 1933 (the "Act"), but, rather, will be made pursuant to the "private placement" exemption provided in Section 4(2) of the Act. The undersigned understands that the information the undersigned is furnishing in this Questionnaire is intended to enable the Operating Partnership, Reckson Associates Realty Corp., its general partner (the "General Partner"), and their counsel to determine whether the undersigned meets the suitability standards on which the private placement exemption is conditioned. Recognizing that the Operating Partnership, the General Partner and their counsel will rely upon the information, the undersigned hereby represents to the Operating Partnership, the General Partner and their counsel that:

     1.1 The undersigned has personally furnished the information set forth herein, such information is complete and accurate, and the Operating Partnership, the General Partner and their counsel are justified in relying upon such information; and

     1.2 The undersigned will notify the Operating Partnership and the General Partner immediately if, prior to the issuance to the undersigned of the Units, there is any material change in the information furnished in this Questionnaire.

     The undersigned realizes that this Questionnaire does not constitute an offer by the Operating Partnership or General Partner to sell or exchange the Units, but is merely a request for information.

2.   COMPLETING THIS QUESTIONNAIRE

THIS SECTION 2 IS TO BE COMPLETED ONLY IF THE PROSPECTIVE INVESTOR IN UNITS (THE "SUBSCRIBER") IS A CORPORATION, PARTNERSHIP, TRUST OR OTHER ENTITY WHICH QUALIFIES AS AN "ACCREDITED INVESTOR" AS DEFINED BELOW IN SECTION 2.2.

     2.1  GENERAL INFORMATION

Address of Principal Place of Business:
                                        --------------------------------------
                                   (Number and Street; P.O. Box Unacceptable)

------------------------------------------------------------------------------
     (City)              (State)             (Zip Code)

Telephone Number:
                  ------------------------------------------------------------
                    (Area Code)         (Number)

Facsimile Number:
                  ------------------------------------------------------------
                    (Area Code)         (Number)

Jurisdiction of Formation:
                           ---------------------------------------------------
Date of Formation:
                   -----------------------------------------------------------

I.R.S. Taxpayer Identification Number:
                                       ---------------------------------------
Fiscal Year:
             -----------------------------------------------------------------

Number of Partners, Shareholders or Beneficiaries:
                                                   ---------------------------

Total assets shown on most recent financial statements: $
                                                         ----------

Total assets on the date hereof: $
                                  ----------

     2.2  QUALIFICATION AS AN "ACCREDITED INVESTOR"

     If the subscriber qualifies as an "accredited investor" under this
Section 2.2, the requested financial information should be furnished only with respect to the subscriber as an entity, and not with respect to any or all of the owners of the beneficial interest therein. If a corporation, partnership, trust or other entity does not qualify as an "accredited investor" under this Section 2.2 below, it will also qualify as an "accredited investor" if each owner of an equity interest in the corporation, partnership, trust or other entity is an "accredited investor" in his, her or its own right. In such instance, the corporation, partnership, trust or other entity must complete Section 2.2(b) below.

     A corporation, partnership, trust or other entity is an "accredited investor" under Regulation D of the Act if it is an entity described in
Section 2.2(a) below or if all of its stockholders or all of the owners of an equity interest in it are "accredited investors". A natural person is an "accredited investor" under Regulation D only if such individual (i) has a net worth (or joint net worth with spouse) in excess of $1,000,000 or (ii) had individual income of more than $200,000 in each of 1996 and 1997 and reasonably expects to have income of more than $200,000 in 1998 or (iii) had joint income with his or her spouse in excess of $300,000 in each of 1996 and 1997 and reasonably expects to have joint income in excess of $300,000 in 1998.

     2.2(a)   Please check applicable description if the undersigned is an entity described below:

     / / An organization defined in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

     / / A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial business matters that such person is capable of evaluating the merits and risks of the prospective investment.

     / / A bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the "Act") or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity.

     / / A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     / /  An insurance company as defined in Section 2(13) of the Act.

     / / An investment company registered under, or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940.

     / / A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     / / A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

     / / An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") if the investment decision with respect to this investment is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

     / / A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     If the subscriber is a trust described in the first subparagraph of this paragraph or an employee benefit plan described in the ninth subparagraph of this paragraph, the investment decision is made, or the purchase is directed,
by                                                                          .
   -------------------------------------------------------------------------

     2.2(b)    If the corporation, partnership or trust is not an "accredited investor" because it is not an entity described in paragraph (i) above, the subscriber must complete the following:

     The names of all of the owners of an equity interest in the undersigned (that is, all shareholders of a corporation or all partners of a partnership and the grantor of a grantor trust, but not the beneficiaries of a true trust) and their respective interests in the undersigned are as follows:

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

3.   COMPLETING THIS QUESTIONNAIRE

     THIS SECTION 3 IS TO BE COMPLETED ONLY IF SUBSCRIBER(S) INTENDS TO HOLD THE UNITS AS AN INDIVIDUAL, JOINT TENANTS, TENANTS IN-COMMON, TENANTS BY THE ENTIRETY OR AS COMMUNITY PROPERTY

     If subscribers are subscribing as joint tenants or tenants-in-common and such subscribers are husband and wife or are close relatives and have the same principal residence, the requested information in this Section 3 should be completed for one subscriber alone (the subscriber who is an "accredited investor" under Regulation D) unless otherwise indicated. If such subscribers are not husband and wife or close relatives who have the same principal residence, separate Suitability Questionnaires should be completed for each subscriber in order to furnish the requested information separately for each subscriber.

     A natural person is an "accredited investor" under Regulation D only if such individual (i) has a net worth (or joint net worth with spouse) in excess of $1,000,000 or (ii) had individual income of more than $200,000 in each of 1996 and 1997 and reasonably expects to have income of more than $200,000 in 1998 or (iii) had joint income with his or her spouse in excess of $300,000 in each of 1996 and 1997 and reasonably expects to have joint income in excess of $300,000 in 1998 (the "Regulation D Standard")

     3.1  PLEASE INDICATE TYPE OF OWNERSHIP:
          (   )  Individual
          (   )  Joint tenants with right of survivorship
          (   )  Tenants-in-common
          (   )  Tenants by the entirety
          (   )  Community property

     3.2  GENERAL INFORMATION

Name(s) of Subscriber(s):
                         ---------------------------------------------------

Social Security Number:
                       --------------------

Joint Subscriber's Social Security Number:
                                          --------------------

Date of Birth:                       Citizenship:
              --------------------               --------------------

Residence Address:
                   ----------------------------------------------------------
                         (Number and Street; Post Office Box Unacceptable)


-----------------------------------------------------------------------------
                    (City)                   (State)             (Zip Code)

Address of Record for purposes of the Fund's records:

-----------------------------------------------------------------------------
                             (Number and Street)

-----------------------------------------------------------------------------
                    (City)                   (State)             (Zip Code)

Telephone Number:
                 ------------------------------------------------------------
                              (Area Code)         (Number)
Facsimile Number:
                 ------------------------------------------------------------
                              (Area Code)         (Number)


     3.3  EMPLOYMENT INFORMATION

Occupation or Profession:
                         ----------------------------------------------------

Current Position or Title:
                          ---------------------------------------------------

Name of Employer:
                 ------------------------------------------------------------

Business Address:
                 ------------------------------------------------------------
                             (Number and Street)

-----------------------------------------------------------------------------
                    (City)                   (State)             (Zip Code)

Business Telephone Number:
                          ---------------------------------------------------
                                   (Area Code)         (Number)

Facsimile Number:
                 ------------------------------------------------------------
                                   (Area Code)         (Number)

     D.   FINANCIAL INFORMATION

     I hereby certify to the Operating Partnership, the General Partner and their counsel that my individual net worth*<F1>, or my joint net worth with my spouse (in each case, excluding residences and related mortgages, home furnishings and personal automobiles), is at least four times the amount of my investment and that I satisfy the Regulation D Standard.

[FN]
<F1>
--------------------
* For purposes of this paragraph, you may consider your joint net worth with your spouse even if you are not purchasing jointly with your spouse. Net worth includes all of your assets, liquid or illiquid (including, in addition to home, home furnishings and automobiles, such items as restricted securities, ownership in a business, assets in a pension or retirement plan, stocks and bonds, real estate, etc., but not including mere expectancies, such as anticipated revenues), less any liabilities (including home mortgages and other debts and obligations).

4.  ATTESTATIONS BY SUBSCRIBER

     THIS SECTION 4 IS TO BE COMPLETED BY ALL SUBSCRIBERS

     4.1 By initialling in the margin beside this paragraph, the undersigned acknowledges that the subscriber understands that no private placement memorandum is being produced in connection with the issuance of the Units, but that the subscriber has received such financial, operational or other information regarding the Operating Partnership or the General Partner which the subscriber has deemed necessary to allow it to evaluate and understand the risks involved in an investment in the Operating Partnership.

                                                               --------------
                                                               (Initial here)

     4.2 By initialling in the margin beside the paragraph, the undersigned confirms that the subscriber understands the risks of, and other considerations relating to, the purchase of the Units. Such subscriber, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in the Units, has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of an investment in the Operating Partnership and of making an informed investment decision, (ii) is capable of protecting its own interest or has engaged representatives or advisers to assist it in protecting its interests and (iii) is capable of bearing the economic risk of such investment. If such subscriber retained a person to represent or advise it with respect to the investment in Units that may be made hereby then, at the Operating Partnership's request, such subscriber shall, prior to or at the issuance of the Units, (i) acknowledge in writing such representation and (ii) cause such representative or adviser to deliver a certificate to the Operating Partnership containing such representations as are reasonably requested by subscriber.
                                                               --------------
                                                               (Initial here)

     4.3 By initialling beside this paragraph, the undersigned confirms that the subscriber understands that (i) the Units to be issued to the subscriber have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, (ii) the Operating Partnership's and the General Partner's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the subscriber contained herein, (iii) such Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (iv) there is no public market for such Units, and (v) the Operating Partnership has no obligation or intention to register such Units for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws.
                                                               --------------
                                                               (Initial here)

     4.4 By initialling in the margin beside this paragraph, the undersigned confirms that the subscriber acknowledges that because of the restrictions on transfer or assignment of the Units to be issued to the subscriber which are set forth in the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated June 2, 1995, as amended (the "Partnership
Agreement") and in the Lock-up Agreement, dated          , 1998, between the
                                                ---------
undersigned and the General Partner, the subscriber may have to bear the economic risk of the Units to be issued to the subscriber pursuant to the Contribution Agreement for an indefinite period of time.
                                                               --------------
                                                               (Initial here)

     4.5 By initialling in the margin beside this paragraph, the undersigned confirms that except for the information that the subscriber or its advisers, if any, have requested as described in Section 4.6 below, neither the subscriber nor its advisers have been furnished any offering material or literature by the Operating Partnership, the General Partner or any affiliates of either of them.
                                                               --------------
                                                               (Initial here)

     4.6 By initialling in the margin beside this paragraph, the undersigned confirms that the subscriber understands that an investment in the Operating Partnership involves substantial risks. The subscriber has been given the opportunity to make a thorough investigation of the activities of the Operating Partnership and the General Partner and has been furnished with materials relating to the Operating Partnership and the General Partner and their activities. The subscriber has been afforded the opportunity to obtain any additional information deemed necessary by the subscriber to verify the accuracy of any representations made or information conveyed to the subscriber. The subscriber confirms that all documents, records, and books pertaining to its investment in the Operating Partnership and requested by the subscriber have been made available or delivered to the subscriber. The subscriber has had an opportunity to ask questions of and receive answers from Operating Partnership, or from a person or persons acting on the Operating Partnership's behalf, concerning the terms and conditions of this investment. The subscriber has relied and is making its investment decision upon written information provided to the subscriber by or on behalf of Operating Partnership.
                                                               --------------
                                                               (Initial here)

     4.7 By initialling in the margin beside this paragraph, the undersigned confirms that the subscriber understands that none of the Operating Partnership, or the General Partners or any associate or affiliate of either of them is guaranteeing the success of, or any return from, the Operating Partnership.
                                                               --------------
                                                               (Initial here)

     4.8 By initialling in the margin beside this paragraph, the undersigned certifies, represents and warrants that the subscriber's net worth, or joint net worth with a spouse (in each case, excluding residences and related mortgages, home furnishings and personal automobiles), is at least four times the amount of the subscriber's investment in the Partnership.
                                                               --------------
                                                               (Initial here)

     4.9 By initialling in the margin beside this paragraph, the undersigned certifies, represents and warrants that the Units to be issued to the subscriber will be acquired by the subscriber for its own account (or if the subscriber is a trustee, for a trust account) for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the subscriber's right (subject to the terms of the Units) at all times to sell or otherwise dispose of all or any part of its Units under an exemption from such registration available under the Securities Act of 1933, as amended, and applicable state securities laws, and subject, nevertheless, to the disposition of its assets being at all times within its control.
                                                               --------------
                                                               (Initial here)

4.10 THROUGH 4.14 NEED ONLY TO BE COMPLETED IF SUBSCRIBER IS A CORPORATION, PARTNERSHIP, TRUST OR OTHER ENTITY WHICH QUALIFIES AS AN "ACCREDITED INVESTOR" AS DEFINED HEREIN.

     4.10 By initialling in the margin beside this paragraph, the undersigned certifies, represents and warrants that the subscriber has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its formation with full power and authority to enter into the transactions contemplated by the Contribution Agreement and this Suitability
Questionnaire.
                                                               --------------
                                                               (Initial here)

     4.11 By initialling in the margin beside this paragraph, the undersigned confirms that the undersigned has full power and authority to execute and deliver the Contribution Agreement in such capacity and on behalf of the subscribing corporation, partnership, trust, estate, or other entity for whom such individual is executing the Contribution Agreement, and such corporation, partnership, trust, estate, or other entity has full right and power to perform pursuant to the Contribution Agreement and become a limited partner in the Operating Partnership pursuant to the Partnership Agreement.

                                                               --------------
                                                               (Initial here)

     4.12 By initialling in the margin beside this paragraph, the undersigned certifies, represents and warrants that the subscriber has attached hereto a complete copy of (i) articles or certificate of incorporation and by-laws and a copy (certified by the secretary or other authorized officer) of appropriate corporate resolutions authorizing this specific investment, (ii) partnership agreement, or (iii) trust agreement, as the case may be, as in effect on the date hereof.
                                                               --------------
                                                               (Initial here)

     4.13 By initialling in the margin beside this paragraph, the undersigned certifies, represents and warrants that the subscriber has not been formed, reformed or recapitalized for the specific purpose of purchasing the Units.

                                                               --------------
                                                               (Initial here)

     4.14 By initialling in the margin beside this paragraph, the undersigned certifies, represents and warrants that the Contribution Agreement of the subscriber has been duly and validly authorized, executed and delivered by the subscriber and the agreements therein constitute the valid, binding and enforceable agreements of the subscriber.
                                                               --------------
                                                               (Initial here)

     IN WITNESS WHEREOF, the undersigned has executed this Suitability
Questionnaire this      day of                        , 1998.
                   ----

-----------------------------------------------------------------------------
    Type or Print Name of Corporation, Partnership, Trust or other Entity



-----------------------------------          --------------------------------
Signature of Individual Signing              Type or Print Name of Individual
on Behalf of Corporation,                    Signing on Behalf of Corporation,
Partnership, Trust or other Entity           Partnership, Trust or other
                                             Entity

-----------------------------------------------------------------------------
            Type or Print Name of Individual Signing on behalf of
               Corporation, Partnership, Trust or other Entity


-----------------------------------------------------------------------------
                 Capacity of Individual Signing on Behalf of
               Corporation, Partnership, Trust or other Entity


                                  Exhibit I

                            BARGAIN AND SALE DEED,
                   WITHOUT COVENANT AGAINST GRANTOR'S ACTS

     THIS INDENTURE, made the      day of      , 1998, BETWEEN
                              ----       ------                --------------
                                         , party of the first part, and
-----------------------------------------
Reckson Operating Partnership, L.P., located at 225 Broadhollow Road, Melville, New York 11747, party of the second part,

     WITNESSETH, that the party of the first part, in consideration of Ten and No/100ths dollars, in lawful money of the United States, paid by the party of the second part, does hereby grant and release unto the party of the second part, the successors and assigns of the party of the second part forever.

     ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situated, lying and being in the

              TOWN OF                   , COUNTY OF WESTCHESTER,
                      ------------------
                   STATE OF NEW YORK, AS MORE PARTICULARLY
                    DESCRIBED ON EXHIBIT A ATTACHED HERETO
                                 ---------
                           AND MADE A PART HEREOF.

     TOGETHER with all right, title and interest, if any, of the party of the first part to and to any streets and roads abutting the above described premises to the center lines thereof.

     TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to said premises.

     TO HAVE AND TO HOLD the premises herein granted unto the party of the second part, the successors and assigns of the party of the second part forever.

     AND the party of the first part, in compliance with Section 13 of the Lien Law, covenants that the party of the first part will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the same for any other purpose.

     The word "party" shall be construed as if it read "parties" whenever the sense of this indenture so requires.

     IN WITNESS WHEREOF, the party of the first part has duly executed this deed the day and year first above written.

                                             (Contributing Party)

                              (Acknowledgement)


                                  Exhibit J

                     ASSIGNMENT AND ASSUMPTION AGREEMENT
                     -----------------------------------



     THIS ASSIGNMENT (this "Assignment"), dated this      day of           ,
                                                     ----        ----------
1998, is made by and among                          (the "Assignor") and
                          -------------------------
RECKSON OPERATING PARTNERSHIP, L.P. (the "Assignee").

     WHEREAS, Assignee has this day purchased Assignor's interest in the real property legally described on the attached Exhibit A (the "Property"); and
                                           ---------

     WHEREAS, the execution and delivery of this Assignment is a condition precedent to the purchase by the Assignee of the Property;

     NOW, THEREFORE, in consideration of the purchase and sale of the Property, and for other good and valuable consideration, Assignor agrees as follows (unless otherwise defined, all capitalized terms shall have the meanings set forth in the Contribution Agreement dated as of March 31, 1998 between Assignor and Assignee (the "Contribution Agreement"));

     1. Assignor hereby grants, transfers and assigns to Assignee and Assignee accepts from Assignor all the right, title and interest of Assignor in and to the following:

          (i) all service contracts, brokerage agreements and other contracts relating to the Property listed on Exhibit B, permits and licenses, certificates of occupancy, approvals, dedications, subdivision maps or plats and entitlements issued, approved or granted by federal, state or municipal authorities or otherwise in connection with the Property and its renovation, construction, use, maintenance, repair, leasing and operation; and all licenses, consents, easements, rights of way and approvals required from private parties to make use of utilities, to insure pedestrian ingress and egress to the Property and to insure continued use of any vaults under public rights-of-way presently used in the operation of the Property;

          (ii) subject to the provisions of Section 36 of the Contribution Agreement, the use of any names by which any of the Property is commonly known, and all goodwill, if any related to said names;

          (iii) all Security Deposits, all Leases, and all correspondence with the tenants under Leases, all booklets and manuals relating to the maintenance and operation of the Property; and

          (iv) the Books and Records, Warranties and Personal Property.

     The foregoing are collectively referred to herein as the "Assigned Assets". The foregoing assignment is made without recourse, and on an "as-is, where-is, with all faults" basis, without any representation or warranty by Assignor except as may be expressly set forth in the Contribution Agreement.

     2. Assignor shall retain full responsibility for all the obligations under the Assigned Assets accruing prior to the date hereof and Assignor agrees to indemnify and hold Assignee harmless from any claims, liabilities or costs arising from Assignor's failure to perform said obligations.

     3. Assignee agrees to assume full responsibility for all the obligations under the Leases and the contracts described on Exhibit B attached accruing on or after the date hereof and Assignee agrees to indemnify and hold Assignor harmless from any claims, liabilities or costs arising from Assignee's failure to perform said obligations.

     4. This instrument may be executed in counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.

     5. This Assignment shall be governed by and construed in accordance with the laws of the State of New York. This Assignment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

     IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.

ASSIGNOR:                          ASSIGNEE:

(                               )
 -------------------------------

By:  (                          )
      --------------------------



By:
   -----------------------------
     Authorized Representative



                                 (EXHIBIT A)
                                  ---------

                              Legal Description

                    (same as Exhibit A to this Agreement)


                                  Exhibit K

                              FIRPTA CERTIFICATE
                              ------------------

     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by
               ("Contributing Party"), Contributing Party hereby certifies
--------------
the following:

1. Contributing Party is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.   Contributing Party's U.S. employer identification number is
     (                     ) and
      ---------------------

3.   Contributing Party's principal place of business is
     (                               ).
      -------------------------------

     Contributing Party understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Contributing Party.

                         (                                  )
                          ----------------------------------
                         By:

                         By:
                            -----------------------------------------------
                                    Authorized Representative


Subscribed and sworn to
before me this      day of
               ----
                .
----------------

------------------------------
Notary Public

                                  Exhibit L
                                  ---------
                                                                       , 1998
                                                            -------- --

RECKSON OPERATING PARTNERSHIP, L.P.
225 Broadhollow Road
Melville, New York  11747

Dear Sirs:

     Pursuant to Section 10.12(e) of the CONTRIBUTION AGREEMENT, dated as of
March 31, 1998, by and among                                 (collectively,
                             --------------------------------
the "Contributing Parties") and Reckson Operating Partnership, L.P. (the "Partnership"), the Contributing Parties hereby agree that the Contributing Parties will not, during the one year period following the date hereof, present any preferred or common units of limited partnership interest ("Units") in Reckson Operating Partnership, L.P. (the "Operating Partnership") for redemption into common or preferred stock of Reckson Associates Realty Corp. pursuant to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of June 2, 1995, as amended, without the express written consent of the Partnership.

     This agreement shall be binding on the Contributing Parties and their respective successors, heirs, personal representatives and assigns; provided, however, that a pledgee holding a security interest in any Units shall not be bound by the provisions of this agreement if such pledgee is not an Affiliate (as defined in the Contribution Agreement) of the Contributing Parties.

     This agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.


                         Very truly yours,
                         (Name of the Contributing Parties)

                         By:



                         By:
                            ------------------------------------------------
                              Name:
                              Title:


                     Exhibit M:  Form of Tenant Estoppel

                             ESTOPPEL CERTIFICATE


                                                               , 1998
                                        -----------------------
(Building Owner Landlord)
c/o Cappelli Associates
115 Stevens Avenue
Valhalla, New York  10595

     Re:  (Building Address)

Gentlemen:

     Reference is made to that certain lease described in EXHIBIT A attached hereto and made a part hereof (the "LEASE") by and between the undersigned as lessee ("TENANT") and (LANDLORD) ("LANDLORD"), for space (the "PREMISES") in the above referenced property (the "PROPERTY").

     The undersigned hereby certifies, as of the date hereof, for the benefit of and with the intent and understanding that such will be relied upon by third parties and their successors and assigns, that:

1. The Lease has not been amended, modified or supplemented and constitutes the entire agreement between Landlord and Tenant except as described on EXHIBIT A. Tenant has accepted the Premises and commenced payment of rent under the Lease.

2. The Lease is in full force and effect, and there exists no default by Tenant under the Lease, and there exists no default by Landlord under the Lease, nor any grounds for set-offs, counterclaims or defenses, or for ceasing or reducing the payment of rentals, or for cancellation or termination of the Lease.

3.   The current monthly fixed rent and additional rent is $              as
                                                            -------------
     shown on Exhibit A and Tenant has paid fixed rent and all of the additional rent which is due and payable through the date set forth on Exhibit A. Except as shown on EXHIBIT A, Tenant has not made any prepayment of rent or other charges more than one month in advance. The security deposit in the amount set forth in EXHIBIT A has been paid, and Tenant has no knowledge of any claim made by Landlord against the security deposit. The Lease provides that (i) Tenant's percentage share
     of common area expenses is        , as shown on Exhibit A and (ii)
                                -------
     Tenant is to pay its proportionate share of increase in taxes in excess of the base year as shown on Exhibit A.

4. Except as shown in EXHIBIT A, as of the date hereof, (i) all allowances, rental abatements and other sums to be paid by Landlord to Tenant pursuant to the Lease have been paid and no free rent period, rental credit or abatement is outstanding, (ii) Tenant has no right to or claim for the refund of any rents, or other sums heretofore paid to Landlord (except, prepaid rent, if any, or to the extent provided in the Lease, the right to a refund of any security deposit paid by Tenant and refunds of payments made on account of operating expenses and taxes in excess of amounts actually owed); (iii) Landlord has completed any and all improvements to the Premises required pursuant to the Lease; and (iv) Tenant has not assigned or sublet the Premises.

5. Except as set forth in EXHIBIT A, there are no provisions for, and Tenant has no rights with respect to, renewal or extension of the initial term of the Lease, occupying additional space or surrendering all or any portion of the Premises or purchasing the Premises or Property.

6. The information set forth on EXHIBIT A is true and correct in all respects.

7. Except as set forth on EXHIBIT A, no action, voluntary or involuntary, is pending against Tenant under federal bankruptcy or insolvency law.

8. Except for the Lease, Tenant does not have any other agreements with Landlord or any of Landlord's affiliates with respect to the occupancy or purchasing of any other space at the Property or any other property.

     A purchaser and its lenders, together with their respective successors and assigns, are or will be relying upon this certificate in connection with an acquisition of the Property and such financing, notwithstanding that this letter may not be addressed to them.

                                   Very truly yours,

                                   (TENANT)



                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:


                                  EXHIBIT A
                                  ---------

A.   Date of Lease:
                   ----------------------------------------

B.   Parties:
          1.   Landlord:
                        ------------------------------
          2.   Tenant:
                      --------------------------------

C.   Building:

D.   Approximate Square Footage of Premises:         rentable square feet
                                             -------

E.   Modifications, Assignments, Supplements or Amendments to Lease:

            (DESCRIPTION OF DOCUMENTS TO BE FILLED IN BY LANDLORD)

F.   Commencement Date:
                       --------------------

G.   Expiration Date of Current Term:
                                     -----------

H.   Security Deposit Paid to Landlord:
                                       ------------

I.   1.   Current Monthly Rent:
                               ------------------
     2.   Current Monthly Operating Expenses/Real Estate Taxes:
                                                               ----------
     3.   Other Rent:
                     ----------------
J.   Future Free Rent or Rent Abatement Periods:
                                                 -------------------------

K.   Outstanding Allowances and Other Sums to be Paid by Landlord to Tenant:

     -----------------------------------------------------------------------

L.   Claims for Refunds from Landlord:
                                       -------------------------------------

M.   Outstanding Improvement Work to be Completed by Landlord:
                                                               -------------

N.   Subleases or Assignments:
                               ---------------------------------------------

O.   Remaining Renewal or Extension Options:      renewal options for
                                             ----                     ---
     years at $           .
               ----------

P.   Purchase Options:
                       -----------------------------------------------------

Q.   Expansion Options:
                       -----------------------------------------------------

R.   Termination/Surrender Options:
                                   -----------------------------------------

S.   Pending Bankruptcy Actions against Tenant:
                                               -----------------------------


                             Exhibit N:  Guaranty


                                  Exhibit O

                             ERNST & YOUNG LETTER


                                             , 1998
                               --------------


Ernst & Young L.L.P.
1211 Sixth Avenue
New York, New York 10036

Dear Sirs:

     In connection with your audit of the statement of revenues and certain
expenses of the Properties situated in the                                ,
                                          --------------------------------
commonly known as a portion of the                                   (the
                                   ---------------------------------
"Property"), for the year ended            (the "Operating Statement "),
                                ----------
prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, the undersigned ("Seller") makes the following limited, qualified and specific representations, which are true to Seller's knowledge (as such phrase is hereinafter defined):

     1. Seller has made available to Reckson Operating Partnership L.P. ("Buyer"), or its representatives, Seller's financial records and files in Seller's actual possession pertaining to the operation of the Property (such records and files being collectively referred to herein as the "Files").

     2.   Except as disclosed in the Files, Seller is not aware of any events
          or transactions which have occurred since                 and prior
                                                    ---------------
          to the date hereof that would have a material effect on the Operating Statement for the period then ended.

     3. We recognize that, as the Owner of the Property, we are responsible for directing the fair representation of the Operating Statement. We believe the Operating Statement is fairly presented in conformity with generally accepted real estate accounting practices.

     Notwithstanding any provision in this letter to the contrary, Seller is executing this letter solely as an accommodation to and at the request of Buyer and, except to the extent Seller is liable to Buyer for representations and warranties expressly set forth in that certain Contribution Agreement
dated            , 1998, by and between Seller and Buyer (the "Sale
      -----------
Agreement"), this letter is subject to the condition that Seller shall not be liable or responsible to Buyer, any parent, subsidiary or other affiliate of Buyer, or any officer, director, employee, agent, representative, shareholder, partner or principal of Buyer or any such parent, subsidiary or other affiliate thereof or any accountant or other professionals engaged by or on behalf of any of the foregoing, including, without limitation, Ernst & Young L.L.P. (all of the foregoing being collectively referred to herein as the "Buyer Parties"), or any other individual or entity whatsoever, as a result of the fact that any of the statements made herein are in any way inaccurate, untrue or incorrect. By the acceptance of this letter, except for rights and remedies that Buyer may have under the Contribution Agreement with respect to representations and warranties expressly set forth in the Contribution Agreement, each of the Buyer Parties shall be deemed to have waived any and all rights and remedies that any of them may have against Seller, whether at law or in equity, as a result of the fact that any of the statements made herein are in any way inaccurate, untrue or incorrect.

     Seller has executed this letter for the limited purposes set forth herein, and for the use of Ernst & Young L.L.P. only. No other parties may rely on the statements set forth herein.


                                        Very truly yours,


                                        By:
                                           -----------------------

                                        By:
                                           -----------------------
                                        Name:
                                        Title:


                                        By:
                                           -----------------------


                                           -----------------------
                                        Name:
                                        Title:  Its Authorized Representative


                                   EXHIBIT P


                         PURCHASE PUT/CALL AGREEMENT
                         ---------------------------
     THIS PURCHASE PUT/CALL AGREEMENT (this "Agreement") is dated the     day
                                                                      ---
of April, 1998 (the "Effective Date"), between
                                               --------------------
                           ,  a                             (the "Seller"),
---------------------------     ---------- -----------------
and RECKSON OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Buyer").

                             W I T N E S S E T H:

     1.   Grant of Option.  In consideration of the sum of Ten and No/100
          ---------------
Dollars ($10.00) and other good and valuable consideration paid by the Buyer to the Seller, the receipt and sufficiency of which are hereby acknowledged by the Seller, the Seller hereby grants to the Buyer the exclusive and irrevocable series of options (individually, an "Option"; collectively, the "Options") to purchase all or a portion of the Seller's right, title and interest in the following described property (hereinafter collectively called the "Option Parcel"):

          1.1  Land.  All of the land described in Schedule "A" attached
               ----
hereto;

          1.2  Improvements.  All improvements and fixtures situated on the
               ------------
above described land, if any; and

          1.3  Intangible Personal Property.  All intangible personal
               ----------------------------
property owned by the Seller and used in the ownership, operation and maintenance of the aforesaid land and improvements, including, without implied limitation, all contract rights, instruments, documents of title, general intangibles, development rights, transferable licenses and goodwill pertaining to the ownership, operation and management of the aforesaid land and improvements, if any.

     2.   Term of Option.
          --------------

     (a) The Options may be exercised by the Buyer at any time on or before five (5) years from the Effective Date (the "Expiration Date"). To the extent the Options have not been fully exercised prior to the Expiration Date, all of the rights of the Buyer under this Agreement will expire and this Agreement will terminate at 11:59 p.m. on the Expiration Date.

     3.   Exercise of an Option.
          ---------------------

     (a) The Buyer may exercise an Option by notice to the Seller, which notice (the "Option Notice") shall (x) inform the Seller of the Buyer's decision to exercise an Option, (y) specify the Land or portion thereof which the Buyer desires to purchase (such land, the "Lot") and (z) state the purchase price of the Lot (which purchase price shall be calculated in accordance with Section 4 below). The Buyer may not exercise an Option if the exercise of such Option will cause the remaining portion of the Option Parcel owned by the Seller (i) to be landlocked, (ii) to be in violation of the applicable zoning or subdivision ordinances or (iii) is in a configuration which is not developable.

     (b) It is specifically acknowledged that there is no limit as to the number of Options which the Buyer may exercise.

     (c) Seller, at any time subsequent to the second anniversary of the Effective Date, may, upon thirty (30) days written notice to Buyer (a "Put Notice"), compel Buyer to exercise an Option to purchase the entire Option Parcel. Such Put Notice shall (x) inform the Buyer of the Seller's decision to compel Buyer to exercise such Option and (y) state the purchase price of the Option Parcel (which purchase price shall be calculated in accordance with Section 4 below).

     4.   Development Rights and Purchase Price.
          -------------------------------------

     (a)  The parties to this Agreement acknowledge that the Option Parcel
consists of       acres of land and that the existing zoning code entitles
            -----
Seller to construct approximately 875,000 square feet of space on the Option
Parcel.  Thus, there are         square feet of development rights (the
                         -------
"Average Number") attributable to each one acre portion of the Option Parcel. If Buyer shall elect to purchase a Lot pursuant to an Option Notice contemplated by Section 3(a) of this Agreement, the purchase price for such Lot shall be equal to the product of (i) the number of acres of land being acquired pursuant to such Option multiplied by (ii) the Average Number multiplied by (iii) $25.00. If Seller shall compel Buyer to purchase the Option Parcel pursuant to a Put Notice contemplated by Section 3(c) of this Agreement, the purchase price for such Lot shall be equal to the product of
(i) the number of developable square feet then applicable to the Option Parcel (not to exceed 875,000) multiplied by (ii) the Put Price (as hereinafter defined). As used herein, "Put Price" shall mean $22.90 at any time prior to the third anniversary of the Effective Date, $24.50 at any time subsequent to the third anniversary of the Effective Date but prior to the fourth anniversary of the Effective Date, and $25.00 at any time subsequent to the fourth anniversary of the Effective Date.

     (b) Seller, in receiving the purchase price, may elect to receive any combination of (i) cash, (ii`) common operating partnership units of Buyer ("Common Units"), (iii) Series C preferred operating partnership units of Buyer ("Series C Preferred Units") and (iv) Series B preferred operating partnership units of Buyer ("Series B Preferred Units"; together with the Common Units and the Series C Preferred Units, the "Units"), provided, however, that the Contributing Parties may not elect to receive more than $25,000,000 worth of Series B Preferred Units (in the aggregate) pursuant to the transactions contemplated by this Agreement and that certain contribution agreement between Buyer and various affiliates of Seller dated as of March
     , 1998 (the "Contribution Agreement").  At least five (5) business days
-----
prior to Closing, the Seller shall notify the Buyer as to how many Series C Preferred Units, Series B Preferred Units and Common Units the Seller shall elect to receive at Closing provided, however, that the value of each type of Unit chosen by the Seller shall not be less than $1,000,000. For purposes of this Agreement, each Common Unit to be issued as consideration for the Lot, shall have a value equal to the average closing price on the New York Stock Exchange of a share of common stock of the Reckson Associates Realty
Corp. for the forty-five (45) day period immediately preceding the day which is six (6) business days prior to the Closing.

     (c) The Buyer and the Seller shall negotiate in good faith with respect to any disputes regarding the calculation of the purchase prices set forth above. If, after such negotiations, the parties are still unable to agree as to a purchase price with respect to a Lot, then such disagreement shall be submitted to an independent arbitrator, which independent arbitrator shall be selected by the Buyer and shall be subject to the consent of the Seller. The Buyer and the Seller shall submit their respective determinations of the purchase prices to the arbitrator. After hearing whatever evidence the arbitrator determines is necessary, the arbitrator shall choose either the purchase price requested by the Seller or the purchase price chosen by the Buyer. The purchase price chosen by the arbitrator shall be final, binding and non-appealable. If the arbitrator chooses the Seller's determination of the purchase price, then the Buyer shall not be required to consummate the purchase of the applicable Lot, provided, however, that the Buyer shall reimburse the Seller for all of its reasonable out-of-pocket costs in connection with such arbitration.

     5.   Title.  The Buyer acknowledges receipt from the Seller of the
          -----
following:  (a) the marked-up Commitment for Title Insurance No.
                                                                 ----------
(the "Title Commitment") from                (the "Title Insurer"), dated
                              --------------
         , 1998 and (b) a copy of all instruments (the "Exception Documents")
---------
listed as Nos.              and             in the Title Commitment.  The
               ------------     -----------
Buyer hereby specifically approves the Title Commitment, the Title Insurer and the Exception Documents. As to any Lot which the Buyer elects, or is required, to purchase, the Seller agrees (x) to use reasonable efforts to satisfy the requirements (the "Title Requirements") which are conditions precedent to issuance of a title policy (the "Title Policy") to the extent set forth in the Title Commitment and (y) to cure any defect in title (a "Title Defect") other than (i) the Exception Documents and (ii) dedications, easements and other exceptions specifically consented to by the Buyer. The Exception Documents do not include the mortgages which currently encumber the Option Parcel. The Seller specifically acknowledges that it shall be the Seller's responsibility to convey the Lots to the Buyer free and clear of such mortgages.

     6.   Seller Representations.  The Seller represents and warrants to the
          ----------------------
Buyer as follows:

     (a) The Seller is a (limited partnership), duly formed in its state of formation, and in good standing in the State of New York. The execution and delivery of this Agreement and the performance by the Seller of its obligations hereunder will not violate or constitute an event of default under the terms and provisions of any agreement, document or instrument to which the Seller is a party or by which the Seller is bound.

     (b)  This Agreement is a valid and binding obligation of the Seller.

     (c) The Seller has not received notice from any governmental authority that any portion of the Option Parcel is not in full compliance with all applicable laws.

     (d)  (OTHER REPRESENTATION, TO BE TAKEN FROM CONTRIBUTION AGREEMENT)

     Each of the foregoing representations are true and correct on the Effective Date and shall be true and correct on each Closing Date hereafter occurring.

     7.   Closing.  The Buyer and the Seller agree that the purchase of a Lot
          -------
will be consummated as follows:

          7.1  Closing Date.  The sale of a Lot will close from time to time
               ------------
during the term of this Agreement on the Closing Date. The closing of the Lots will take place at the offices of Brown & Wood LLP in New York City, with the exact time for closing to be designated by the Buyer by written notice to the Seller and approved by the Seller.

          7.2  Seller's Instruments.  On the Closing Date, the Seller will
               --------------------
deliver or cause to be delivered to the Buyer the following items (all documents will be duly executed and acknowledged where required):

               7.2.1     Bargain and Sale Deed.  A bargain and sale deed with
                         ---------------------
covenant against grantor's acts in the form of Schedule "C" attached hereto executed by the Seller conveying the Lot to the Buyer, subject to the Approved Title Exceptions and any other exceptions to title approved by the Buyer;

               7.2.2     Assignment.  An assignment in substantially the form
                         ----------
of Schedule "D" attached hereto assigning to the Buyer all of the development rights allocated to the Lot, together with all of the Seller's rights under the contracts and other intangible personal property, if any, relating to the Lot;

               7.2.3     Title Affidavits.  Such affidavits and other
                         ----------------
documents as might be reasonably requested by the Title Insurer to issue the Title Policy in accordance with the terms of the Title Commitment;

               7.2.5     Transfer Taxes.  The transfer tax, if any, due and
                         --------------
payable for the transfer of the Lot;

               7.2.6     Contracts.  Copies of all contracts to which the Lot
                         ---------
is otherwise bound;

               7.2.7     Evidence of Authority.  A certificate of authority
                         ---------------------
executed on behalf of the Seller authorizing the sale of the Lot to the Buyer, together with such other evidence of the authority of the person or persons executing the documents contemplated by this Agreement on behalf of the Seller as the Title Insurer might reasonably request;

               7.2.8     Non-Foreign Affidavit.  An affidavit executed by the
                         ---------------------
Seller in substantially the form of Schedule "E" attached hereto confirming that the Seller is not a foreign person with in the purview of 26 U.S.C. Section1445 and the regulations issued thereunder; and

               7.2.9     Additional Documents.  Such additional documents as
                         --------------------
might be reasonably requested by the Buyer or the Title Insurer to consummate the sale of the Lot to the Buyer.

          7.3  Buyer's Instruments.  On the Closing Date the Buyer will
               -------------------
deliver to the Seller the following items (all documents will be duly executed and acknowledged where required):

               7.3.1     Payment.  Any certificates issued in connection with
                         -------
the transfer or delivery of any Common Units, Series C Preferred Units, or Series B Preferred Units or the payment of the purchase price by certified or cashier's check or by wire transfer (as applicable), pursuant to Section 4 of this Agreement;


               7.3.2     Evidence of Authority.  Such resolutions,
                         ---------------------
certificates of good standing and incumbency certificates and other evidence of authority with respect to the Buyer, any nominee of the Buyer acting under this Agreement and the person or persons acting on behalf of the Buyer or the Buyer's nominee as might be reasonably requested by the Seller or the Title Insurer; and

               7.3.3     Additional Documents.  Such additional documents as
                         --------------------
might be reasonably requested by the Seller or the Title Insurer to consummate the sale of the Lot to the Buyer.

          7.4  Possession.  Possession of the Lot will be delivered by the
               ----------
Seller to the Buyer on the Closing Date, free from all parties claiming rights to possession of or having claims against the Lot other than the Exception Documents or any other exception to title approved by the Buyer. Effective on the delivery of the deed conveying title to the Lot by the Seller to the Buyer, beneficial ownership and the risk of loss of the Lot will pass from the Seller to the Buyer.

          7.5  Costs.  The Seller will pay the following closing costs: the
               -----
Seller's attorneys' fees; and all real estate transfer taxes imposed by the jurisdictions in which the Lots are located, if any. The Buyer will pay the following closing costs: the Buyer's attorneys' fees; the costs of recording all documents; and all premium expense, closing fees and other charges related to the issuance of the Title Policy.

     8.   Physical Condition.  The Seller will be obligated to deliver
          ------------------
possession to the Buyer on the Closing Dates in substantially the same condition (normal wear and tear and casualty loss excepted) as existed on the date hereof and the Buyer agrees to accept possession of each of the Lots on the Closing Dates in "as is" condition. During the term of this Agreement, the Buyer may, upon reasonable advance notice to Seller, inspect all or any portion of the Option Parcel.

     9.   Adjustments; Prorations.  All receipts and disbursements relating
          -----------------------
to the Lots will be prorated on the Closing Date as of 11:59 p.m. on the day preceding the Closing Date and the purchase price will be adjusted on the following basis:

          9.1  Receipts.  Any rents or other sums receivable with respect to
               --------
the Lots earned and attributable to the period prior to the Closing Date will be paid to the Seller to the extent that such sums have been collected on or before the Closing Date; amounts earned and attributable to the period beginning on the Closing Date and thereafter will be paid to the Buyer. Upon receipt after the Closing Date by the Buyer of accounts receivable with respect to the Lots which such sums were earned prior to the Closing Date, the same will be promptly paid to the Seller; provided, however, that the Buyer will have no obligation to enforce collection of such sums.

          9.2  Disbursements.  All sums due for accounts payable which were
               -------------
owing or incurred in connection with the Lots prior to the Closing Date will be paid by the Seller. The Buyer will promptly furnish to the Seller any bills for such period received after the Closing Date for payment and the Buyer will have no further obligation with respect thereto.

          9.3  Property Taxes.  All real and personal property ad valorem
               --------------
taxes, installments of special assessments and other taxes, if any, for the calendar years preceding the year in which the Closing Date occurs will be paid by the Seller. All real and personal property ad valorem taxes, installments of special assessments and other taxes, if any, whether payable in installments or not, for the calendar year in which the Closing Date occurs will be prorated to the Closing Date, based on the latest available tax rate and assessed valuation; provided, however, the Buyer shall be responsible for all farmland rollback taxes, if any, assessed against the Lot.

          9.4  Insurance.  The Seller will terminate all existing insurance
               ---------
policies on the Closing Date and the Buyer will be responsible for placing all insurance coverage desired by the Buyer. Any prepaid insurance premiums will be retained by the Seller.

     10.  Condemnation.  If the Option Parcel is taken or condemned in whole
          ------------
or in part for any public purpose by right of eminent domain (with or without litigation) or is transferred by agreement in lieu of or under threat of condemnation, the Buyer agrees that such taking will terminate this Agreement
to the extent of the portion of the Option Parcel which is so taken.   All
awards arising from such taking will be paid solely to the Seller and the Buyer will have no claim with respect thereto.

     11.  Default; Remedy.  In the event that either party fails to perform
          ---------------
such party's obligations hereunder (except as excused by the other party's default), the party claiming default will make written demand for performance. If the Seller fails to comply with such written demand within ten (10) days after receipt thereof, the Buyer will have the option to waive such default or to enforce all of its rights provided by law, including, without limitation, the right to demand specific performance. If the Buyer fails to comply with such written demand within ten (10) days after receipt thereof, the Seller will have the option to waive such default or to enforce all of its rights provided by law.

     12.  Miscellaneous.  It is further agreed as follows:
          -------------

          12.1    Time.  TIME IS OF THE ESSENCE WITH RESPECT TO EACH PROVISION
                  ----
OF THIS AGREEMENT.

          12.2    Notices.  Any notice, demand or communication required or
                  -------
permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given when delivered personally or by facsimile, receipt confirmed, to the party designated to receive such notice, or on the date following the day sent by a nationally recognized overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other party:

          To the Seller: c/o Cappelli Associates
                         115 Stevens Avenue
                         Valhalla, NY  10595
                         Attn:  Louis Cappelli
                         Facsimile:

          With Copy To:  Wachtell, Lipton, Rosen & Katz
                         51 West 52nd Street
                         New York, NY 10019
                         Attention:  Stephen Gellman, Esq.
                         Facsimile: 212-856-7808

          To the Buyer:  Reckson Operating Partnership, L.P.
                         225 Broadhollow Road
                         Melville, New York 11747
                         Attn: Jason Barnett, Esq.
                         Facsimile: 516-694-6390

          With Copy To:  Brown & Wood LLP
                         One World Trade Center
                         New York, New York 10048
                         Attn: Jeff Feigelson, Esq.
                         Facsimile: 212-839-5599

          12.3    Survival.  All representations and warranties of the Seller
                  --------
and the Buyer contained in this Agreement with respect to each Lot will survive the Closing Date for a period of six (6) months.

          12.4    Entire Agreement.  This Agreement constitutes the entire
                  ----------------
agreement between the Buyer and the Seller relating to the sale of the Lots. This Agreement supersedes, in all respects, all prior written or oral agreements, if any, between the parties relating to the Options and there are no agreements, understandings, warranties or representations between the Buyer and the Seller except as set forth herein.

          12.5    Binding Effect.  This Agreement will inure to the benefit of
                  --------------
and bind the respective successors and permitted assigns of the Buyer and the Seller.

          12.6    Attorneys' Fees.  If either party institutes an action or
                  ---------------
proceeding against the other relating to the provisions of this Agreement or any default hereunder, the unsuccessful party to such action or proceeding will reimburse the successful party therein, for the reasonable expenses of attorneys' fees, disbursements and other litigation expenses incurred by the successful party.

          12.7    Severability.  If any provision of this Agreement is
                  ------------
determined by a court having jurisdiction to be illegal, invalid or unenforceable under any present or future law, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any provision is so held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible that is legal, valid and enforceable.

          12.8    Counterpart Execution.  This Agreement may be executed in
                  ---------------------
counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This document will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each party and a copy thereof delivered to the other party to this Agreement.

          12.9    Assignment.  The rights of the Buyer under this Agreement
                  ----------
may be assigned in whole or in part to any other party without the consent of the Seller. The Seller may pledge all of its right, title and interest in this Agreement to any institutional lender as collateral for a loan made by such institutional lender. The Buyer will cooperate with the Seller in obtaining such loan.

          12.10   Amendment.  Neither this Agreement nor any of the provisions
                  ---------
hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

          12.11   Governing Law.  This Agreement is being executed, delivered
                  -------------
and is intended to be performed in New York and the substantive laws of New York will govern the validity, construction and enforcement of this Agreement. The parties consent to the venue and jurisdiction of any federal or state court sitting in Westchester County, New York in any action brought to enforce the terms of this Agreement. The parties irrevocably and unconditionally submit to the jurisdiction (both subject matter and personal) of any such court and irrevocably and unconditionally waive: (a) any objection any party might now or hereafter have to the venue in any such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

          12.12   Brokerage.  The Seller and the Buyer represent and warrant
                  ---------
to each to the other that: (a) the sales of the Lots will be made without liability for any finder's, realtor's, broker's, agent's or other similar commission; and (b) the parties mutually agree to indemnify and hold each other harmless from claims for commissions asserted by any party as a result of dealings claimed to give rise to such commissions.

          12.13   Sale by the Buyer.  Prior to purchasing a particular Lot,
                  -----------------
the Buyer may enter into an agreement with a third party wherein the Buyer agrees that such Lot will be sold to such third party. In such case, at the request of the Buyer, the Seller will sell the Lot directly to such third party (and not to the Buyer) in accordance with the terms of this Agreement. The purchase price paid to the Seller by such third party shall be delivered to the Buyer to the extent such purchase price exceeds the purchase price which the Seller is otherwise entitled to receive pursuant to Section 4 above. If the purchase price paid by such third party is less than the purchase price which the Seller is otherwise entitled to receive pursuant to
Section 4 above, then the Buyer shall pay the Seller such deficiency simultaneously with the sale of such Lot to such third party.

          12.14   Headings.  The headings used in this Agreement are for ease
                  --------
in reference only and are not intended to affect the interpretation of this Agreement in any way.

          12.15   Construction.  The parties acknowledge that each party and
                  ------------
each party's counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or any amendments or schedules hereto.

                                *  *  *  *  *

          IN WITNESS WHEREOF, this instrument has been executed by the parties on the dates hereafter indicated to be effective on the date first above written.

                              (SELLER)


                              By:
                                 ---------------------------------
                                 Name:
                                 Title:



                              RECKSON OPERATING PARTNERSHIP, L.P.

                              By:  Reckson Associate Realty Corp.



                                   By:
                                      -----------------------------
                                      Name:
                                      Title:


STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF SUFFOLK        )


     On the        day of     , 1998, personally appeared                    ,
            ------        ----                            -------------------
to me known to be the person who executed the foregoing instrument and
who, being duly sworn, did depose and say that he is a                   of
                                                       -----------------
Reckson Associates Realty Corp., general partner of Reckson Operating Partnership L.P., that he executed the foregoing instrument and that he had authority to sign the same, and he acknowledged that it was his free act and deed and the free act and deed of Reckson Associates Realty Corp., before me.




             --------------------------------
                                Notary Public

                                   (Notarial Stamp)



State of New York       )
                        ) ss.:
County of New York      )


     On the      day of March in the year 1998 before me, the undersigned, a
            ----
Notary Public in and for said State, personally appeared Louis R. Cappelli, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.


                              ---------------------------------
                                        Notary Public



                                 SCHEDULE "A"

                             DESCRIPTION OF LAND
                             -------------------


                                 SCHEDULE "B"

                               TITLE COMMITMENT
                               ----------------


                                 SCHEDULE "C"

                                     DEED
                                     ----


                                 SCHEDULE "D"

                                  ASSIGNMENT
                                  ----------


                                 SCHEDULE "E"

                       AFFIDAVIT OF NON-FOREIGN STATUS
                       -------------------------------


                                  EXHIBIT Q

                            Development Agreement


                         RIDER C

If the Partnership elects to remain a partner in the Hamilton Partnership pursuant to clause (i) above, then the Cappelli Partner shall have the right to thereafter admit another partner to the Hamilton Partnership provided (1) such other partner is not a competitor of the Partnership, (2) the value of the partnership interest granted to such third party is not in excess of the value contributed to the Hamilton Partnership by such third party and (3) the admission of such third party will dilute the Partnership's and the Cappelli Partner's interest in the Partnership equally.